     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1999
         REGISTRATION NOS. 333-     , 333-     , 333-     , 333-     , 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                         THE J.H. HEAFNER COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          NORTH CAROLINA                              5014                                56-0754594
  (State or other jurisdiction of         (Primary Standard Industrial          (I.R.S. Employer Identification
  Incorporation or Organization)           Classification Code Number)                       No.)

                      ------------------------------------
                               AND ITS GUARANTORS

 OLIVER & WINSTON, INC.                 CALIFORNIA                          5598                      95-2407343
   THE SPEED MERCHANT                   CALIFORNIA                          5014                      94-2414221
  PHOENIX RACING, INC.                  CALIFORNIA                          5598                      77-0474076
 CALIFORNIA TIRE COMPANY                CALIFORNIA                          5014                      94-3245253
(Exact Name of Registrant      (State or Other Jurisdiction           (Primary Standard              (IRS Employer
    as Specified in Its      of Incorporation or Organization)           Industrial             Identification Number)
         Charter)                                                    Classification Code
                                                                           Number)

                      2105 WATER RIDGE PARKWAY, SUITE 500
                        CHARLOTTE, NORTH CAROLINA 28217
                                 (704) 423-8989
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrants' Principal Executive Offices)
                      ------------------------------------

                                 DONALD C. ROOF
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         THE J.H. HEAFNER COMPANY, INC.
                      2105 WATER RIDGE PARKWAY, SUITE 500
                        CHARLOTTE, NORTH CAROLINA 28217
                                 (704) 423-8989
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)
                      ------------------------------------

                                    Copy to:
                              SCOTT F. SMITH, ESQ.
                           HOWARD, SMITH & LEVIN LLP
                          1330 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 841-1000
                      ------------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO             AMOUNT TO BE            OFFERING              AGGREGATE          REGISTRATION
BE REGISTERED                                     REGISTERED        PRICE PER NOTE (1)       OFFERING PRICE          FEE(2)
--------------------------------------------------------------------------------------------------------------------------------
10% Senior Notes Due 2008...................     $150,000,000             $1,000              $150,000,000          $41,700
Guarantees of 10% Senior Notes due 2008.....          --                    --                     --                 (3)
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act.

(2) Calculated pursuant to Rule 457(f)(2) under the Securities Act.

(3) Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the Guarantees.
                      ------------------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. HEAFNER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS                           SUBJECT TO COMPLETION, DATED MARCH 31, 1999

                         THE J.H. HEAFNER COMPANY, INC.

                               EXCHANGE OFFER OF
                $150,000,000 SERIES D 10% SENIOR NOTES DUE 2008
  FOR ANY AND ALL OUTSTANDING SERIES B AND SERIES C 10% SENIOR NOTES DUE 2008

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON             , 1999, UNLESS EXTENDED

                               THE SERIES D NOTES

     - The terms of the Series D notes are virtually identical to the terms of the Series B and Series C notes. Like the Series B notes, the Series D notes will be freely transferable and will not have any covenants regarding exchange and registration rights.

                      MATERIAL TERMS OF THE EXCHANGE OFFER

     -  The exchange offer expires at 5 p.m., New York City time, on           ,
        1999, unless extended.

     - The exchange offer is subject to certain customary conditions, including the condition that the exchange offer not violate any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

     - Tenders of Series B and Series C notes may be withdrawn any time prior to the expiration of the exchange offer.

     -  Heafner will not receive any proceeds from the exchange offer.

     - Heafner believes that the exchange of Series B or Series C notes for Series D notes will not be a taxable exchange for U.S. federal income tax purposes.

     - All Series B and Series C notes that are validly tendered and not withdrawn will be exchanged for Series D notes.

     - All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act.

     - Heafner does not intend to apply for listing of the Series D notes on any securities exchange or to arrange for them to be quoted on any quotation system.

INVESTING IN THE SERIES D NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 1999

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Prospectus Summary..........................................      3
Risk Factors................................................     10
Where You Can Find More Information.........................     16
Forward-Looking Information.................................     17
The Transactions............................................     18
Use of Proceeds.............................................     20
Capitalization..............................................     22
The Exchange Offer..........................................     23
Unaudited Pro Forma Condensed Combined Financial Data.......     32
Selected Historical Financial Data..........................     35
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     41
Business....................................................     50
Management..................................................     60
Principal Stockholders......................................     69
Certain Relationships and Related Transactions..............     71
Description of Credit Facility..............................     73
Description of the Series D Notes...........................     75
Certain U.S. Federal Income Tax Considerations..............    108
Plan of Distribution........................................    108
Legal Matters...............................................    109
Experts.....................................................    109
Index to Consolidated Financial Statements..................    F-1

     You should rely only on the information contained in this prospectus. Heafner has not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. Heafner is not making offers or soliciting offers to exchange Series B notes or Series C notes for Series D notes in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

     The prospectus incorporates business and financial information about Heafner that is not included in or delivered with the document. YOU MAY REQUEST AND OBTAIN THIS INFORMATION FREE OF CHARGE BY WRITING OR TELEPHONING HEAFNER AT THE FOLLOWING ADDRESS: THE J.H. HEAFNER COMPANY, INC., 2105 WATER RIDGE PARKWAY, SUITE 500, CHARLOTTE, NORTH CAROLINA 28217, ATTENTION: SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER; TELEPHONE: (704) 423-8989.

     The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the related notes, appearing elsewhere in this prospectus. For purposes of the financial and other information in this prospectus, references to a fiscal year relate to a December 31 fiscal year end for Heafner, to a September 30 fiscal year end for ITCO Logistics Corporation, and to an October 31 fiscal year end for The Speed Merchant, Inc., d/b/a Competition Parts Warehouse ("CPW"). References to years relate to calendar years.

                         THE J.H. HEAFNER COMPANY, INC.

     The J.H. Heafner Company, Inc. is an independent supplier of tires to the replacement tire market in the United States. With 65 distribution centers servicing 26 states, Heafner believes that it is the largest independent distributor of new replacement tires in the Southeast and in California. Through its distribution network, Heafner's wholesale divisions supplied 12.6 million tires in 1998 and currently serve an average of 25,000 customers each month. Through its retail division, Heafner operates over 200 retail tire and automotive service outlets in California and Arizona which sold over 1.2 million tires in 1998. Heafner supplies premium, economy and private-label brands of tires manufactured by the major tire manufacturers. In addition to its tire sales, Heafner is an independent distributor and retailer of aftermarket wheels, automotive replacement parts and accessories and automotive service equipment.

THE TRANSACTIONS

     ITCO merger. On May 20, 1998, a wholly-owned subsidiary of Heafner was merged with ITCO Logistics Corporation, with ITCO surviving as a new, wholly-owned subsidiary of Heafner. The total consideration paid to the stockholders of ITCO in connection with the ITCO merger consisted of $18.0 million in cash, 1,400,667 newly issued shares of Heafner's Class B common stock, $.01 par value, and $1.4 million payable to holders of ITCO stock appreciation rights upon their exercise of those rights. In connection with the ITCO merger, Heafner's authorized common stock was reclassified into shares of Class A common stock, $.01 par value, and shares of Class B common stock. After the closing of the ITCO merger, ITCO's then-existing subsidiaries, all of which had been acquired by Heafner through the ITCO merger, were consolidated into ITCO, which in turn was merged into Heafner.

     CPW acquisition. Also on May 20, 1998, Heafner acquired all of the issued and outstanding shares of CPW from CPW's stockholders. Heafner paid $35.0 million on May 20, 1998 in exchange for the stock of CPW. An additional $10.0 million is payable as follows: $7.4 million is payable in installments for five years after May 20, 1998, in exchange for non-compete covenants, and $2.6 million is payable in the form of other contingent payouts to the selling CPW stockholders.

     Repayment of debt. On the closing date of the ITCO merger and the CPW acquisition, Heafner repaid $16.0 million of subordinated debt it had outstanding and $10.3 million in borrowings outstanding under a term loan.

     Credit facility. The financing necessary to complete the ITCO merger, the CPW acquisition and the repayment of Heafner's outstanding subordinated debt was obtained from the proceeds of the offering of Heafner's Series A 10% Senior Notes Due 2008, which is described below, as well as borrowings under an amended and restated senior revolving credit facility entered into on May 20, 1998. This credit facility, which is referred to as the "credit facility," replaced Heafner's then-existing senior credit facility, referred to as the "old credit facility," under which $33.5 million was outstanding on May 20, 1998. An ITCO facility with Fleet Capital Corporation, under which $26.3 million was outstanding on May 20, 1998, was repaid and terminated on July 15, 1998. For purposes of the financial and other information in this prospectus, amounts outstanding under the old credit facility and the ITCO facility have been treated as repaid on May 20, 1998 and borrowed on that date under the credit facility. The aggregate amount of commitments under the credit facility is currently $100.0 million, of which $21.9 million in borrowings was outstanding and an additional $64.7 million could have been borrowed on December 31, 1998.

     Series A notes offering and Series B exchange offer. Simultaneously with the closing of the ITCO merger and the CPW acquisition, Heafner completed the offer of $100.0 million aggregate principal amount of its Series A 10% Senior Notes Due 2008. Heafner sold the Series A notes to the initial purchasers, Credit Suisse First Boston and BancBoston Robertson Stephens Inc. (formerly BancBoston Securities Inc.) in a private offering not subject to the registration requirements of the Securities Act of 1933, as amended. The initial purchasers then resold the Series A notes in reliance upon Rule 144A under the Securities Act. In accordance with a registration rights agreement among Heafner, certain of Heafner's subsidiaries and the initial purchasers, Heafner filed a registration statement with the SEC on August 18, 1998 with respect to a registered exchange offer of all of its outstanding Series A notes for an equal aggregate principal amount of its Series B 10% Senior Notes Due 2008. That registration statement, as amended, was declared effective by the SEC on October 16, 1998. The Series B exchange offer was commenced on October 16, 1998 and closed on November 16, 1998. All of the outstanding Series A notes were tendered in the Series B exchange offer. No additional Series A notes are outstanding or permitted to be issued. There were no proceeds to Heafner from the Series B exchange offer. The Series A notes and Series B notes were issued under an indenture (the "Series B indenture"), dated as of May 15, 1998, among Heafner, certain of Heafner's subsidiaries, and First Union National Bank, as trustee. The Series B notes are identical in all material respects to the Series A notes, except that the Series B notes are freely transferable.

     Series C notes offering. On December 1, 1998, Heafner sold to the same initial purchasers $50.0 million aggregate principal amount of its Series C 10% Senior Notes Due 2008 in a private offering not subject to the registration requirements of the Securities Act. The initial purchasers then resold the Series C notes in reliance upon Rule 144A under the Securities Act. All of the Series C notes remain outstanding. The terms of the Series C notes are identical in all material respects to the Series B notes, except that there are restrictions on the transfer of the Series C notes. The Series C notes were, and the Series D notes will be, issued under an indenture (the "Series D Indenture") dated as of December 1, 1998, among Heafner, certain of its subsidiaries and First Union National Bank, as trustee.

     The ITCO merger, the reclassification of Heafner's stock, the CPW acquisition, obtaining financing under the credit facility, the offering of the Series A notes, the application of the proceeds of the Series A notes and the credit facility and the related transactions are collectively referred to in this prospectus as the "Transactions."

     California Tire acquisition. In January 1999, Heafner acquired the outstanding membership interests of California Tire Company, LLC by merging it with and into a wholly-owned subsidiary of Heafner. The subsidiary was renamed California Tire Company. Heafner does not consider this acquisition to be significant. See Note 15 to Heafner's audited financial statements at the back of this prospectus.

                               THE EXCHANGE OFFER

     Heafner is conducting this exchange offer not only for the Series C notes, but also for the Series B notes, to allow all of its 10% Senior Notes Due 2008, which are referred to collectively as the "senior notes," to trade as a single issue. Up to $150 million of Series D notes can be issued in exchange for Series B notes and Series C notes. Heafner believes that a single series of senior notes existing after the exchange offer, which will be in a larger aggregate principal amount outstanding than either the Series B notes or Series C notes alone, will provide greater liquidity than the Series B notes and Series C notes trading separately.

     Under the Registration Rights Agreement, which Heafner and the initial purchasers entered into in connection with the Series C notes offering, Heafner is required to file, on or prior to March 31, 1999, the registration statement of which this prospectus is a part, providing for an exchange offer of Series D notes identical in all material respects to the Series C notes and Series B notes, except that, in contrast to the Series C notes (but like the Series B notes), the Series D notes will be freely transferable. Heafner believes that you may resell your Series D notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings "Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resale of Series D notes.

                   SUMMARY DESCRIPTION OF THE SERIES D NOTES

NOTES OFFERED..............  $150.0 million aggregate principal amount of Series
                             D 10% Senior Notes Due 2008 issued by Heafner. The form and terms of the Series D notes are the same as the form and terms of the Series C notes and the Series B notes, except that, in contrast to the Series C notes (but like the Series B notes), the Series D notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. The Series D notes will evidence the same debt as the Series C notes and the Series B notes that are exchanged for Series D notes. Both the Series C notes and the Series D notes are governed by the Series D indenture. The terms of the Series D indenture are substantially the same as the terms of the Series B indenture.

MATURITY...................  May 15, 2008.

INTEREST PAYMENT DATES.....  May 15 and November 15 of each year, commencing
                             November 15, 1999.

INTEREST ON THE SERIES D
NOTES......................  The Series D notes will accrue interest at 10% per year, from either the last date Heafner paid interest on the Series B notes or Series C notes that you exchanged, or, if no interest has been paid on the Series B notes or Series C notes, from the date Heafner originally issued the notes you exchanged.

SINKING FUND...............  None.

OPTIONAL REDEMPTION........  Heafner has the right to redeem the Series D notes, in whole or in part at any time and from time to time, on or after May 15, 2003, at the redemption prices described in this prospectus under the heading "Description of the Series D Notes -- Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption. Heafner also has the right to redeem up to 35% of the aggregate original principal amount of its Series B and Series C notes originally issued, at any time prior to May 15, 2001, at the redemption prices set forth in this prospectus under the heading "Description of the Series D Notes -- Optional Redemption," plus accrued and unpaid interest, if any, to the redemption date, with the net proceeds of one or more Public Equity Offerings, except that at least $97.5 million of the total aggregate original principal amount of the senior notes must remain outstanding following each such redemption.

CHANGE OF CONTROL..........  Upon the occurrence of a Change of Control, Heafner will be required to offer to purchase all or any part of each holder's senior notes at a price equal to 101% of the principal amount of the senior notes, plus accrued and unpaid interest, if any, to the date of repurchase. The events that will result in a Change of Control are described under the heading "Description of the Series D Notes -- Change of Control." Heafner may not have the financial resources necessary, or may not be permitted by the credit facility or its other contractual commitments, to purchase the senior notes upon a Change of Control.

SUBSIDIARY GUARANTIES......  The Series D notes will be fully, unconditionally and jointly and severally guaranteed on an unsecured, senior basis by all of Heafner's subsidiaries, all of which are directly or indirectly wholly-owned by Heafner. Each subsidiary guaranty will be irrevocable and unconditional, but limited in amount to the extent required by laws relating to fraudulent transfer or similar laws.

RANKING....................  The Series D notes:

                             - will be unsecured, senior obligations of Heafner,

                             - will be fully, unconditionally and jointly and
                               severally guaranteed on an unsecured, senior basis by the subsidiary guarantors,

                             - will rank equally in right of payment with all of
                               Heafner's other existing and future unsecured senior indebtedness, including the Series B notes,

                             - will rank senior in right of payment to any of
                               Heafner's existing and future subordinated indebtedness,

                             - will be effectively subordinated to all existing
                               and future secured indebtedness of Heafner and the subsidiary guarantors to the extent of the value of the assets securing that secured indebtedness, and

                             - will be structurally subordinated to all existing
                               and future indebtedness of any subsidiary of Heafner that is not a subsidiary guarantor.

RESTRICTIVE COVENANTS......  The Series D indenture contains covenants for your benefit which, among other things and subject to certain exceptions, restrict Heafner's ability to:

                             - incur additional indebtedness,

                             - restrict distributions from subsidiaries,

                             - pay dividends or make other restricted payments,

                             - create liens and engage in sale/leaseback transactions,

                             - enter into certain transactions with affiliates, and

                             - consolidate, merge, or sell substantially all of its assets.

                             The Series B indenture contains identical covenants.

ABSENCE OF A PUBLIC MARKET
FOR THE NOTES..............  The Series D notes are new securities and there is currently no established market for them.

                         SUMMARY OF THE EXCHANGE OFFER

REGISTRATION RIGHTS
AGREEMENT..................  Heafner issued the Series C notes on December 8,
                             1998 to the initial purchasers, BancBoston
                             Robertson Stephens Inc. and Credit Suisse First Boston. The initial purchasers placed the Series C notes with institutional investors in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under the Securities Act and applicable state securities laws. In connection with this private placement, Heafner, Heafner's subsidiaries and the initial purchasers entered into the Registration Rights Agreement, which requires Heafner to make the exchange offer for both the Series B notes and Series C notes.

THE EXCHANGE OFFER.........  Heafner is offering Series D notes in exchange for an equal principal amount of Series B notes and Series C notes. The Series B notes and Series C notes are referred to together as the "old notes." As of the date of this prospectus, there is $150.0 million aggregate principal amount of old notes outstanding. Old notes may be tendered only in integral multiples of $1,000.

RESALE OF SERIES D NOTES...  Heafner believes that the Series D notes issued in the exchange offer in exchange for the Series B notes and Series C notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

                             - you are acquiring the Series D notes in the
                               ordinary course of your business;

                             - you are not participating, do not intend to
                               participate, and have no arrangement or
                               understanding with any person to participate, in the distribution of the Series D notes; and

                             - you are not an "affiliate" of Heafner or any of
                               its subsidiaries.

                             If any of the foregoing are not true and you transfer any Series D notes received in exchange for Series B notes or Series C notes without registering the Series D notes and delivering a prospectus meeting the requirements of the Securities Act, or without an exemption from those requirements, you may incur liability under the Securities Act. Heafner does not assume or indemnify you against that liability.

                             Each broker-dealer that is issued Series D notes for its own account in exchange for Series C notes that were acquired by that broker-dealer as a result of market making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Series D notes. Each broker-dealer that is issued Series D notes in exchange for Series B notes, where the broker-dealer was issued Series B notes for its own account in exchange for Series A notes that were acquired by it as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Series D notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the Series D notes. Subject to certain limitations, Heafner will take steps to ensure that the issuance of the Series D notes will comply with state securities or "blue sky" laws.

CONSEQUENCES OF FAILURE TO
  EXCHANGE SERIES C
  NOTES....................  If you do not exchange your Series C notes for
                             Series D notes, you will no longer be able to compel Heafner to register the Series C notes under the Securities Act. In addition, you will not be able to offer or sell the Series C notes unless they are registered under the Securities Act, or unless you offer and sell them in a transaction that is not required to be registered under the Securities Act. Heafner will have no obligation to register your Series C notes under the Securities Act after the completion of the exchange offer, except in some limited circumstances.

EXPIRATION OF THE EXCHANGE
  OFFER....................  The expiration date of the exchange offer will be
                             5:00 p.m., New York City time, on           , 1999,
                             unless Heafner decides to extend the expiration date.

CONDITIONS TO THE EXCHANGE
  OFFER....................  The exchange offer is not subject to any conditions, other than that:

                             - the exchange offer does not violate applicable
                               law or any applicable interpretation of the staff of the SEC; and

                             - there is no injunction, order or decree issued by
                               any court or any governmental agency that would prohibit, prevent or otherwise materially impair Heafner's ability to proceed with the exchange offer.

PROCEDURES FOR TENDERING
OLD NOTES..................  If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and transmit it together with the old notes to be exchanged and all other documents required by the letter of transmittal to First Union National Bank, as exchange agent, at the address given on the cover page of the letter of transmittal. In the alternative, you can tender your old notes by following the procedures for book-entry transfer, as described in this prospectus under "The Exchange Offer -- Book-Entry Transfer."

GUARANTEED DELIVERY
PROCEDURES.................  If you wish to tender your old notes and you cannot deliver your required documents to the exchange agent by the expiration date, you may tender your old notes according to the guaranteed delivery procedure described in this prospectus under the heading "The Exchange Offer -- Guaranteed Delivery Procedure."

SPECIAL PROCEDURE FOR
BENEFICIAL HOLDERS.........  If you are a beneficial holder whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender your old notes on your behalf. If you are a beneficial holder and you wish to tender your old notes on your own behalf, you must, prior to delivering the letter of transmittal and your old notes to the exchange agent, either make appropriate arrangements to register ownership of your old notes in your own name or obtain a properly completed bond power from the registered holder.

WITHDRAWAL RIGHTS..........  You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw, you must send a written or facsimile transmission of your notice of withdrawal to the exchange agent at its address given under the heading "The Exchange Offer -- Exchange Agent" by 5:00 p.m., New York City time, on the expiration date.

ACCEPTANCE OF OLD NOTES AND
  DELIVERY OF SERIES D
  NOTES....................  Subject to certain conditions, Heafner will accept any and all old notes that are properly tendered in the exchange offer and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Heafner will deliver the Series D notes promptly after the expiration date.

TAX CONSIDERATIONS.........  Heafner believes that the exchange of old notes for
                             Series D notes will not be a taxable exchange for federal income tax purposes, but you should consult your tax adviser about the tax consequences of this exchange.

EXCHANGE AGENT.............  First Union National Bank is serving as exchange agent in connection with the exchange offer.

FEES AND EXPENSES..........  Heafner will bear all expenses related to consummating the exchange offer and complying with the Registration Rights Agreement.

USE OF PROCEEDS............  Heafner will not receive any cash proceeds from the issuance of the Series D notes. Heafner used the net proceeds from the issuance of the Series A notes to complete the Transactions. It used the net proceeds of the issuance of the Series C notes to repay certain amounts then outstanding under the credit facility.
                      ------------------------------------

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth Heafner's unaudited consolidated ratios of earnings to fixed charges on a historical basis. In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance cost) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the year ended December 31, 1997, earnings were insufficient to cover fixed charges by $254,000, and for the year ended December 31, 1998, earnings were insufficient to cover fixed charges by $2.2 million on an actual basis and $3.6 million on a pro forma basis, giving effect to the Transactions as if they had occurred on January 1, 1998.

                                                          FISCAL YEARS ENDED DECEMBER 31,
                                                   ----------------------------------------------
                                                                                      1998
                                                                               ------------------
                                                   1994   1995   1996   1997   ACTUAL   PRO FORMA
                                                   ----   ----   ----   ----   ------   ---------
                                                               (DOLLARS IN THOUSANDS)
Ratio of earnings to fixed charges..............   1.9x   1.4x   1.5x   --      --         --

                      ------------------------------------

                          PRINCIPAL EXECUTIVE OFFICES

     Heafner's principal executive offices are located at 2105 Water Ridge Parkway, Suite 500, Charlotte, North Carolina 28217, and its telephone number is
(704) 423-8989.

                                  RISK FACTORS

     You should carefully consider the following factors together with the other matters described in this prospectus before deciding whether to exchange your Series B notes or Series C notes for Series D notes in the exchange offer.

HEAFNER'S SUBSTANTIAL LEVERAGE AND DEBT SERVICE REQUIREMENTS, AND THE RESTRICTIONS IMPOSED BY THE TERMS OF ITS INDEBTEDNESS, COULD ADVERSELY AFFECT ITS OPERATING FLEXIBILITY AND PLACE IT AT A COMPETITIVE DISADVANTAGE

     Heafner is highly leveraged and has significant debt service requirements. As of December 31, 1998, Heafner had approximately $185.3 million of long-term debt outstanding, approximately $27.6 million of which was secured, and Heafner's ratio of indebtedness to total capital was 0.86 to 1. Heafner's substantial level of debt has important consequences, including the following:

     1. Heafner's ability to obtain additional financing, whether for working capital, acquisitions, capital expenditures, or other purposes, may be impaired. For example, the Series D indenture, the Series B indenture and the credit facility contain covenants imposing a number of significant operating and financial restrictions on Heafner's business which, subject to certain exceptions:

       (a) limit Heafner's ability to:

          -  incur additional indebtedness,

          -  restrict distributions from subsidiaries,

          -  pay dividends or make other restricted payments,

          -  create liens and engage in sale/leaseback transactions,

          -  enter into certain transactions with affiliates, and

          -  consolidate, merge, or sell substantially all of its assets.

       (b) require Heafner to comply with certain financial ratios (minimum net worth) and tests (minimum loan availability).

     2. A substantial portion of Heafner's pro forma EBITDA will be required for debt service, reducing funds available to Heafner for its operations. For example, approximately 50% of pro forma EBITDA for the year ended December 31, 1998 would have been required for debt service. On a pro forma basis, Heafner had a net loss of $3.7 million in fiscal 1998.

     3. Certain of Heafner's indebtedness, including the credit facility and the senior notes, contains financial and other restrictive covenants, which, if breached, would result in an event of default under that indebtedness. A breach could result in the holders of the indebtedness declaring that indebtedness to be immediately due and payable.

     4. Certain of Heafner's indebtedness, including borrowings under the credit facility, bears interest at variable or floating interest rates. Of the up to $100.0 million principal amount of loans that may be outstanding from time to time under the credit facility, Heafner has effectively fixed the applicable interest rates for a total of $20.0 million of such loans through interest rate swap agreements that expire at various times through October 2002. Accordingly, Heafner is vulnerable to increases in interest rates and increases in its interest costs, for the unfixed portion of the interest due.

     While these restrictions are intended to protect the holders of senior notes and other indebtedness, they may also negatively affect Heafner's ability to plan for or react to market conditions or meet extraordinary capital needs. These restrictions also could restrict Heafner's corporate activities, including adversely affecting its ability to finance its future operations or capital needs or to engage in other business activities that would be in the interest of Heafner.

     Heafner's breach of any of these restrictions or its inability to comply with the required financial ratios and tests could result in an event of default under the credit facility, the Series D indenture or the Series B indenture. Upon the occurrence of an event of default, the lenders under the credit facility could elect to declare all amounts borrowed under the credit facility, together with accrued interest, to be due and payable. If Heafner were unable to repay those borrowings, the lenders could foreclose upon their collateral. Heafner's assets may not be sufficient to repay in full its obligations under the credit facility, its other indebtedness and the senior notes.

     For these reasons, Heafner's substantial degree of leverage may limit its flexibility in planning for or reacting to changing market conditions, reduce its ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions in its business.

     Heafner's ability to meet its debt service obligations will be dependent upon its future performance which, in turn, will be subject to future economic conditions and to financial, business and other factors, many of which are beyond Heafner's control. Based on the current level of operations, Heafner believes that its operating cash flow, together with available borrowings under the credit facility, will be sufficient to meet the debt service requirements on its indebtedness, meet its working capital needs and fund its capital expenditures and other operating expenses for the near future. However, Heafner's business may not generate cash flow at levels sufficient to meet these requirements. If it is unable to do so, Heafner may be required to refinance all or a portion of its indebtedness, including the senior notes, to sell assets or to obtain additional financing. Heafner may not be able to complete any such refinancing or asset sale or obtain additional financing on terms acceptable to it, or at the time or in the amounts necessary.

THE SENIOR NOTES AND THE SUBSIDIARY GUARANTIES ARE EFFECTIVELY SUBORDINATED TO SECURED INDEBTEDNESS OF HEAFNER, WHICH COULD LIMIT COLLECTIBILITY OF THE SENIOR NOTES IN THE EVENT OF A BANKRUPTCY

     The Series D notes and the subsidiary guaranties of the Series D notes, like the old notes and the subsidiary guaranties of the old notes, will be effectively subordinated to all existing and future secured indebtedness of Heafner and the subsidiary guarantors, including indebtedness under the credit facility, to the extent of the value of the assets securing that indebtedness. Indebtedness under the credit facility is secured by a lien on all inventory and accounts receivable of Heafner and its material subsidiaries, all of which are subsidiary guarantors. Holders of existing or future secured indebtedness of Heafner and the subsidiary guarantors that is permitted under the Series D indenture, including holders of indebtedness under the credit facility, will have claims with respect to assets constituting collateral that are prior to the claims of the holders of the Series D notes and the old notes. The Series D notes will be, and the old notes are, structurally subordinated to all existing and future indebtedness of any subsidiary of Heafner, other than the subsidiary guarantors. As of December 31, 1998, Heafner had outstanding, either directly or through guaranties, approximately $185.3 million of indebtedness, all of which was senior indebtedness and approximately $27.6 million of which was secured. As of December 31, 1998, Heafner could have borrowed an additional $64.7 million under the credit facility, all of which would have been secured. Subject to certain limitations, the Series D indenture and the Series B indenture permit Heafner to incur additional indebtedness, including senior indebtedness, some of which may be secured.

DIFFICULTY IN IMPLEMENTING ITS ACQUISITION STRATEGY MAY REDUCE POTENTIAL COST SAVINGS OR DIVERT RESOURCES FROM OTHER ASPECTS OF HEAFNER'S BUSINESS

     Heafner may not be able to successfully integrate the business, operations or assets of either or both of ITCO and CPW, which represent the largest acquisitions by Heafner to date and the most significant expansion of its business. The integration of ITCO and CPW may result in unforeseen difficulties that require a disproportionate amount of management's attention and Heafner's resources, diverting them from the day-to-day operations of Heafner. Heafner may not be able to achieve the cost savings, efficiencies and economies of scale it anticipates from the ITCO merger and CPW acquisition. Although Heafner has established a reserve of $5.2 million and has taken a restructuring charge of $1.4 million for shut down costs related to the Transactions and a non-recurring extraordinary charge of $3.7 million for the write-off of unamortized financing discounts and payment of prepayment penalties, those amounts may not be adequate to cover those costs, and the ITCO merger and CPW acquisition may have an adverse effect upon Heafner's operating results, while the operations of ITCO and CPW are being integrated into Heafner's operations.

     As part of its business strategy, Heafner may expand its network of distribution centers and retail stores through selective acquisitions. Heafner may not be able to identify or complete any such acquisitions and, if completed, Heafner may not be able to successfully integrate the businesses, operations or assets of acquired companies into its existing operations. In addition, the credit facility prohibits Heafner from committing funds to new acquisitions beyond $25.0 million in any fiscal year and $40.0 million during the term of the credit facility. Heafner may not be able to obtain a waiver of these limits in the future and therefore may not be able to complete acquisitions it believes to be in its interest.

HEAFNER IS DEPENDENT ON A SMALL NUMBER OF TIRE MANUFACTURERS FOR ITS SUPPLIES

     There are a limited number of tire manufacturers worldwide. Accordingly, Heafner relies on a limited number of tire manufacturers for its products. In particular, Heafner relied on Michelin and Kelly-Springfield, a division of Goodyear, its top two suppliers for a majority of the tires it sold in 1998. Although in most cases Heafner has long-term relationships with these manufacturers, Heafner's contracts with all but one of its suppliers are short-term in nature, and Heafner makes no assurances that these suppliers will continue to supply products to Heafner on favorable terms, or at all.

     In addition, in the event that any of Heafner's vendors were to experience financial, operational, production, supply or quality assurance difficulties that could result in a reduction or interruption in supply to Heafner, or otherwise failed to meet Heafner's requirements and specifications, Heafner could be materially adversely affected. For example, in 1997, two of Heafner's principal suppliers experienced labor strikes. Although Heafner was not materially adversely affected by these labor actions, the strikes did affect Heafner's suppliers' ability to meet Heafner's supply orders. To the extent that Heafner would be required to find replacements for its suppliers, a change in suppliers could result in cost increases, time delays in deliveries and a loss of customers, any of which could have a material adverse effect on Heafner.

COMPLIANCE WITH ENVIRONMENTAL LAWS IMPOSES COSTS AND POTENTIAL LIABILITIES ON HEAFNER

     Heafner's operations and properties are subject to federal, state and local laws, regulations and ordinances relating to the use, storage, handling, generation, transportation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes under which Heafner could be held strictly, jointly and severally liable for costs associated with the investigation and clean-up of contaminated properties. The nature of Heafner's existing and historical operations exposes it to the risk of liabilities or claims with respect to environmental matters, including off-site disposal matters. For example, in its automotive service operations Heafner handles waste motor oil and hydraulic brake fluid, the storage and disposal of which is strictly regulated by federal and state authorities. Heafner contracts with outside services to handle disposal of these materials. Although Heafner believes that it complies with all relevant environmental regulations and does not incur significant costs maintaining compliance with those laws, it could incur material costs in connection with environmental liabilities or claims. In addition, future events such as changes in existing laws and regulations or their interpretation could give rise to additional compliance costs or liabilities that could have a material adverse effect on Heafner.

FAILURE TO COMPLY WITH CONSUMER PROTECTION LAWS COULD RESULT IN BUSINESS DISRUPTIONS OR FINES

     Retail tire dealers and providers of automotive services have been the subject of scrutiny by state and local officials regarding their sales tactics and pricing practices. For example, in the early 1990s, the California Bureau of Automotive Repair, which is charged with policing improper selling practices by automobile repair shops and investigating companies alleged to have engaged in such improper practices, investigated and fined a number of automobile repair and service centers, including Winston, for unfair consumer practices. That investigation resulted in fines against Winston in 1993 totaling $1.4 million and directly led to a change in Winston's consumer practices. Although Heafner believes that it materially complies with applicable laws regarding consumer practices, there can be no assurance that a future investigation will not be conducted or result in disruptions in Heafner's operations, changes in practices or fines against Heafner.

YEAR 2000 TECHNOLOGY PROBLEMS COULD CAUSE BUSINESS INTERRUPTIONS INCLUDING IN HEAFNER'S SUPPLY, INVENTORY CONTROL OR DISTRIBUTION NETWORK

     Portions of some of the accounting and operational systems and software used by Heafner and its customers and suppliers identify years with two digits instead of four. If not corrected, these information technology systems may recognize the year 2000 as the year 1900, which might cause system failures or inaccurate reporting of data that disrupts operations. If Year 2000 issues in Heafner's information technology and non-information technology systems are not remedied in a timely manner, or if Year 2000 problems on the part of Heafner's customers and suppliers exist and are not remedied in a timely manner, significant business interruptions or increased costs having a material adverse effect on the business, financial condition or results of operations of Heafner could occur in connection with the change in century. Risks of Year 2000 non-compliance on the part of Heafner or any of its significant suppliers could include interruptions in supply from tire manufacturers, disruption of Heafner's internal and external distribution network, reduced customer service capabilities, breakdown of inventory control and fulfillment systems and impairment of essential information technology systems used by management. However, Heafner believes that its systems that are not yet Year 2000 compliant can be brought into compliance by late 1999 and that the costs of compliance will not be material. Heafner has not established nor does it plan to establish a contingency plan for Year 2000 compliance issues.

FAILURE TO RETAIN CERTAIN MEMBERS OF MANAGEMENT COULD RESULT IN ADVERSE BUSINESS CONSEQUENCES

     Heafner is dependent upon the services of its executive officers for management of Heafner. The loss or interruption of the continued full-time services of certain of these executives could have a material adverse effect on Heafner, and there can be no assurance that Heafner would be able to find replacements with equivalent skills or experience. The success of Heafner's integration of ITCO and CPW, or the identification of other acquisition opportunities, and the acquisition and integration of those opportunities may depend on the retention of certain members of the current management of Heafner, ITCO and CPW. Although Heafner intends to retain these executives, substantially all of whom have employment contracts with Heafner, there can be no assurance that they will remain with Heafner. Heafner has no key man life insurance policies with respect to any of its senior executives.

FLUCTUATIONS IN DEMAND DUE TO SEASONALITY OR CHANGES IN CONSUMERS' CIRCUMSTANCES COULD AFFECT HEAFNER'S SALES

     Demand for tires tends to fluctuate from quarter to quarter, with the highest demand generally from March through October of each year and the lowest demand typically from November through February of each year. In addition, the popularity, supply and demand for particular tire products may change from year to year based on consumer confidence, the volume of tires reaching the replacement tire market, the level of personal discretionary income and other factors. Local economic, weather, transportation and other conditions also affect the volume of tire sales, on both a wholesale and retail basis.

HEAFNER MAY BE UNABLE TO REPURCHASE SENIOR NOTES UPON A CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the holders of senior notes (the Series D notes and the old notes), have the right to require Heafner to offer to purchase all of their outstanding senior notes at 101% of the principal amount of their senior notes, plus accrued and unpaid interest, if any, to the date of repurchase. Heafner may not have sufficient funds available or may not be permitted by its other debt agreements to purchase their senior notes upon the occurrence of a Change of Control. In addition, the occurrence of a Change of Control may require Heafner to offer to purchase other outstanding indebtedness and may cause a default under the credit facility. The inability of Heafner to purchase all of the senior notes tendered would constitute an Event of Default under both the Series B indenture and the Series D indenture.

FRAUDULENT TRANSFER LAWS MAY LIMIT COLLECTIBILITY OF SENIOR NOTES IN THE EVENT OF BANKRUPTCY

     Under fraudulent transfer laws, a court could take certain actions detrimental to holders of senior notes if it found that:

     1. at the time Heafner issued the senior notes, or a subsidiary guarantor issued its subsidiary guaranty, Heafner or the subsidiary guarantor did not receive fair consideration or reasonably equivalent value for incurring the indebtedness or obligation represented by the senior notes or the guaranty, and

     2. at the same time, Heafner or the subsidiary guarantor:

       -  was insolvent,

       - was rendered insolvent by reason of its incurring that indebtedness or obligation,

       - was engaged in a business or transaction for which the assets remaining in Heafner or the subsidiary guarantor, as the case may be, constituted unreasonably small capital, or

       - intended to incur or believed it would incur debts beyond its ability to pay such debts as they matured.

     If a court made these findings, it could:

     - invalidate, in whole or in part, the notes or the subsidiary guaranty of the subsidiary guarantor as fraudulent conveyances, or

     - subordinate the senior notes or the note guaranty to existing or future creditors of Heafner or the subsidiary guarantor, as the case may be, or

     -  do both.

     In addition, if a court were to find that Heafner or any subsidiary guarantor, as the case may be, satisfied the measures of insolvency or capital inadequacy described under Point (2) above, that court could order that any previous distribution by Heafner or the subsidiary guarantor in respect of the senior notes be returned to Heafner or the subsidiary guarantor, or to a fund for the benefit of Heafner's or the subsidiary guarantor's creditors. The effect of the court's actions could be that the holders of the senior notes may not be repaid in full, and that other creditors would be entitled to be paid in full before any payment could be made on the senior notes. In that circumstance, there would be no assurance that any repayment on the senior notes would ever be recovered by the noteholders.

CONTROL BY PRINCIPAL STOCKHOLDERS COULD EXPOSE NOTEHOLDERS TO RISKS INCLUDING CONFLICTING INTERESTS

     Heafner's Chairperson, Ann H. Gaither, and its President and Chief Executive Officer, William H. Gaither, own or control, on a fully diluted basis, 67.8% of the combined voting power of Heafner's outstanding capital stock, including shares of stock held by other members of the Gaither family voted under a voting trust agreement. The voting trust agreement among Ann H. Gaither and William H. Gaither and other members of their immediate family who own shares of common stock gives Ann H. Gaither and William H. Gaither the right to vote the common stock of the other members of their family. Consequently, Ann H. Gaither and William H. Gaither have the ability to control the business and affairs of Heafner because they are able to elect a majority of Heafner's board of directors and because of their voting power with respect to actions requiring stockholder approval. If Heafner encounters financial difficulties, or is unable to pay certain of its debts as they mature, the interests of the principal stockholders might conflict with those of the holders of the senior notes. In addition, the principal stockholders may have an interest in pursuing acquisitions, divestitures, sales of their stock or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the senior notes.

FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL LIMIT OPPORTUNITIES TO SELL SERIES C NOTES AND SERIES B NOTES IN THE FUTURE

     If you do not exchange your Series C notes for Series D notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Series C notes, as specified in the legend on your Series C notes. The restrictions on transfer of your Series C notes arise because Heafner issued the Series C notes in a transaction not requiring registration under the Securities Act and applicable state securities laws. In general, the Series C notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or under an exemption from those requirements. Heafner does not intend to register the Series C notes under the Securities Act.

     After completion of the exchange offer, holders of Series C notes who do not tender their Series C notes in the exchange offer will no longer be entitled to any exchange or registration rights under the Registration Rights Agreement, except under limited circumstances. If Series C notes or Series B notes are tendered and accepted in the exchange offer, there will be fewer Series C notes and Series B notes outstanding and the liquidity of the trading markets for untendered Series C notes and Series B notes could be adversely affected.

ABSENCE OF PUBLIC MARKET FOR THE SERIES D NOTES COULD LIMIT OPPORTUNITIES TO SELL YOUR SERIES D NOTES

     The Series D notes are new securities for which there currently is no trading market. Heafner does not intend to apply for listing of the Series D notes on any securities exchange or for quotation through an automated quotation system. It is not certain that any trading market for the Series D notes will develop or that any such market would be liquid. The trading market for "high yield" securities, such as the Series D notes and the old notes, is volatile and unpredictable. This volatility and unpredictability may have an adverse effect on the liquidity of, and prices for, such securities. The Series D notes could trade at prices that may be lower than their initial offering price as a result of many factors, including prevailing interest rates and Heafner's operating results. General declines in the market for similar securities may adversely affect the liquidity of, and the trading market for, the Series D notes. Such a decline may adversely affect liquidity and trading markets independently of Heafner's financial performance and prospects.

ACTUAL EVENTS OR RESULTS COULD BE DIFFERENT FROM CURRENT EXPECTATIONS

     Certain information included in this prospectus is forward-looking, including statements contained in the "Prospectus Summary," "Risk Factors," "Unaudited Pro Forma Condensed Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and includes statements regarding the intent, belief and current expectations of Heafner and its directors and officers. This forward-looking information involves important risks and uncertainties that could materially alter results in the future from those expressed in any forward-looking statements made by, or on behalf of, Heafner. These risks and uncertainties include, but are not limited to:

     1. the ability of Heafner to maintain existing relationships with long-standing vendors or customers, successfully implement its business strategy, integrate ITCO and CPW, market and sell new products and continue to comply with environmental laws, rules and regulations; and

     2. uncertainties relating to economic conditions, acquisitions and divestitures, government and regulatory policies, technological developments and changes in the competitive environment in which Heafner operates.

     Persons reading this prospectus are cautioned that forward-looking statements are only predictions and that actual events or results may differ materially. In evaluating any forward-looking statements, readers should specifically consider the various factors which could cause actual events or results to differ materially from those indicated by the forward-looking statements, including those discussed in "Risk Factors."

                      WHERE YOU CAN FIND MORE INFORMATION

     Heafner has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act covering the Series D notes. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If Heafner has filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. The SEC allows Heafner to "incorporate by reference" exhibits it has filed with them. This means that, rather than filing a document Heafner has previously filed with the SEC as an exhibit to this registration statement, Heafner can refer you to that document by telling you, in the exhibit list at the back of this registration statement, the filing to which the document was attached as an exhibit. Each statement in this prospectus regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

     Heafner is required to file periodic reports and other information with the SEC under the Securities Exchange Act. In addition, under the Series B indenture and the Series D indenture, Heafner has agreed to file with the SEC financial and other information for public availability and to deliver to the trustee, First Union National Bank, for forwarding to you, copies of all reports that Heafner files with the SEC without any cost to you. Heafner will also furnish such other reports as it may determine or as the law requires. If Heafner ceases to be subject to the reporting requirements of the Securities Exchange Act at any time that notes remain outstanding, Heafner is required under the Series B indenture and the Series D indenture to continue to file with the SEC and to furnish holders of the notes with:

     - all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, and, with respect to the annual information only, a report on the financial statements by Heafner's certified independent accountants, and

     - all periodic reports that would be required to be filed with the SEC on Form 8-K.

     In addition, for so long as any of the Series C notes remain outstanding, Heafner has agreed to provide without charge, upon written request, a copy of such information as is required by Rule 144A(d)(4) under the Securities Act to enable resales of the notes to be made under Rule 144A under the Securities Act.

     You may read and copy the registration statement, including the attached exhibits, and any reports, statements or other information that Heafner files, at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004, and at the SEC's Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Heafner's SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

     These filings are also available to holders of senior notes, without charge, directly from Heafner. You may request a copy of these filings or other information that Heafner has agreed to provide by writing or telephoning Heafner at the following address: The J.H. Heafner Company, Inc., 2105 Water Ridge Parkway, Suite 500, Charlotte, North Carolina 28217, Attention: Senior Vice President and Chief Financial Officer; telephone: (704) 423-8989.

     IN ORDER TO ENSURE TIMELY DELIVERY OF ANY COPIES OF FILINGS REQUESTED FROM
HEAFNER, PLEASE WRITE OR TELEPHONE HEAFNER NO LATER THAN           , 1999 (FIVE
BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER).

                          FORWARD-LOOKING INFORMATION

     This prospectus contains "forward looking statements," which are statements other than statements of historical facts. These forward-looking statements are principally contained under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Unaudited Pro Forma Condensed Combined Financial Data," and in statements using phrases such as "expects" or "anticipates" located throughout this prospectus. The forward-looking statements include, among other things, Heafner's expectations and estimates about its business operations, strategy, future costs savings and integration of ITCO and CPW, and its expectations and estimates about its future financial performance, including its financial position, cash flows from operations, capital expenditures and ability to refinance indebtedness.

     The forward-looking statements are subject to risks, uncertainties and assumptions about Heafner and about the future, and could prove not to be correct. Cautionary statements describing factors that could cause actual results to differ materially from Heafner's expectations are discussed in this prospectus, including in conjunction with the forward-looking statements included in this prospectus and under "Risk Factors." All subsequent written or oral forward-looking statements attributable to Heafner or to persons acting on behalf of Heafner are expressly qualified in their entirety by those cautionary statements.

     Heafner undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

     The market share information, descriptions of markets and industry statistics contained in the "Business" section and elsewhere in this prospectus are based on the good faith estimates of Heafner's management. The estimates are based on various factors, including:

     - industry publications including Modern Tire Dealer and Tire Business and industry statistics published by organizations such as the Rubber Manufacturers Association (RMA),

     - management's knowledge of the market based on its historical business and industry experience,

     - management's discussions with customers and competitors in the markets in which Heafner competes, and

     - Heafner's product sales compared to management's good faith estimates of the total product sales in the relevant market.

     Although Heafner believes this information to be reliable, it has not independently verified any of this information.

                                THE TRANSACTIONS

THE ITCO MERGER AND THE RECLASSIFICATION

     On the day the Transactions were closed, a wholly owned subsidiary of Heafner merged with ITCO Logistics in accordance with an Agreement and Plan of Merger with ITCO Logistics and ITCO Logistics' stockholders. The total consideration paid on the Transactions closing date to the ITCO stockholders upon completion of the ITCO merger consisted of $18.0 million in cash and 1,400,667 newly issued shares of Heafner's Class B common stock. In addition, approximately $5.1 million of ITCO's total indebtedness remained outstanding, with the balance of approximately $26.3 million repaid as part of the Transactions.

     The ITCO Merger Agreement contains certain representations, warranties and covenants made by Heafner on the one hand and the ITCO stockholders on the other hand. With certain limited exceptions, those representations and warranties expire two years after the closing date of the Transactions. In general, the ITCO Merger Agreement provides for indemnification of Heafner by the ITCO stockholders, and for the indemnification of the ITCO stockholders by Heafner, each for losses relating to misrepresentations or breaches by the other of its representations, warranties and covenants. With certain limited exceptions, the ITCO Merger Agreement provides that a party has recourse with respect to claims for indemnification only against, in the case of indemnification claims against the ITCO stockholders, their shares of Class B common stock and, in the case of indemnification claims against Heafner, up to 1,400,667 newly issued shares of Class B common stock.

     In connection with the ITCO merger, Heafner's authorized common stock was reclassified into shares of Class A common stock, $.01 par value, and shares of Class B common stock, $.01 par value. As a result of the reclassification, all outstanding shares of Heafner's common stock became shares of Class A common stock, and all options, warrants and other rights exercisable into or exchangeable for Heafner's common stock, became instead exercisable into or exchangeable for shares of Class A common stock. The Class A common stock and the Class B common stock have identical rights, powers and privileges, except that the shares of Class A common stock are entitled to 20 votes per share and the shares of Class B common stock are entitled to one vote per share on all matters submitted to a vote of Heafner's stockholders.

     In conjunction with the ITCO merger, Heafner entered into a number of ancillary agreements with the ITCO stockholders which, among other things:

     - grant certain registration rights to the ITCO stockholders with respect to their shares of Class B common stock,

     - grant to the ITCO stockholders the right to designate a person to Heafner's Board of Directors,

     - restrict the transfer of the ITCO stockholders' shares of Class B common stock,

     - restrict Heafner's ability to sell or issue shares of its common stock, or securities convertible into or exchangeable for shares of its common stock, at a price per share that is less than the fair market value of the common stock,

     - place limits on transactions between Heafner and any affiliate of Heafner, and

     - grant to the ITCO stockholders the right to require Heafner to redeem all of the outstanding shares of Class B common stock that were issued to the ITCO stockholders according to an agreed upon formula upon the earlier of the occurrence of certain events or January 4, 2005.

THE CPW ACQUISITION

     On the closing date of the Transactions, Heafner acquired all of the outstanding shares of Speed Merchant under a Stock Purchase Agreement, referred to in this prospectus as the "CPW acquisition agreement," between Heafner and the stockholders of Speed Merchant, referred to as the "CPW stockholders." The total consideration payable to the CPW stockholders in connection with the CPW acquisition was $45.0 million in cash, of which $35.0 million was paid on the Transactions closing date upon completion of the CPW acquisition in exchange for the stock of Speed Merchant. The additional $10.0 million is payable as follows: $7.4 million is payable in installments for five years after the CPW acquisition in exchange for covenants not to compete given by the CPW stockholders and the remaining $2.6 million is payable in the form of other contingent payouts to the CPW stockholders. At the request of Heafner, the agent under the credit facility issued a letter of credit under the credit facility to be held in escrow to secure Heafner's obligations to make the non-compete payments. In addition, at the Transactions closing date, approximately $1.0 million of CPW's long-term indebtedness was repaid.

     The CPW acquisition agreement contains certain representations, warranties and covenants made by Heafner on the one hand and the CPW stockholders on the other hand. With certain limited exceptions, the representations and warranties expire two years after the Transactions closing date. In general, the CPW acquisition agreement provides for indemnification of Heafner by the CPW stockholders, and for the indemnification of the CPW stockholders by Heafner, each for losses relating to misrepresentations or breaches by the other of its representations, warranties and covenants.

     An additional adjustment amount is payable by Heafner to the CPW stockholders if the net earnings attributable to certain Arizona retail stores acquired by Phoenix Racing, Inc., a wholly owned subsidiary of Speed Merchant, exceed specified targets for the year following the Transactions closing date; alternatively, if the net earnings of the retail stores fall short of the targets, then an adjustment amount will be payable by the CPW stockholders to Heafner.

     On the Transactions closing date, Arthur C. Soares, the president of Heafner's CPW division and a CPW stockholder, entered into a two-year employment agreement with Heafner and Ray C. Barney, the Chief Operating Officer of Heafner's CPW division and a CPW stockholder, entered into a three-year employment agreement with Speed Merchant. Both employment agreements provide for an annual base salary, stay-put bonuses payable at the end of each year of the agreement's term, a "synergy" bonus payable at the end of the first year based on the attainment of specified performance targets for CPW and an annual incentive and performance bonus to be determined in the discretion of Heafner's board of directors. Both employment agreements also contain non-compete, non-solicitation and confidentiality provisions.

FINANCING TRANSACTIONS

     Financing necessary to complete the acquisitions of ITCO and CPW and the repayment of Heafner's outstanding subordinated debt was obtained from the proceeds of the Series A notes offering and amounts outstanding under the credit facility. The credit facility replaced the old credit facility, under which $33.5 million was outstanding on the Transactions closing date, prior to giving effect to the Transactions. The ITCO facility, under which $26.3 million was outstanding on the Transactions closing date, was repaid and terminated on July 15, 1998. For purposes of the financial and other information in this prospectus, amounts outstanding under the old credit facility and the ITCO facility have been treated as if, on the Transactions closing date, they were repaid and then borrowed under the credit facility. The aggregate amount of commitments under the credit facility is currently $100.0 million, of which $21.9 million was outstanding at December 31, 1998.

     Also on the Transactions closing date, Heafner applied a portion of the proceeds of the Series A notes offering to repay $16.0 million of subordinated debt and $10.3 million under an outstanding Heafner term loan.

SOURCES AND USES OF FUNDS

     The following table indicates the approximate sources and uses of funds on the Transactions closing date (amounts in thousands):

SOURCES OF FUNDS
Credit facility.............................................    $ 48,054
Series A notes..............................................     100,000
Assumption of indebtedness(1)...............................      11,106
Deferred payments(2)........................................      11,390
Class B common stock........................................      14,959
                                                                --------
  Total Sources.............................................    $185,509
                                                                ========
USES OF FUNDS
ITCO merger(3)..............................................    $ 34,349
CPW acquisition(4)..........................................      45,000
Repayment/refinancing of existing indebtedness(5)...........      87,054
Assumption of indebtedness(1)...............................      11,106
Estimated transaction fees and expenses(6)..................       8,000
                                                                --------
  Total Uses................................................    $185,509
                                                                ========

---------------

(1) Represents assumption of ITCO building mortgages of $2.5 million and vendor loans and other amounts at ITCO and CPW.

(2) Includes: (a) $7.4 million payable in installments over five years after the Transactions closing date in exchange for certain non-compete covenants of the CPW stockholders, (b) $2.6 million in other contingent payouts to the CPW stockholders and (c) $1.4 million for the exercise of stock appreciation rights by certain employees of ITCO.

(3) Includes 1,400,667 shares of Class B common stock appraised at approximately $15.0 million and $1.4 million payable to holders of ITCO stock appreciation rights.

(4) Includes the amounts described in clauses (a) and (b) of footnote (2).

(5) Represents repayment or refinancing of: (a) $59.8 million of long-term indebtedness of Heafner, including $16.0 million of subordinated debt, (b) $26.3 million of long-term indebtedness of ITCO and (c) $1.0 million of long-term indebtedness of CPW.

(6) Fees and expenses include the initial purchasers' discount and other fees and expenses of the Series A notes offering and other fees and direct expenses incurred in connection with the Transactions. Fees and expenses include lenders' fees such as prepayment fees, legal fees, accounting fees and other out-of-pocket expenses.

                      -----------------------------------------

                                   USE OF PROCEEDS

     Approximately $49.0 million of the proceeds of the Series C offering were applied by Heafner to repay amounts outstanding under the credit facility. The remainder of the proceeds were used to pay fees and expenses incurred in connection with the Series C offering, which included the discount to the initial purchasers, legal and accounting fees and other out-of-pocket expenses, and for general corporate purposes.

     The amounts outstanding under the credit facility that were repaid with the net proceeds of the Series C offering had originally been borrowed in order to finance the Transactions and to refinance or repay existing long-term indebtedness of Heafner and ITCO as described above in "The Transactions." The aggregate amount of commitments under the credit facility remained at $100.0 million after the Series C offering was completed. As of December 31, 1998, $64.7 million was available for additional borrowings under the credit facility.

     Indebtedness under the credit facility bears interest, at Heafner's option:

     - at the "base rate," which is a floating rate per year equal to the greater of the federal funds rate plus 0.5% or the rate announced by the credit facility agent from time to time as its base or prime lending rate plus the applicable margin, as described below under "Description of Credit Facility", or

     - at the "Eurodollar rate," which is a fixed rate per year based on LIBOR, for one, two, three, six or (subject to the lenders' agreement) twelve months plus the applicable margin.

     The credit facility will mature on May 20, 2003. See "Description of Credit Facility."

                                 CAPITALIZATION

     The following table sets forth, as of December 31, 1998, Heafner's consolidated capitalization. This table should be read in conjunction with the consolidated financial statements of Heafner, ITCO and CPW and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus.

                                                                  DECEMBER 31, 1998
                                                                ----------------------
                                                                (DOLLARS IN THOUSANDS)
Cash........................................................           $  6,648
                                                                       ========
Long-term debt, including current maturities:
  Credit facility...........................................           $ 21,925
  Series B notes............................................            100,000
  Series C notes............................................             50,000
  Vendor loans..............................................              8,132
  Other debt................................................              5,279
                                                                       --------
     Total debt.............................................            185,336
                                                                       --------
Redeemable preferred stock Series A -- 4% cumulative, $.01
  par value, 7,000 shares authorized, issued and
  outstanding...............................................              7,000
Redeemable preferred stock Series B -- variable rate
  cumulative, $.01 par value, 4,500 shares authorized,
  issued and outstanding....................................              4,353
Warrants....................................................              1,137
Stockholders' equity:
  Class A common stock, $.01 par value, 10,000,000 shares
     authorized; 3,697,000 shares issued at December 31,
     1998(a)................................................                 37
  Class B common stock, $.01 par value, 20,000,000 shares
     authorized; 1,400,667 shares issued and outstanding at
     December 31, 1998......................................                 14
  Additional paid-in capital................................             22,360
  Notes receivable from stock sales.........................               (177)
  Accumulated deficit.......................................             (4,110)
                                                                       --------
     Total stockholders' equity.............................             18,124
                                                                       --------
       Total capitalization.................................           $215,950
                                                                       ========

---------------

(a) Excludes 1,034,000 shares issuable upon exercise of warrants and 493,650 shares issuable upon exercise of options.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     Heafner sold $100.0 million in aggregate principal amount of its Series A notes in a private offering on May 20, 1998 to the initial purchasers, who then resold the Series A notes to qualified institutional buyers in reliance upon and subject to the restrictions imposed under Rule 144A under the Securities Act. In a subsequent exchange offer, the Series A noteholders exchanged all of their Series A notes for Series B notes. The Series B notes have similar terms to the Series A notes, but were registered under the Securities Act and, therefore, freely transferable. No Series A notes remain outstanding. On December 8, 1998, Heafner sold $50.0 million in aggregate principal amount of its Series C notes in a private offering to the same initial purchasers, who resold the Series C notes to qualified institutional buyers under Rule 144A under the Securities Act.

     Heafner is conducting this exchange offer not only for the Series C notes, but also for the Series B notes, to allow all of its 10% Senior Notes Due 2008 to trade as a single issue. Heafner believes that this will increase the liquidity of the notes. Under the Registration Rights Agreement, which Heafner, its subsidiaries and the initial purchasers entered into in connection with the private offering of the Series C notes, Heafner is required to:

     - file, on or prior to March 31, 1999, the registration statement of which this prospectus is a part, providing for an exchange offer of Series D notes identical in all material respects to Series B notes and the Series C notes, except that, unlike the Series C notes, the Series D notes will be freely transferable, and will not have any covenants regarding exchange and registration rights;

     - offer up to $150.0 million of Series D notes in exchange for both the Series C notes and the Series B notes;

     - use its best efforts to cause the registration statement to be declared effective within 180 days after the date Heafner originally issued the Series C notes; and

     - keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that notice of the exchange offer is mailed to holders of the old notes.

     The Registration Rights Agreement also provides that, under certain circumstances, Heafner will file with the SEC a shelf registration statement relating to the offer and sale of Series C notes by holders of Series C notes who satisfy certain conditions regarding the provision to Heafner of information in connection with the shelf registration statement.

     The exchange offer being made by this prospectus is intended to satisfy Heafner's obligations under the Registration Rights Agreement. If Heafner fails to fulfill the registration and exchange obligations under the Registration Rights Agreement, each holder of Series C notes will be entitled to receive additional interest at the rate of 0.50% per year per $1,000 principal amount of their Series C notes constituting "transfer restricted securities" until Heafner has fulfilled these obligations. The additional interest will be paid in cash on the same interest payment dates as regular interest payments on the notes. Transfer restricted securities means each Series C note or Series D note until:

     - the date on which the Series C note has been exchanged by a person other than a broker-dealer for a Series D note in the exchange offer;

     - if the Series D note is received by a broker-dealer in exchange for a Series C note in the exchange offer, or in exchange for a Series B note that had been received by the broker-dealer for a Series A note in the Series B exchange offer, then the date on which that Series D note is sold to a purchaser who receives from the broker-dealer a copy of this prospectus;

     - the date on which the Series C note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

     - the date on which the Series C note could be resold under Rule 144(k) under the Securities Act.

     Once the SEC declares the registration statement effective, Heafner will offer the Series D notes in exchange for surrender of the old notes. Each of your Series D notes will accrue interest from the last interest payment date on which interest was paid on the old note you exchanged for that Series D note. If Heafner has not paid any interest on the old note, your Series D note will accrue interest from the date Heafner originally issued that old note. The old notes Heafner accepts for exchange will cease to accrue interest upon issuance of the Series D notes.

     The number of Series B notes and Series C notes tendered and accepted in the exchange offer will reduce the number of Series B notes and Series C notes outstanding, resulting in a decrease in the liquidity in the market for both the Series B notes and the Series C notes. In addition, Series C notes that are not tendered and accepted in the exchange offer will continue to be subject to transfer restrictions imposed by the securities laws. In either case, your Series C notes will be more difficult to trade. Although Series B notes are not subject to the transfer restrictions, you may find that Series B notes will also be more difficult to trade after the exchange offer because of the decrease in the liquidity of the market for the Series B notes.

REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS

     Based on interpretations by the staff of the SEC as stated in no-action letters issued to third parties, Heafner believes that you may offer for resale, resell and otherwise transfer the Series D notes issued to you in the exchange offer for your Series B notes or Series C notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you can represent that:

     - you are acquiring the Series D notes in the ordinary course of your business;

     - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Series D notes;

     - you are not an "affiliate" as defined in Rule 405 of the Securities Act of Heafner; and

     - you are not an initial purchaser who acquired the Series C notes you are tendering for exchange directly from us in the Series C offering.

     If you are not able to make these representations, you are a "Restricted Holder." As a Restricted Holder, you will not be able to exchange your Series B notes or Series C notes for Series D notes in the exchange offer. A Restricted Holder of Series C notes may only sell its Series C notes pursuant to a registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, or under an exemption from the registration requirement of the Securities Act.

     Each broker-dealer that receives Series D notes for its own account in exchange for (a) Series C notes, where those Series C notes were acquired by the broker-dealer as a result of market-making activities or other trading activities or (b) Series B notes, where those Series B notes were acquired in the Series B exchange offer in exchange for Series A notes that the broker-dealer had acquired as a result of market-making activities or other trading activities, is a "Participating Broker-Dealer." Each Participating Broker-Dealer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of Series D notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based upon interpretations by the staff of the SEC, Heafner believes that Series D notes issued in the exchange offer to Participating Broker-Dealers may be offered for resale, resold and otherwise transferred by a Participating Broker-Dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Series D notes received by it in the exchange offer. Heafner has agreed that, for a period of 90 days after the date the SEC declares the registration statement effective, Heafner will make this prospectus available to any broker-dealer, and for a period of 100 days to a Participating Broker-Dealer, for use in connection with any such resale. By acceptance of this exchange offer, each broker-dealer that receives Series D notes in the exchange offer agrees to notify Heafner before it uses this prospectus in connection with the sale or transfer of Series D notes.

     For a more complete understanding of your exchange and registration rights, you should refer to the Registration Rights Agreement, which is included as an exhibit to the registration statement of which this prospectus is a part. A copy of the Registration Rights Agreement is available as described under the heading "Where You Can Find More Information."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, Heafner will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. As of the date of this prospectus, an aggregate of $150.0 million principal amount of the old notes is outstanding. Heafner will issue $1,000 principal amount of Series D notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. You may tender some or all of your old notes in the exchange offer.

     However, old notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Series D notes will be identical in all material respects to the form and terms of the old notes, but will be different from the Series C notes in that:

     - the offering of the Series D notes has been registered under the Securities Act;

     -  the Series D notes will not be subject to transfer restrictions;

     - the Series D notes will be issued free of any obligations regarding exchange and registration rights; and

     - the Series D notes will not provide for the payment of additional interest.

The Series D notes will evidence the same debt as the old notes and will be entitled to the benefits of the Series D indenture under which the Series C notes were, and the Series D notes will be, issued.

     This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of old notes on or about
          , 1999. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered. However, the exchange offer is subject to certain customary conditions, which Heafner may waive, and to the terms and provisions of the Registration Rights Agreement.

     You do not have any appraisal or dissenters' rights under law, or under either the Series B indenture or the Series D indenture, in connection with the exchange offer. Heafner intends to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act and the rules and regulations of the SEC under the Securities Exchange Act.

     If Heafner does not accept for exchange any tendered old notes because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted old notes will be returned, without expense to you, as promptly as practicable after the expiration date.

     If you tender old notes in the exchange offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes in the exchange offer. Heafner will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" means 5:00 p.m., New York City time, on
          , 1999, unless Heafner, in its sole discretion, extends the exchange offer. If we extend the exchange offer, the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     Heafner has the right to delay accepting any old notes, to extend the exchange offer or, if any of the conditions described below under "Certain Conditions to the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent. Heafner also has the right to amend the terms of the exchange offer in any manner. If Heafner delays acceptance of any old notes, terminates or amends the exchange offer, Heafner will make a public announcement of that event as promptly as practicable. If Heafner believes that it has made a material amendment of the terms of the exchange offer, Heafner will promptly disclose that amendment in a manner reasonably calculated to inform the holders of notes about the amendment and Heafner will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to registered holders, if the exchange offer would otherwise expire during such period.

     Heafner will notify the exchange agent of any extension of the exchange offer in writing or orally (if orally, Heafner will promptly confirm in writing). Unless otherwise required by applicable law or regulation, Heafner will make a public announcement of any extension of the expiration date before 9:00 a.m., New York City time, on the first business day after the previously-scheduled expiration date.

     Without limiting the manner in which Heafner may choose to make public announcements of any delay, extension, termination or amendment of the exchange offer, Heafner shall have no obligation to publish, advise or otherwise communicate any such public announcement, other than by making a timely press release of any of those events.

PROCEDURES FOR TENDERING

     Unless the tender is being effected by means of a book-entry transfer, each holder of old notes wishing to accept the exchange offer must, prior to 5:00 p.m., New York City time, on the expiration date:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal,

     - have the signatures guaranteed if required by the letter of transmittal, and

     - mail or otherwise deliver the letter of transmittal or facsimile, together with the old notes and any other required documents, to the exchange agent.

     Any financial institution that is a participant in the book-entry transfer facility system of The Depository Trust Company (the "Depository" or "DTC") may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account and to deliver an agent's message on or prior to the expiration date in accordance with DTC's procedures for transfer and delivery. The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a confirmation of the book-entry tender of old notes into the exchange agent's account at DTC, which states that DTC has received an express acknowledgment from the tendering participant. The acknowledgment states that the participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that Heafner may enforce the letter of transmittal against that participant.

     If delivery of old notes is effected through book-entry transfer into the exchange agent's account at DTC and an agent's message is not delivered, the letter of transmittal, or facsimile of the letter of transmittal, with any required signature guarantees and any other required documents must be transmitted to and received or confirmed by the exchange agent at its addresses set forth under the subheading "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a holder of old notes will constitute an agreement between that holder and Heafner in accordance with the terms and subject to the conditions in this prospectus and in the letter of transmittal.

     Delivery of all documents and old notes must be made to the exchange agent at its address. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to deliver the documents and old notes for them.

     The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, Heafner recommends that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO HEAFNER.

     Only a holder of old notes may tender old notes in the exchange offer. The term "holder" means any person in whose name old notes are registered on the register maintained by the trustee or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by DTC who desires to deliver their old notes by book-entry transfer at DTC.

     Any beneficial holder whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial holder's behalf. If the beneficial holder wishes to tender on the beneficial holder's own behalf, the beneficial holder must, prior to completing and executing the letter of transmittal and delivering old notes, either make appropriate arrangements to register ownership of the old notes in the beneficial holder's own name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

     - a commercial bank or trust company having an office or correspondent in the United States; or

     - an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act;

     unless the old notes tendered with the letter of transmittal are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     -  for the account of an eligible guarantor institution.

     If the letter of transmittal is signed by a person other than the registered holder of any old notes listed in the letter of transmittal, those old notes must be endorsed or accompanied by appropriate bond powers which authorize that person to tender the old notes on behalf of the registered holder, and, in either case, signed as the name of the registered holder or holders appears on the old notes.

     If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by Heafner, submit with the letter of transmittal evidence satisfactory to Heafner of their authority to so act.

     All questions as to the validity, form, eligibility including time of receipt, acceptance and withdrawal of the tendered old notes will be determined by Heafner in its sole discretion, which determination will be final and binding. Heafner reserves the absolute right to reject any and all old notes not properly tendered or any old notes its acceptance of which would, in the opinion of its counsel, be unlawful. Heafner also reserves the absolute right to waive any irregularities or conditions of tender as to particular old notes. Heafner's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as Heafner shall determine. Neither Heafner, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes nor shall Heafner, the exchange agent or any other person incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered, and as to which the defects or irregularities have not been cured or waived, will be returned without cost by the exchange agent to the tendering holder of such old notes unless otherwise provided in the letter of transmittal as soon as practicable following the expiration date.

     In addition, Heafner reserves the right in its sole discretion to:

     - purchase or make offers for any old notes that remain outstanding subsequent to the expiration date, or, as set forth under " -- Certain Conditions to the Exchange Offer," to terminate the exchange offer, and

     - to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.

     The terms of any such purchases or offers may differ from the terms of the exchange offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF SERIES D NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, Heafner will accept, promptly after the expiration date, all old notes properly tendered and will issue the Series D notes promptly after acceptance of the old notes. For purposes of the exchange offer, Heafner shall be deemed to have accepted properly tendered old notes for exchange when, as and if Heafner has given oral or written notice thereof to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter.

     Issuance of Series D notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for the old notes and a properly completed and duly executed letter of transmittal and all other required documents or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desired to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility) as promptly as practicable after the expiration date.

BOOK-ENTRY TRANSFER

     The exchange agent will ask DTC to open an account to handle exchanges of old notes promptly after the date of this prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their old notes and who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or holders who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

     -  The tender is made through an eligible guarantor institution;

     - Prior to the expiration date, the exchange agent receives from such eligible guarantor institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the old notes, the certificate number or numbers of such old notes and the principal amount of old notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, the letter of transmittal (or facsimile thereof), together with the certificate(s) representing the old notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

     - Such properly completed and executed letter of transmittal (or facsimile thereof), together with the certificate(s) representing all tendered old notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agent's account at DTC of old notes delivered electronically) and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

     Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of old notes in the exchange offer, a facsimile transmission or letter notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must

     - specify the name of the person having deposited the old notes to be withdrawn (the "Depositor");

     - include a statement that the Depositor is withdrawing its election to have old notes exchanged and identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes;

     - be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the old notes to register the transfer of such old notes into the name of the Depositor withdrawing the tender; and

     - specify the name in which any such old notes are to be registered, if different from that of the Depositor.

     If old notes have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering" and "-- Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of old notes, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written, telegraphic, telex or facsimile transmission.

     All questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices will be determined by Heafner, and its determination shall be final and binding. Any old notes that are withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Series D notes will be issued in exchange for any withdrawn old notes unless the old notes so withdrawn are validly re-tendered. Properly withdrawn old notes may be re-tendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     The exchange offer is not subject to any conditions, other than that:

     - the exchange offer does not violate applicable law or any applicable interpretation of the staff of the SEC; and

     - there is no injunction, order or decree issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair Heafner's ability to proceed with the exchange offer.

     There can be no assurance that any such condition will not occur. Holders of old notes will have certain rights against Heafner under the Registration Rights Agreement should Heafner fail to consummate the exchange offer. If Heafner determines that it may terminate the exchange offer because of one of the conditions described above, it may:

     - refuse to accept any old notes and return any old notes that have been tendered to the holders thereof;

     - extend the exchange offer and retain all old notes tendered prior to the expiration date, subject to the rights of such holders of tendered old notes to withdraw their tendered old notes; or

     - waive the termination event and accept all properly tendered old notes that have not been withdrawn.

     If waiving the termination event constitutes a material change in the exchange offer, Heafner will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of old notes, and Heafner will extend the exchange offer for a period of five to ten business days, depending upon the significance of the change and the manner of disclosure to the registered holders of the old notes, if the exchange offer would otherwise expire during such period.

EXCHANGE AGENT

     First Union National Bank, the trustee under the Series D indenture, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and inquiries for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                By Mail:                  Facsimile Transmission        Hand or Overnight Delivery:
     (REGISTERED OR CERTIFIED MAIL               Number:                 First Union National Bank
               RECOMMENDED)                    704-590-7628            Corporate Trust Reorganization
       First Union National Bank              (FOR ELIGIBLE         1525 West W.T. Harris Boulevard, 3C3
     Corporate Trust Reorganization         INSTITUTIONS ONLY)        Charlotte, North Carolina 28262
  1525 West W.T. Harris Boulevard, 3C3                                     Attention: Mike Klotz
    Charlotte, North Carolina 28288       Confirm by Telephone:
         Attention: Mike Klotz                 704-590-7408

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     Heafner will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer.

     Heafner will pay the cash expenses to be incurred in connection with soliciting tenders in the exchange offer. Such expenses include fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the tender or exchange, except that holders who instruct Heafner to register Series D notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

ACCOUNTING TREATMENT

     The Series D notes will be recorded at the same carrying value as the old notes on the date of the exchange. Accordingly, Heafner will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer and the unamortized expenses relating to the issuance of the old notes will be amortized over the term of the Series D notes.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The following unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998 has been derived by the application of pro forma adjustments to the audited statement of operations of Heafner for the year ended December 31, 1998, and the unaudited condensed statements of operations for the five months ended May 20, 1998 for ITCO and May 31, 1998 for CPW. The unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998, give effect to the Transactions as if they had all occurred on January 1, 1998.

     The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that Heafner believes are reasonable, including assumptions relating to the preliminary allocation of the consideration paid in connection with the ITCO merger and CPW acquisition to the assets and liabilities of ITCO and CPW based on estimates of their respective fair values. The actual purchase price allocation may differ from that reflected in the unaudited Pro Forma Condensed Combined Statement of Operations. For purposes of the accompanying unaudited Pro Forma Condensed Combined Statement of Operations, goodwill resulting from the Transactions will be amortized over a 15 year period and will not be deductible for income tax reporting purposes.

     On May 20, 1998, Heafner merged with ITCO for a total price of $35.3 million (including $1.0 million of direct acquisition costs) and acquired CPW for a total purchase price of $46.6 million (including $1.0 million related to the repayments of debt and $0.6 million of direct acquisition costs). These transactions were accounted for as purchases with the excess of the purchase price over the fair value of the net assets acquired to goodwill, which is being amortized over 15 years. For the year ended December 31, 1998, Heafner's results included the results of ITCO and CPW for the period from the Transactions closing date through December 31, 1998. See Note 2 in Heafner's audited financial statements at the back of this prospectus for the ITCO and CPW preliminary purchase price allocations. Financing adjustments represent adjustments for the issuance of the Series A notes and Series C notes and borrowings under the credit facility. The pro forma adjustments have been applied to the audited statement of operations for the year ended December 31, 1998, for Heafner and the unaudited statements of operations for the five months ended May 20, 1998 and May 31, 1998, for ITCO and CPW, respectively, to reflect the Transactions as if they had all occurred on January 1, 1998.

     The unaudited Pro Forma Condensed Combined Statement of Operations does not aim to represent what Heafner's results would have been if the Transactions had occurred on January 1, 1998, or to project what Heafner's results of operations for any future period or date will be. The unaudited Pro Forma Condensed Combined Statement of Operations should be read in conjunction with "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of Heafner, ITCO and CPW, and the respective notes, included in this prospectus.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                          HISTORICAL
                              ----------------------------------                  PRO FORMA
                                            ITCO         CPW       ---------------------------------------
                              HEAFNER    (5/20/98)    (5/31/98)    ACQUISITION     FINANCING     PRO FORMA
                              12/31/98   (5 MONTHS)   (5 MONTHS)   ADJUSTMENTS    ADJUSTMENTS    COMBINED
                              --------   ----------   ----------   -----------    -----------    ---------
STATEMENT OF OPERATIONS
  DATA:
Net sales...................  $713,672    $149,123     $60,964                                   $923,759
Cost of goods sold..........   548,035     126,920      44,411       $ 2,340(a)                   721,706
                              --------    --------     -------       -------                     --------
Gross profit................   165,637      22,203      16,553        (2,340)                     202,053
General, selling and
  administrative expenses...   146,234      17,531      13,484                                    177,249
Amortization expense........     6,919         375          --         3,397(b)                    10,691
Special charges.............     1,409          --          --        (1,409)(c)                       --
                              --------    --------     -------       -------                     --------
Income from operations......    11,075       4,297       3,069        (4,328)                      14,113
OTHER EXPENSE:
Interest expense, net.......    13,460       1,526         212           247(d)     $ 2,377(e)     17,822
Other expense (income),
  net.......................      (166)         --          50                                       (116)
                              --------    --------     -------       -------        -------      --------
Total non-operating
  expense...................    13,294       1,526         262           247          2,377        17,706
                              --------    --------     -------       -------        -------      --------
Income (loss) before income
  taxes.....................    (2,219)      2,771       2,807        (4,575)        (2,377)       (3,593)
Provision (benefit) for
  income taxes..............       289       1,179       1,125        (1,569)(f)       (951)(f)        73
                              --------    --------     -------       -------        -------      --------
Net income (loss) before
  extraordinary item........  $ (2,508)   $  1,592     $ 1,682       $(3,006)       $(1,426)     $ (3,666)
                              ========    ========     =======       =======        =======      ========
OTHER DATA:
Depreciation and
  amortization..............    12,316       1,065         246         3,397                       17,024
EBITDA(g)...................    22,824       5,362       3,265          (931)                      30,520
Capital expenditures........     8,697         292         338                                      9,327
Ratio of earnings to fixed
  charges(h)................        --        2.2x        5.2x                                         --

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

(a) To reflect CPW vendor rebate programs.

(b) To reflect amortization of ITCO and CPW goodwill, amortization of CPW non-compete covenants and other deferred payments and elimination of amortization of ITCO historical goodwill.

(c) To eliminate non-recurring restructuring charge directly attributable to the Transactions.

(d) To reflect interest expense on notes payable to CPW stockholders for non-compete agreements.

(e) To reflect interest expense on the Series A notes and Series C notes, amortization expense on deferred financing costs and elimination of historical interest expense and amortization expense related to long-term debt repaid.

(f) The income tax benefit has been adjusted to reflect the income tax effects of pro forma adjustments based upon an assumed 40% tax rate.

(g) EBITDA -- Represents net income (loss) before extraordinary item plus income taxes, depreciation, amortization and interest expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA should not be considered an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. EBITDA as calculated and presented here may not be comparable to EBITDA as calculated and presented by other companies.

(h) Ratio of Earnings to Fixed Charges -- In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance cost) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the periods shown for Heafner historical and combined pro forma, earnings were insufficient to cover fixed charges by $2.2 million and $3.6 million, respectively.

                       SELECTED HISTORICAL FINANCIAL DATA

HEAFNER

     The following table sets forth selected historical consolidated financial data of Heafner for the periods indicated. The selected historical financial data as of and for the years ended December 31, 1994 through 1998 are derived from the historical consolidated financial statements of Heafner as of and for those years, which have been audited by Arthur Andersen LLP, independent certified public accountants. The consolidated financial statements of Heafner for each of the years in the three-year period ended December 31, 1998 are included at the back of this prospectus. The following selected historical consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Heafner and the related notes included in this prospectus.

                                                                         FISCAL YEARS ENDED DECEMBER 31,
                                                             --------------------------------------------------------
                                                               1994        1995        1996      1997(A)     1998(B)
                                                             --------    --------    --------    --------    --------
                                                                              (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
Net sales................................................    $161,786    $169,031    $190,535    $311,839    $713,672
Costs of goods sold......................................     134,625     140,811     158,880     233,941     548,035
                                                             --------    --------    --------    --------    --------
Gross profit.............................................      27,161      28,220      31,655      77,898     165,637
Selling, general and administrative expenses.............      25,420      26,584      29,660      74,441     153,153
Special charges..........................................          --          --          --          --       1,409
                                                             --------    --------    --------    --------    --------
Income from operations...................................       1,741       1,636       1,995       3,457      11,075
Interest and other expense, net..........................         520         946         944       3,710      13,294
                                                             --------    --------    --------    --------    --------
Income (loss) from operations before provision (benefit)
  for income taxes and extraordinary charge..............       1,221         690       1,051        (254)     (2,219)
Provision (benefit) for income taxes.....................          --          --          --        (240)        289
                                                             --------    --------    --------    --------    --------
Net income (loss) from operations before extraordinary
  charge.................................................       1,221         690       1,051         (14)     (2,508)
Extraordinary charge.....................................          --          --          --          --      (2,216)
                                                             --------    --------    --------    --------    --------
Net income (loss)........................................       1,221         690       1,051         (14)     (4,724)
Pro forma provision for income taxes.....................         520         325         439          --          --
                                                             --------    --------    --------    --------    --------
Pro forma net income (loss)..............................    $    701    $    365    $    612    $    (14)   $ (4,724)
                                                             ========    ========    ========    ========    ========
CASH FLOWS DATA:
Net cash provided by (used in) operating activities......    $  4,525    $   (363)   $  4,008    $  6,703    $ (9,684)
Net cash used in investing activities....................      (1,350)     (2,200)     (7,626)    (46,459)    (58,070)
Net cash provided by (used in) financing activities......      (2,702)      2,630       3,711      41,252      71,900
Depreciation and amortization............................       1,232       1,062       1,331       5,399      12,316
Capital expenditures.....................................       1,687       2,205       7,865       4,908       8,697
BALANCE SHEET DATA (AT END OF PERIOD)
Working capital..........................................    $ 16,957    $ 19,148    $ 16,913    $ 20,582    $ 56,562
Total assets.............................................      44,844      55,458      59,551     146,508     430,821
Total debt...............................................      12,515      15,632      21,003      64,658     185,336
Stockholders' equity.....................................      11,640      11,719      11,574       7,659      18,124
OTHER DATA:
EBITDA(c)................................................    $  3,352    $  3,060    $  3,847    $  9,987    $ 19,130
Ratio of earnings to fixed charges(d)....................         1.9x        1.4x        1.5x         --          --

---------------

(a) In May 1997, Heafner acquired Winston. The transaction was accounted for using the purchase method of accounting.

(b) In May 1998, the ITCO merger and the CPW acquisition occurred. Each transaction was accounted for using the purchase method of accounting.

(c) EBITDA represents net income before extraordinary item plus income taxes, depreciation and amortization and interest expense. EBITDA for the year ended December 31, 1998 includes $733,000 related to amortization of deferred financing charges that is included as amortization expense for cash flow purposes and interest expense in the consolidated statements of operations. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA should not be considered an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. EBITDA as calculated and presented here may not be comparable to EBITDA as calculated and presented by other companies.

(d) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance cost) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the years ended December 31, 1997 and 1998, earnings were insufficient to cover fixed charges by $254,000 and $2.2 million, respectively.

ITCO

     The following table sets forth selected historical consolidated financial data of ITCO for the periods indicated. The selected historical data are derived from audited historical consolidated financial statements of ITCO as of and for the years ended October 2, 1993, October 1, 1994 and September 30, 1995. The consolidated financial statements of ITCO for the year ended September 30, 1995 have been audited by Deloitte and Touche LLP, independent auditors, and are included elsewhere in this prospectus. The remaining selected historical data is derived from the historical consolidated financial statements of ITCO for the period from its inception on November 13, 1995, to September 30, 1996 and for the year ended September 30, 1997 which have been audited by Ernst & Young LLP, independent auditors. The consolidated financial statements of ITCO for each of the years in the three year period ended September 30, 1997 are included at the back of this prospectus. The selected historical financial data for the eight months ended May 31, 1997 and the period ended May 20, 1998 have been derived from financial statements that are included at the back of this prospectus, which are unaudited but which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments except as otherwise described therein, necessary for a fair presentation of the financial position and results of operations for such period. The following selected historical consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of ITCO and the related notes included in this prospectus.

                                                                                       EIGHT
                                                                                       MONTHS     PERIOD
                                              FISCAL YEAR                              ENDED      ENDED
                               -----------------------------------------              MAY 31,    MAY 20,
                                 1993       1994       1995     1996(A)      1997       1997       1998
                               --------   --------   --------   --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS
  DATA:
Sales.......................   $204,586   $252,526   $294,113   $290,982   $351,996   $225,804   $232,277
Cost of goods sold..........    178,561    221,034    257,040    253,629    301,970    194,203    198,701
                               --------   --------   --------   --------   --------   --------   --------
Gross profit................     26,025     31,492     37,073     37,353     50,026     31,601     33,576
Selling, general and
  administration expenses...     23,531     29,134     34,177     36,946     47,867     31,097     29,957
                               --------   --------   --------   --------   --------   --------   --------
Income from operations......      2,494      2,358      2,896        407      2,159        504      3,619
Interest and other
  expense...................        802      1,105      2,147      3,659      4,050      2,280      1,961
                               --------   --------   --------   --------   --------   --------   --------
Income (loss) before income
  taxes.....................      1,692      1,253        749     (3,252)    (1,891)    (1,776)     1,658
Income taxes (benefit)......        707        545        121     (1,296)      (452)      (700)       811
Cumulative effect of change
  in accounting for income
  tax(b)....................         --        408         --         --         --         --         --
                               --------   --------   --------   --------   --------   --------   --------
Net income (loss)...........   $    985   $  1,116   $    628   $ (1,956)  $ (1,439)  $ (1,076)  $    847
                               ========   ========   ========   ========   ========   ========   ========
CASH FLOWS DATA:
Net cash provided by (used
  in) operating
  activities................     (1,642)    (6,065)       108      6,470      8,603     12,465      6,486
Net cash used in investing
  activities................     (3,302)    (3,270)      (668)   (16,150)      (742)      (587)      (240)
Net cash provided by (used
  in) financing
  activities................      4,850      9,668        867     11,434     (7,760)   (11,765)    (6,897)
Depreciation and
  amortization..............      1,298      1,394      1,313      2,179      2,493      1,683      1,616
Capital expenditures........      3,563      3,520        869      1,133      1,188      1,033        711
BALANCE SHEET DATA
  (AT END OF PERIOD):
Working capital.............   $  4,006   $  5,717   $  5,062   $ 24,869   $ 16,402   $ 12,714   $  9,012
Total assets................     72,897     89,433     98,287    124,218    123,320    116,557    131,274
Total debt..................     19,805     29,717     30,651     47,163     39,482     37,780     32,556
Stockholders' equity
  (deficit).................      9,811     10,927     11,555     (1,751)    (4,103)    (3,427)    (3,218)

                                                                                       EIGHT
                                                                                       MONTHS     PERIOD
                                              FISCAL YEAR                              ENDED      ENDED
                               -----------------------------------------              MAY 31,    MAY 20,
                                 1993       1994       1995     1996(A)      1997       1997       1998
                               --------   --------   --------   --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
OTHER DATA:
EBITDA(c)...................   $  4,547   $  4,816   $  5,107   $  2,411   $  4,312   $  2,252   $  5,626
Ratio of earnings to fixed
  charges(d)................       1.8x       1.4x       1.2x         --         --         --       1.4x

---------------

(a) On November 13, 1995, ITCO changed ownership. The operations data disclosed for the year ended September 30, 1996 include operational information from November 13, 1995 to September 30, 1996.
(b) Effective October 3, 1993, ITCO adopted prospectively SFAS No. 109. SFAS No. 109 requires a change from the deferred method as required under APB Opinion No. 11 to the asset and liability method of accounting for income taxes. The cumulative effect of the change in accounting for income taxes was $408,000.
(c) EBITDA represents net income plus income taxes, depreciation and amortization and interest expense less the cumulative effect of change in accounting for income taxes. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA should not be considered an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. EBITDA as calculated and presented here may not be comparable to EBITDA as calculated and presented by other companies.
(d) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance cost) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the years ended September 30, 1996 and 1997, and the eight months ended May 31, 1997, earnings were insufficient to cover fixed charges by $3.3 million, $1.9 million and $1.8 million, respectively.

CPW

     The following table sets forth selected historical financial data of CPW for the periods indicated. The selected historical data are derived from the unaudited financial statements of CPW as of and for the years ended October 31, 1993 and October 31, 1994. The selected historical data are derived from the historical financial statements of CPW as of and for the years ended October 31, 1995 through 1997 which have been audited by KPMG LLP, independent certified public accountants. The financial statements of CPW for each of the years in the three-year period ended October 31, 1997 are included at the back of this prospectus. The selected historical financial data for the six months ended April 30, 1997 and 1998 have been derived from financial statements that are included at the back of this prospectus which are unaudited but which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for such period. The following selected historical financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of CPW and the related notes included in this prospectus.

                                                                                        SIX MONTHS ENDED
                                                        FISCAL YEAR                         APRIL 30,
                                      -----------------------------------------------   -----------------
                                       1993      1994      1995      1996      1997      1997      1998
                                      -------   -------   -------   -------   -------   -------   -------
                                                            (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
Net sales..........................   $38,290   $61,091  $107,683  $122,930  $122,410   $56,589   $67,578
Cost of goods sold.................    29,694    49,148    88,363   101,355    98,289    45,295    49,013
                                      -------   -------   -------   -------   -------   -------   -------
Gross profit.......................     8,596    11,943    19,320    21,575    24,121    11,294    18,565
Selling, general and administrative
  expenses.........................     7,470    11,119    17,786    18,660    20,087     9,580    13,963
                                      -------   -------   -------   -------   -------   -------   -------
Income from operations.............     1,126       824     1,534     2,915     4,034     1,714     4,602
Interest and other expense.........        77        96       265       162       223       113       324
                                      -------   -------   -------   -------   -------   -------   -------
Income before income taxes.........     1,049       728     1,269     2,753     3,811     1,601     4,278
Income taxes.......................       369       329       537     1,070     1,531       638     1,710
Minority interest(a)...............       267       144         6         3        --        --        --
                                      -------   -------   -------   -------   -------   -------   -------
Net income.........................   $   413   $   255   $   726   $ 1,680   $ 2,280   $   963   $ 2,568
                                      =======   =======   =======   =======   =======   =======   =======
CASH FLOWS DATA:
Net cash provided by (used in)
  operating activities.............   $ 1,380   $ 1,808   $(2,223)  $ 4,645   $ 4,578   $ 1,795    (1,473)
Net cash used in investing
  activities.......................      (110)   (1,790)     (846)     (995)   (2,782)   (2,033)   (1,847)
Net cash provided by (used in)
  financing activities.............      (759)    1,648       967    (3,768)     (971)      288     3,358
Depreciation and amortization......       116       216       338       404       484       203       328
Capital expenditures...............       108     1,639       788       655     3,489     2,586       745
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working capital....................   $ 1,716   $ 1,375   $ 4,217   $ 4,827   $ 4,883   $ 3,093   $ 6,446
Total assets.......................    12,212    28,303    38,784    45,724    46,674    41,103    55,427
Total debt(d)......................     1,270     4,236     9,819     6,359     5,452     6,735     9,758
Stockholders' equity...............       962     1,217     2,336     4,016     6,296     4,980     8,865
OTHER DATA:
EBITDA(b)..........................   $ 1,241   $ 1,044   $ 1,905   $ 3,202   $ 4,450   $ 1,888   $ 4,833
Ratio of earnings to fixed
  charges(c).......................      4.2x      2.6x      1.9x      3.3x      3.9x      3.3x      5.6x

---------------

(a) CPW's consolidated financial statements include the consolidation of its majority interests in Speed Merchant of San Jose, a California partnership, and Arthur Enterprises, a California corporation. All significant intercompany transactions and balances are eliminated in consolidation.

(b) EBITDA represents net income plus income taxes, depreciation and amortization and interest expense, net and minority interest. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA should not be considered an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles.

     EBITDA as calculated and presented here may not be comparable to EBITDA as calculated presented by other companies.

(c) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance cost) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.

(d) Excludes all related party debt.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

     The following discussion and analysis of the results of operations, financial condition and liquidity of Heafner, Winston, ITCO and CPW should be read in conjunction with the financial statements and the "Unaudited Pro Forma Condensed Combined Financial Data" and the related notes included in this prospectus.

OVERVIEW

     Most of Heafner's sales consist of passenger and light truck tires, which in 1998 would have represented approximately 78.4% of its pro forma net sales. The remainder of such sales would have been derived from automotive service and parts (9.1%), custom wheels (6.7%), automotive service equipment (5.6%) and other products (0.2%). Heafner sells its products to a variety of markets, both in terms of end-use and geography. Heafner's distribution channels consist of
(a) Eastern wholesale, (b) Western retail tires and automotive service and (c) Western wholesale. In 1998, on a pro forma basis, net sales through such channels accounted for approximately 67.9%, 16.2% and 15.9%, respectively. Heafner believes that the diversity of its markets helps stabilize Heafner's sales and earnings.

     In connection with the Transactions completed on May 20, 1998, Heafner has recorded a non-recurring extraordinary charge of $3.7 million for the write-off of unamortized financing expenses and discounts and to pay prepayment penalties. Heafner has also recorded a non-recurring restructuring charge to operations of $1.4 million, and is establishing reserves of $5.2 million related to costs to be incurred in consolidation of distribution, retail, and corporate office facilities, severance obligations, and other related exit costs. Cash payments during the 18 months following the consummation of the Transactions from these items are estimated to be approximately $5.0 million.

     Heafner has identified a number of areas in which it expects to realize annual cost savings as a result of the Transactions. For example, Heafner anticipates cost reductions based on elimination of duplicate corporate expenses, warehouse consolidations and maximizing efficiency of its truck fleet, inventory management systems and customer service functions. In addition, Heafner expects to realize improvements as a result of lower purchase prices on tires and other products as supplier programs are coordinated and Heafner's combined purchasing power is utilized. Although management believes that cost savings in these areas are achievable, there can be no assurance that any such cost reductions or savings will be achieved. The amount of any such potential cost reductions or savings is not yet reasonably determinable.

     RESULTS OF OPERATIONS -- HEAFNER

     Heafner acquired Winston on May 7, 1997 and CPW on May 20, 1998. The ITCO merger occurred on May 20, 1998. Therefore, results for 1998 include the operations of ITCO and CPW only after May 20, 1998. Results for 1997 exclude results of ITCO and CPW, and include the operations of Winston after May 7, 1997. Results for 1996 include solely the results of Heafner without ITCO, CPW or Winston.

     The following table sets forth each category of statements of operations data as a percentage of net sales:

                                                                FISCAL YEAR ENDED DEC. 31,
                                                                --------------------------
                                                                 1996      1997      1998
                                                                ------    ------    ------
Net sales...................................................    100.0%    100.0%    100.0%
Cost of goods sold..........................................     83.4      75.0      76.8
Gross profit................................................     16.6      25.0      23.2
Selling, general and administrative expenses................     15.6      23.9      21.7
Income from operations......................................      1.0       1.1       1.6
Interest and other expense..................................      0.4       1.2       1.9
Income (loss) from operations before benefit for income
  taxes.....................................................      0.6      (0.1)     (0.3)
Income taxes................................................      0.0      (0.1)     (0.0)
Net income (loss) before extraordinary charge...............      0.6       0.0      (0.4)
Extraordinary charge........................................       --        --      (0.3)
Net income (loss)...........................................      0.6       0.0      (0.7)
Pro forma provision for income taxes........................      0.3       0.0        --
Pro forma net income (loss).................................      0.3       0.0        --

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     Net sales were $713.7 million for 1998, an increase of $401.8 million, or 128.9%, from $311.8 million in 1997. The inclusion of sales for Winston (12 months versus 8), ITCO (7 months), and CPW (7 months) accounted for $364.3 million, or 90.7%, of the increase in sales in 1998. Distribution sales were strong throughout 1998, increasing by almost 13% due to continued market share gains in Heafner's primary service areas, aided somewhat by strong market conditions.

     Gross profit was $165.6 million in 1998, an increase of $87.7 million, or 112.6%, from $77.9 million in 1997. As a percentage of net sales, gross profit was 23.2% and 25.0%, respectively, for 1998 and 1997. The increase in gross profit dollars was also due to the inclusion of the acquired operations, which accounted for $78.4 million, or 89.3%, of the gross dollar increase. The decrease in overall gross margins in 1998 was due to a higher proportion of distribution sales, which generally result in lower margins than retail sales. The percentage of distribution sales was 79.0% and 67.6%, respectively, for 1998 and 1997.

     Selling, general and administrative expenses were $154.6 million in 1998, an increase of $80.1 million, or 107.6%, from $74.4 million in 1997. As a percentage of net sales, these expenses were 21.7% and 23.9%, respectively, for 1998 and 1997. The inclusion of the acquired operations accounted for $72.2 million, or 90.2%, of the increase in selling, general and administrative expenses in 1998. The decrease in selling, general and administrative costs as a percent of sales was due to a higher proportion of distribution sales, which generally have lower expense percentages than retail operations. Offsetting this business mix change somewhat was slightly higher selling and administrative costs in Heafner's distribution operations as a percent of sales.

     Interest and other expense increased from $3.7 million in 1997 to $13.3 million in 1998. Interest expense increased by $8.6 million as a result of increased borrowings incurred in connection with the acquisitions of Winston, ITCO and CPW.

     The results from operations for 1998 include a special charge of $1.4 million in June 1998, which was taken into account in determining income from operations, in connection with the costs of closing certain duplicative Heafner distribution centers. These costs relate to lease commitments, asset writedowns, severance and employee related costs, and other costs to shut down these facilities. A non-recurring extraordinary charge of $3.7 million ($2.2 million net of taxes) was also recorded for the write-off of unamortized financing expenses and discounts, and the payment of prepayment penalties.

     Income taxes on pre-tax income before extraordinary charge were $0.3 million in 1998 compared to $(0.2) million in 1997. The effective income tax rate for 1998 was (13.0)% and was increased from the statutory rate due to non-deductible goodwill amortization.

     The net loss for 1998 was $(4.7) million, or (0.7)%, of net sales compared to a net loss of $(14,000), or 0.0%, of net sales in 1997, as a result of the factors discussed above.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Net sales were $311.8 million for 1997, an increase of $121.3 million, or 63.7%, from $190.5 million in 1996. The increase was primarily due to the acquisition of Winston on May 7, 1997. Winston sales included in reported 1997 results totaled $101.1 million, or 83.3% of the total sales increase for the year. Wholesale distribution sales for Heafner in 1997 totaled $210.8 million, an increase of $20.3 million, or 10.7%, from 1996 sales. This increase resulted primarily from additional market share gains in the Southeast.

     Gross profit was $77.9 million in 1997, an increase of $46.2 million, or 146.1%, from $31.7 million in 1996. As a percentage of net sales, gross profit was 25.0% and 16.6%, respectively. Gross profit increased primarily due to the acquisition of Winston. Excluding Winston's gross profits included in 1997 results, gross profit would have been $35.1 million, or 16.7% of net sales. Retail sales generally result in higher gross profit margins than sales from wholesale distribution.

     Selling, general and administrative expenses were $74.4 million in 1997, an increase of $44.8 million, or 151.0%, from $29.7 million in 1996. As a percentage of net sales, these expenses were 23.9% and 15.6%, respectively. Excluding the results of Winston subsequent to May 7, 1997, selling, general and administrative expenses in Heafner's wholesale distribution business were $32.7 million, or 15.5%, of wholesale sales. Although as a percentage of sales these costs were slightly lower in 1997 on an absolute basis, the increase of $3.0 million reflects Heafner's investment in both field and corporate personnel, programs and customer service capabilities as it prepared for higher levels of activity in 1998 and beyond.

     Interest and other expense increased from $0.9 million in 1996 to $3.7 million in 1997 due to additional debt incurred in connection with the acquisition of Winston.

     Income taxes were $(0.2) million in 1997 as a result of the change in the status of Heafner as of May 7, 1997 from a Subchapter S corporation to a Subchapter C corporation.

     A net loss of $(14,000), or 0.0% of net sales, in 1997 represented a decrease of $1.1 million from net income in 1996 of $1.1 million, or 0.6% of net sales, in 1996 as a result of the factors discussed above.

     The effective income tax rate for 1997, on a pro forma basis, was 0.0%, compared to an effective tax rate for 1996, on a pro forma basis, of 41.8%, due to taxable income being $0.0 million for the four-month period in which Heafner was an S corporation.

     Pro forma net loss of $(14,000), or 0.0% of net sales, in 1997 represented a decrease of $0.6 million from net income in 1996 of $0.6 million, or 0.3% of net sales, in 1996 as a result of the factors discussed above.

RESULTS OF OPERATIONS -- ITCO

     The ITCO merger took place on May 20, 1998. Results subsequent to that date are included with those of Heafner, above. ITCO acquired the assets of ITCO Holdings in a transaction accounted for as a purchase at the close of business on November 30, 1995. Therefore, the reported results for fiscal 1996 only include the 10-month period from December 1, 1995 to September 30, 1996.

     The following table sets forth each category of statements of operations data as a percentage of net sales:

                                                 FISCAL YEAR ENDED
                                                   SEPTEMBER 30,       EIGHT MONTHS
                                               ---------------------      ENDED       PERIOD ENDED
                                               1995    1996    1997    MAY 31, 1997   MAY 20, 1998
                                               -----   -----   -----   ------------   ------------
Net sales...................................   100.0%  100.0%  100.0%     100.0%         100.0%
Cost of goods sold..........................    87.4    87.2    85.8       86.0           85.5
Gross profit................................    12.6    12.8    14.2       14.0           14.5
Selling, general and administrative
  expenses..................................    11.6    12.7    13.6       13.8           12.9
Income from operations......................     1.0     0.1     0.6        0.2            1.6
Interest and other expense..................     0.7     1.2     1.1        1.0            0.9
Income (loss) before income taxes...........     0.3    (1.1)   (0.5)      (0.8)           0.7
Income taxes................................     0.1    (0.4)   (0.1)      (0.3)           0.3
Net income (loss)...........................     0.2    (0.7)   (0.4)      (0.5)           0.4

PERIOD ENDED MAY 20, 1998 COMPARED TO EIGHT MONTHS ENDED MAY 31, 1997

     Net sales were $232.3 million for the period ended May 20, 1998, an increase of $6.5 million, or 2.9%, from $225.8 million for the eight months ended May 31, 1997. The increase was due to increased sales of $8.9 million in the March-May 1998 period as a result of aggressive marketing by ITCO of its products, offset partially by strong economic activity and related sales in the prior year's November-December 1996 period.

     Gross profit was $33.6 million for the period ended May 20, 1998, an increase of $2.0 million, or 6.2%, over the eight months ended May 31, 1997. As a percentage of net sales, gross profit was 14.5% and 14.0%, respectively, for the periods ended May 20, 1998 and May 31, 1997. Gross profit margins improved in the current period as a result of the concentration by ITCO on achieving higher margins on all product lines and emphasizing sales of certain higher margin tire product lines.

     Selling, general and administrative expenses were $30.0 million in the period ended May 20, 1998, a decrease of $1.1 million, or 3.7%, from $31.1 million for the eight months ended May 31, 1997. As a percentage of net sales, these expenses were 12.9% and 13.8%, respectively, for the periods ended May 20, 1998 and May 31, 1997. The entire reduction in selling, general and administrative expenses for the 1998 period as a percentage of sales was due to certain headcount reductions instituted during the latter half of the prior fiscal year, offset only slightly by increased spending on sales and operations management personnel in the current period. In fiscal 1997, ITCO reduced field headcounts by approximately 125 persons.

     Interest and other expense decreased to $2.0 million in the period ended May 20, 1998 from $2.3 million in the comparable period in 1997.

     Income taxes increased to an expense of $0.8 million for the period ended May 20, 1998 from a credit of $0.7 million in the comparable 1997 period as a result of improved pre-tax earnings and provisions for permanent timing differences on the expected fiscal 1998 earnings.

     Net income was $0.8 million, or 0.4% of net sales, for the period ended May 20, 1998, an increase of $1.9 million from a net loss of $(1.1) million, or (0.5)% of net sales, for the first eight months of fiscal 1997 due to the factors discussed above.

YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO PERIOD ENDED SEPTEMBER 30, 1996

     Sales were $352.0 million for fiscal 1997, an increase of $61.0 million, or 21.0%, from $291.0 million fiscal 1996. However, fiscal 1996 included only 10 months of operating results. If 1996 results were restated for a full 12 months of operations, sales in fiscal 1997 increased by $10.5 million, or 3.1%. This increase, as adjusted, was due to the full-year sales effect from companies acquired during fiscal 1996 of

$17.5 million, partially offset by a decline in the sale of custom wheels, and a change in the recording of truck tire sales to national fleets. The change reduced sales by $4.0 million, with no effect on earnings.

     Gross profit was $50.0 million in fiscal 1997, an increase of $12.7 million, or 33.9%, from $37.4 million in fiscal 1996. Giving effect to a full 12 months in fiscal 1996, gross profit rose in fiscal 1997 by $6.8 million, or 15.7%. As a percentage of sales, gross profit rose from 12.7% in the adjusted fiscal 1996 period to 14.2% in fiscal 1997. This improvement in gross margin as a percentage of sales in fiscal 1997 was primarily due to changes in customer automatic pricing programs at the warehouse level which generated higher individual customer margins and therefore allowed for the achievement of higher overall margins on product sales.

     Selling, general and administrative expenses were $47.9 million in fiscal 1997, or 13.6% of net sales, an increase of $10.9 million, or 29.6%, from $36.9 million in fiscal 1996. On a full-year basis, fiscal 1996 selling, general and administrative expenses would have been $40.8 million, or 12.0%, of restated sales. Increases in these expenses were primarily caused by the full-year effect in fiscal 1997 of the 1996 acquisition of companies with higher operating expense ratios.

     Interest and other expense increased from $4.0 million in fiscal 1996 on a 12 month basis to $4.1 million in fiscal 1997.

     Income taxes decreased from a credit of $1.3 million in fiscal 1996 to a credit of $0.5 million in fiscal 1997 as a result of the reduced pre-tax loss amount.

     A net loss of $(1.4) million, or (0.4)% of net sales, in fiscal 1997 represented an improvement of $0.5 million, or 26.4%, from a net loss of $(2.0) million, or (0.7)% of net sales, for fiscal 1996 due to the factors discussed above.

PERIOD ENDED SEPTEMBER 30, 1996 COMPARED TO YEAR ENDED SEPTEMBER 30, 1995

     Sales were $291.0 million for fiscal 1996, a decrease of $3.1 million, or 1.1%, from $294.1 million fiscal 1995. Restating fiscal 1996 on a 12 month basis, sales would have reflected an increase of $47.3 million, or 16.1%. This increase was primarily due to the partial-year inclusion of sales from companies acquired during fiscal 1996.

     Gross profit was $37.4 million in fiscal 1996, an increase of $0.3 million, or 0.8%, from $37.1 million in fiscal 1995. Full-year gross profit in fiscal 1996 would have been $43.3 million, or 12.7%, of sales in restated fiscal 1996 versus 12.6% in fiscal 1995. Gross profit increased in full-year fiscal 1996, coinciding with the overall increase in sales levels.

     Selling, general and administrative expenses were $36.9 million in fiscal 1996, an increase of $2.8 million, or 8.1%, from $34.2 million in fiscal 1995. As a percentage of sales, these expenses were 12.7% and 11.6%, respectively. On a full-year basis, fiscal 1996 selling, general and administrative expenses would have been $40.8 million, or 12.0% of net sales. The increase of $6.6 million in full-year fiscal 1996 expense was due primarily to expenses of companies acquired during fiscal 1996, and, to a lesser extent, to increased investment in sales personnel, drivers, and warehouse facilities during 1996.

     Interest and other expense increased from $2.1 million in fiscal 1995 to $3.7 million fiscal 1996 and $4.0 million for fiscal 1996 on a full-year basis. The primary cause for the increase was increased debt incurred as a part of the acquisition of ITCO Holdings by ITCO.

     Income taxes decreased from $0.1 million in fiscal 1995 to a credit of $1.3 million in fiscal 1996 as a result of the pre-tax loss incurred in fiscal 1996.

     A net loss of $(2.0) million, or (0.7)% of net sales, was experienced in fiscal 1996 as compared to net income of $0.6 million, or 0.2% of net sales, in fiscal 1995 due to the factors discussed above.

RESULTS OF OPERATIONS -- CPW

     CPW was acquired by Heafner on May 20, 1998. Results subsequent to that date are included with those of Heafner, above.

     The following table sets forth each category of statements of operations data as a percentage of net sales:

                                                                                  SIX MONTHS
                                                        FISCAL YEAR ENDED           ENDED
                                                           OCTOBER 31,            APRIL 30,
                                                     -----------------------    --------------
                                                     1995     1996     1997     1997     1998
                                                     -----    -----    -----    -----    -----
Net sales........................................    100.0%   100.0%   100.0%   100.0%   100.0%
Cost of goods sold...............................     82.1     82.4     80.3     80.0     72.5
Gross profit.....................................     17.9     17.6     19.7     20.0     27.5
Selling, general and administrative expenses.....     16.5     15.2     16.4     17.0     20.7
Income from operations...........................      1.4      2.4      3.3      3.0      6.8
Interest and other expense.......................      0.2      0.1      0.2      0.2      0.5
Income before income taxes.......................      1.2      2.3      3.1      2.8      6.3
Income taxes.....................................      0.5      0.9      1.2      1.1      2.5
Net income.......................................      0.7      1.4      1.9      1.7      3.8

SIX MONTHS ENDED APRIL 30, 1998 COMPARED TO SIX MONTHS ENDED APRIL 30, 1997

     Net sales were $67.6 million for the six months ended April 30, 1998, an increase of $11.0 million, or 19.4%, from $56.6 million in the corresponding period in 1997. The increase was due to aggressive sales efforts by CPW during the 1998 period, combined with sales of $6.4 million from two small retail acquisitions completed in February and April 1998.

     Gross profit was $18.6 million for the six months ended April 30, 1998, an increase of $7.3 million, or 64.4%, from $11.3 million in the six months ended April 30, 1997. As a percentage of net sales, gross profit was 27.5% and 20.0%, respectively, for the six months ended April 30, 1998 and 1997. Gross profit margins increased significantly during the period ended April 30, 1998 primarily due to improved receipts from vendor rebate programs. Increased retail sales, with their corresponding higher margins, also contributed somewhat to the overall margin improvements.

     Selling, general and administrative expenses were $14.0 million in the six months ended April 30, 1998, an increase of $4.4 million, or 45.8%, from $9.6 million in the corresponding 1997 period. As a percentage of net sales, these expenses were 20.7% and 17.0%, respectively, for the six months ended April 30, 1998 and 1997. Approximately three-quarters of the increase in selling, general and administrative expenses resulted from two retail store acquisitions in February 1998.

     Net interest expense increased to $0.3 million for the six months ended April 30, 1998 from $0.1 million in the comparable period in 1997.

     Income taxes increased to $1.7 million for the six months ended April 30, 1998 from $0.6 million in the comparable 1997 period as a result of the increased earnings levels.

     Net income was $2.6 million, or 3.8% of net sales, for the six months ended April 30, 1998, an increase of $1.6 million, or 166.7%, from net income of $1.0 million, or 1.7% of net sales, for the six months ended April 30, 1997 due to the factors discussed above.

YEAR ENDED OCTOBER 31, 1997 COMPARED TO YEAR ENDED OCTOBER 31, 1996

     Net sales were $122.4 million for fiscal 1997, a decrease of $0.5 million, or 0.4%, from $122.9 million fiscal 1996. The decrease was primarily due to efforts on the part of CPW to focus during fiscal 1997 on more profitable product lines, particularly high performance and light truck tires.

     Gross profit was $24.1 million in fiscal 1997, an increase of $2.5 million, or 11.8%, from $21.6 million in fiscal 1996. As a percentage of sales, gross profit was 19.7% and 17.6%, respectively. Gross profit increased primarily due to favorable pricing programs provided by CPW's vendors during the year, along with the product mix change in fiscal 1997 towards higher margin product lines.

     Selling, general and administrative expenses were $20.1 million in fiscal 1997, an increase of $1.4 million, or 7.6%, from $18.7 million in fiscal 1996. As a percentage of sales, these expenses were 16.4% and 15.2%, respectively. Selling, general and administrative expenses increased due to a decision to expand CPW's "just-in-time" delivery service in many of its major markets.

     Interest and other expense remained flat at $0.2 million in fiscal 1996 and 1997.

     Income taxes increased from $1.1 million in fiscal 1996 to $1.5 million fiscal 1997 as a result of the higher levels of pre-tax earnings.

     Net income was $2.3 million, or 1.9% of net sales in fiscal 1997, an increase of $0.6 million, or 35.7%, from net income of $1.7 million, or 1.4% of net sales, in fiscal 1996 due to the factors discussed above.

YEAR ENDED OCTOBER 31, 1996 COMPARED TO YEAR ENDED OCTOBER 31, 1995

     Net sales were $122.9 million for fiscal 1996, an increase of $15.2 million, or 14.2%, from $107.7 million fiscal 1995. The increase was due to an acquisition early in fiscal 1996.

     Gross profit was $21.6 million in fiscal 1996, an increase of $2.3 million, or 11.7%, from $19.3 million in fiscal 1995. As a percentage of sales, gross profit was 17.6% and 17.9%, respectively. Gross profit margins decreased primarily due to lower margin product lines from a company acquired in late fiscal 1995 compared with CPW's normal profitability on its product mix.

     Selling, general and administrative expenses were $18.7 million in fiscal 1996, an increase of $0.9 million, or 4.9%, from $17.8 million in fiscal 1995. As a percentage of sales, these expenses were 15.2% and 16.5%, respectively. Selling, general and administrative expenses decreased as a percent of sales due to CPW's ability to incorporate the sales and operations of an acquisition in late fiscal 1995 without any significant increase in selling, general and administrative expenses.

     Interest and other expense decreased from $0.3 million in fiscal 1995 to $0.2 million in fiscal 1996 due to the repayment of sums borrowed in connection with the acquisition in late fiscal 1995.

     Income taxes increased from $0.5 million in fiscal 1995 to $1.1 million in fiscal 1996 as a result of the increase in pre-tax earnings.

     Net income was $1.7 million, or 1.4% of net sales, for fiscal 1996, an increase of $1.0 million, or 131.4%, from net income of $0.7 million, or 0.7% of net sales, in fiscal 1995 due to the factors discussed above.

YEAR 2000 COMPLIANCE

     Portions of some of the accounting and operational systems and software used by Heafner in its business identify years with two digits instead of four. If not corrected, these information technology systems may recognize the year 2000 as the year 1900, which might cause system failures or inaccurate reporting of data that disrupts operations. Heafner has completed an internal assessment of all of the business applications and related software used in its information technology systems, including those of ITCO and CPW, in order to identify where "Year 2000" problems exist. As a result of this review, Heafner believes that all of its information technology systems and software either are Year 2000 compliant or can be brought into compliance by October of 1999, although there can be no assurance that any required remediation will be completed in a timely manner.

     In addition, Heafner is contacting non-information technology vendors to ensure that any of their products currently used in Heafner's business adequately address Year 2000 issues. Areas being reviewed include warehouse equipment, telephone and voice mail systems, security systems and other office and site support systems. Although there can be no assurance, Heafner believes based on its review that Year 2000 problems in its non-information technology systems will not cause a material disruption in Heafner's business.

     Heafner also may be vulnerable to business interruptions caused by unremedied Year 2000 problems of its significant suppliers of products or services. Heafner has initiated formal communications with significant suppliers, including the country's major tire manufacturers, to determine the extent to which Heafner's operations may be affected by such third parties' Year 2000 non-compliance. Each of the major tire manufacturers has informed Heafner that it anticipates no disruption of tire supply or provision of significant business information as a result of Year 2000 problems. Heafner's wholesale and retail customer base is highly fragmented, with no single customer accounting for a significant portion of Heafner's business. Accordingly, although it has not attempted to survey its customers, Heafner believes that no significant risk exists in connection with Year 2000 problems on the part of any of its customers.

     Heafner does not expect the historical and estimated costs associated with bringing its information technology and non-information technology systems into Year 2000 compliance, including software modification, equipment replacement and payments to outside solution providers, to be material. However, if Year 2000 issues in Heafner's information technology and non-information technology systems are not remedied in a timely manner, or if Year 2000 problems on the part of Heafner's customers and suppliers exist and are not remedied in a timely manner, there can be no assurance that significant business interruptions or increased costs having a material adverse effect on the business, financial condition or results of operations of Heafner will not occur in connection with the change in century. Risks of Year 2000 non-compliance on the part of Heafner or any of its significant suppliers could include interruptions in supply from tire manufacturers, disruption of Heafner's internal and external distribution network, reduced customer service capabilities, breakdown of inventory control and fulfillment systems and impairment of essential information technology systems used by management. Heafner has not established nor does it plan to establish a contingency plan for Year 2000 compliance issues.

LIQUIDITY AND CAPITAL RESOURCES

     Heafner required approximately $148.1 million of financing in connection with the Transactions for:

     -  the consummation of the ITCO merger,

     -  the completion of the CPW acquisition,

     - the repayment of existing credit facilities (treating amounts outstanding under the old credit facility and under the ITCO facility as repaid and borrowed under the credit facility on the closing date of the Transactions) and subordinated debt, and

     -  the payment of related fees and expenses.

Heafner obtained the necessary funds from, among other sources, the issuance and sale of the Series A notes and outstanding borrowings under the credit facility. See "The Transactions".

     The Transactions and related financings had a significant impact on Heafner's capitalization. At December 31, 1998 the combined net indebtedness (net of cash) of Heafner was $178.7 million compared to $62.2 million (net of cash) for Heafner on a stand-alone basis at December 31, 1997. Financing currently committed by the lenders under the credit facility is $100.0 million under a revolving line of credit. As of December 31, 1998, $21.9 million was outstanding and $64.7 million was available for additional borrowings under the credit facility.

     Heafner's principal sources of cash during 1998, 1997, and 1996 came from operations, borrowings under revolving credit facilities, issuance of long-term subordinated debt and preferred stock in connection with the acquisition of Winston, and issuance of long-term debt in connection with the Transactions. Cash generated from (used in) operating activities totaled $(9.7) million, $6.7 million and $4.0 million, respectively, during each of those periods. Cash used in operating activities in 1998 was primarily due to increases in trade accounts receivable and inventories totaling $13.9 million and $12.2 million, respectively.

These increases were caused by an increase in total sales during the year. Cash generated in 1997 was primarily due to improved vendor payment programs which resulted in an increase in accounts payable and accrued expenses of $9.6 million. Cash generated in 1996 was primarily due to reductions in inventory levels of $5.0 million due to increased concentration on inventory management.

     Capital expenditures during the years ended 1998, 1997 and 1996 amounted to $8.7 million, $4.9 million, and $7.9 million, respectively. Capital expenditures during 1998 included $5.7 million at Winston for store equipment, upgrades to existing stores, new store locations and information technology. Other capital expenditures during 1997 and 1996 were primarily for the construction and purchase of warehouse distribution locations, including Heafner's primary "mixing" warehouse in Lincolnton, North Carolina. Historically, the majority of capital spending by Heafner has been for the construction or purchase of additional distribution facilities, or for maintenance of existing fixed assets. Heafner estimates that future annual capital expenditures (excluding those of acquisitions of retail and distribution operations) will be $6.0 million to $8.0 million annually, and will principally be used for the renovation of retail facilities and general corporate purposes. Heafner anticipates making further acquisitions of retail and wholesale operations that may become available and that meet Heafner's overall strategic guidelines. Such acquisition spending may be incremental to the capital expenditures forecast above.

     The credit facility is scheduled to mature on May 20, 2003. Loans under the credit facility bear interest at a floating rate based upon federal funds or Eurodollar rates plus an applicable margin. Loans under the credit facility are guaranteed by all material subsidiaries of Heafner and secured by inventory and accounts receivable of Heafner and its subsidiaries. See "Risk Factors -- Heafner's Substantial Leverage and Debt Service Requirements, and the Restrictions Imposed by the Terms of its Indebtedness Could Adversely Affect Its Operating Flexibility and Place It at a Competitive Disadvantage," and "Description of Credit Facility."

     Heafner has entered into interest rate swap agreements from time to time to manage exposure to fluctuations in interest rates. As of December 31, 1998, interest rate swap agreements were in place covering notional amounts of approximately $20.0 million of indebtedness expiring at various dates through October 2002, at an average interest rate of 7.82%. Heafner does not anticipate entering into additional swap agreements or hedging arrangements at this time.

     Heafner anticipates that its principal use of cash going forward will be to meet working capital and debt service requirements and to make capital expenditures. In addition, Heafner expects to pay $5.0 million relating to consolidation of warehouse and office facilities, severance obligations and other exit costs over the next 18 months. Based upon current and anticipated levels of operations, Heafner believes that its cash flow from operations, together with amounts available under the credit facility, will be adequate to meet its anticipated requirements. There can be no assurance, however, that Heafner's business will continue to generate sufficient cash flow from operations in the future to be applied to meet these requirements or to service its debt, and Heafner may be required to refinance all or a portion of its existing debt, or to obtain additional financing. These increased borrowings may result in higher interest payments. In addition, there can be no assurance that any such refinancing would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on Heafner.

     Certain minority stockholders of Heafner have been granted redemption rights commencing in 2004, subject to certain conditions, which if exercised would obligate Heafner to redeem the shares of capital stock held by such stockholders at agreed valuations (based upon a multiple of EBITDA formula). See "The Transactions" and "Certain Relationships and Related Party Transactions -- Warrants" and "-- Preferred Stock." There can be no assurance that sufficient funds will be available to redeem the shares of capital stock held by such stockholders if Heafner is required to do so or whether the terms of its outstanding indebtedness at such time, including the Series B and Series D indentures, will permit such redemption.

                                    BUSINESS

     This prospectus contains trademarks, tradenames or registered marks of Heafner and other entities, including Regul(R) tires, Winston(R) tires, Pacer(R) custom wheels, ICW(R) custom wheels and Magnum(R) automotive lifts.

HISTORY AND DEVELOPMENT OF HEAFNER

     Heafner believes that it has become one of the leading tire distributors and retailers in the United States in terms of sales and number of tires distributed. Heafner's development has been marked by the addition of five warehouses in the Southeast, increased emphasis on its private-label brand strategy, development of electronic data interlinks with its customers and suppliers and by the construction of a new mixing warehouse close to its North Carolina headquarters. With Heafner's acquisition of Winston in 1997, it entered the retail tire distribution market in California, becoming one of the nation's largest tire retailers in terms of number of outlets. With the acquisitions of CPW and ITCO in 1998, Heafner expanded its West Coast distribution network and solidified its position in the Southeastern wholesale tire distribution market. Heafner's wholesale and retail operations are divided among three principal corporate entities:

     - Heafner organized in 1935 and into which ITCO was merged in 1998, and Heafner's subsidiaries:

     -  Winston, founded in 1962 and acquired by Heafner in 1997, and

     -  CPW, founded in 1971 and acquired by Heafner in 1998.

     With the acquisitions of ITCO and CPW, Heafner believes that it is one of the largest independent suppliers of tires to the replacement tire market in the United States in terms of sales and number of tires distributed. Heafner's wholesale distribution operations accounted for approximately 83.8% of Heafner's total net sales, on a pro forma basis, in 1998. With 65 distribution centers servicing 26 states, Heafner believes that it is the largest independent distributor of new replacement tires in terms of number of tires shipped in the Southeast and in California. Through this distribution network, Heafner's wholesale divisions supplied 12.6 million tires in 1998 and currently serve an average of 25,000 customers each month. Through its retail division, Heafner also operates over 200 retail tire and automotive service outlets in California and Arizona which sold over 1.2 million tires in 1998. Heafner's Winston subsidiary, which operates 190 of Heafner's retail tire and automotive service outlets, was the fifth largest independent tire dealer in the United States in 1998 based on number of company-owned retail stores. Heafner generally stocks approximately 12,000 stock keeping units, or "SKUs," of tires in its distribution centers. Heafner supplies premium, economy and private-label brands of tires manufactured by the major tire manufacturers, including Michelin, which manufactures the B.F. Goodrich and Uniroyal brands, Kelly-Springfield, which is a division of Goodyear, and Dunlop, Bridgestone/Firestone and Pirelli. Heafner's private-label tires are sold under the Winston and Regul trademarks. In addition to its tire sales, Heafner believes that it is a significant independent distributor and retailer of aftermarket wheels, automotive replacement parts and accessories and automotive service equipment.

     Heafner believes that the combination of Heafner, ITCO and CPW represents a distinct opportunity to broaden product offerings, strengthen manufacturer relationships, develop new competencies in its organization and strengthen its presence in the Southeast and the West. Heafner believes that the ITCO merger will enable its Eastern wholesale division to provide more cost-effective service and will increase its distribution capacity, positioning it for expansion into new geographic areas. Heafner believes that the acquisition of CPW, including CPW's distribution facilities, will establish a broader supply network with more frequent delivery capabilities for Heafner's Winston retail stores, improving Heafner's ability to restock inventory and obtain customer-requested products on a more timely basis. In addition, Heafner expects to realize significant cost savings and operating efficiencies and improvements that will contribute to its goal of increasing future profitability.

     In fiscal 1998, on a consolidated basis, Heafner generated pro forma net sales of $923.8 million, EBITDA of $30.5 million and a net loss of $3.7 million. In 1998, on a pro forma basis, sales of tires accounted for approximately 78.4% of Heafner's consolidated net sales, while sales of automotive service and parts accounted for 9.1% of Heafner's consolidated net sales, sales of custom wheels accounted for 6.7%, sales of automotive service equipment accounted for 5.6%, and sales of other products accounted for 0.2%.

NARRATIVE DESCRIPTION OF BUSINESS

HEAFNER-ITCO DIVISION

     Heafner acquired ITCO on May 20, 1998. Following that acquisition, ITCO's subsidiaries were merged into ITCO, and ITCO was merged into Heafner. Heafner's historical wholesale operations and ITCO's business became the Heafner-ITCO division. Founded in 1962, ITCO was, at the time it was acquired by Heafner, one of the largest wholesale distributors of tires, custom wheels, equipment and tire dealer supplies in the Southeast in terms of sales and number of tires distributed. On a pro forma basis, the Heafner-ITCO division had net sales for 1998 of approximately $627.3 million and shipped more than 8.4 million passenger and light truck tires and 285,000 medium truck tires. The Heafner-ITCO division's products include flag brands manufactured by Michelin, including the B.F. Goodrich and Uniroyal brands, Bridgestone/Firestone and Dunlop. House brands include Monarch, manufactured by Kelly-Springfield, as well as other house brands manufactured by Michelin, Bridgestone/Firestone, Kelly-Springfield and Dunlop. Private label products include Regul Tires, Winston tires, Pacer custom wheels and custom wheels manufactured by Ultra and private-branded under the ICW name. Tire sales represented approximately 83.7% of the Heafner-ITCO division's pro forma net sales in 1998.

WINSTON

     On May 7, 1997, Heafner entered the retail tire business with its acquisition of Winston. Founded in 1962, Winston has grown to become the fifth largest independent tire dealer in the country in 1998, based on the number of company-owned retail stores. Winston sold more than 1.2 million tires as well as other automotive products in 1998 through its chain of 190 retail stores in California and Arizona for net sales in 1998 in excess of $149.8 million. Each Winston store offers customers multiple choices of flag brands manufactured by Michelin, including the B.F. Goodrich and Uniroyal brands, Pirelli and, beginning in June 1998, Goodyear, as well as the Winston tire private-label brand and related automotive products and services, including Quaker State oil products and Monroe and Raybestos ride control products. Tire sales represented approximately 61.7% of Winston's 1998 net sales.

CPW

     Heafner acquired CPW on May 20, 1998. Started in 1971 as a performance automotive shop, CPW is now primarily a wholesale distributor specializing in replacement market sales of tires, parts, wheels and equipment. CPW also operates a network of 20 retail stores in California and Arizona. Of CPW's retail stores, 15 sell flag brand high performance as well as regular grade tires, wheels and related automotive products, while the remaining five retail stores sell only automotive parts. On a pro forma basis, CPW's net sales for 1998 were approximately $146.7 million and CPW shipped more than 1.9 million passenger and light truck tires. CPW's flag brand tire offerings include Michelin, Dunlop, B.F. Goodrich, Uniroyal and Pirelli. Its private-label brand tire offerings include Lee, Centennial, Mickey Thompson, Starfire, Cooper and Nankang. CPW believes that it is one of the largest distributors of high performance tires in California. CPW also sells parts, wheels, and equipment built by nationally recognized manufacturers. Tire sales represented approximately 72.8% of CPW's total pro forma sales for 1998. Sales of high performance tires represented approximately 31% of CPW's total pro forma net sales for the same period.

INDUSTRY OVERVIEW

     Purchasers in the United States spent approximately $18.6 billion on new replacement tires in 1998. Of that amount, passenger tires accounted for approximately 58% of sales, light truck tires accounted for approximately 16%, truck tires accounted for approximately 21% and farm, specialty and other types of tires accounted for approximately 5%. The number of new replacement tires shipped in the United States for passenger cars and light trucks increased from
164.6 million tires in 1986 to 214.5 million tires in 1998. Heafner believes that the factors that have contributed to this growth include increases in both the number and average age of cars as well as passenger miles driven in the United States.

     Consumers of new replacement tires in the United States obtain them from several principal sources, including independent tire dealers, manufacturer-owned retail stores, mass merchandisers such as Sears and Wal-Mart, auto supply chain stores and wholesale clubs and discounters. Independent tire dealers, which represent the largest customer base served by Heafner, are the largest point of sale suppliers of new replacement passenger tires to the United States market. Independent tire dealers accounted for approximately 59.5% of retail sales of domestic replacement passenger tires in 1998.

     Independent tire dealers obtain their inventory of new replacement tires through three principal sources: tire manufacturers, independent wholesale distributors like Heafner, and dealer-owned warehouses. Other sources include discount or price clubs and tire outlet chains. Industry estimates indicate that independent wholesale distributors provided approximately one-third of the passenger and light truck new replacement tires supplied to independent tire dealers, and approximately 25% of all passenger and light truck new replacement tires reaching the consumer market, in 1998. Heafner believes that, in recent years, certain tire manufacturers have reduced their supply to small independent tire dealers due to the inefficiencies of supplying a small amount of product to a large number of locations. At the same time, manufacturers have increased their supplies to independent wholesale distributors, such as Heafner, who are able to deliver tires to a large number of independent tire dealers with greater efficiency.

     The replacement tire market for passenger cars and light trucks consists of three primary types of tires: "flag" brands, which are premium tires made by the major tire manufacturers; associate or "house" brands, which are primarily economy brand tires made by the major tire manufacturers; and private-label brands, which are brands made by tire manufacturers generally for independent tire wholesale distributors and retailers. In 1998, flag brands constituted approximately 52% of the United States passenger and light truck replacement tire markets, private-label brands constituted approximately 29% of those markets and house brands made up approximately 19% of those markets.

OPERATIONS

     Wholesale Divisions. The Heafner-ITCO and CPW wholesale divisions of Heafner accounted for approximately 83.8% of Heafner's net sales, on a pro forma basis, in 1998. With 65 distribution centers servicing 26 states, Heafner believes that it is the largest independent distributor of replacement tires in the Southeast and in California. Through this distribution network, Heafner supplied 12.6 million tires in 1998.

     Heafner's distribution network provides daily delivery to its tire dealer customers in most areas and, in major markets, provides delivery two to four times a day. Heafner has been able to offer reliable, timely and frequent deliveries to its customers by utilizing its inventory management systems that link its distribution facilities to its major customers and electronic data links directly with Michelin and Kelly-Springfield, its two largest suppliers. This level of just-in-time service is intended to allow Heafner's customers to reduce investment in inventories while still enabling them to provide a full range of products to consumers. Heafner believes that software and on-line programs, such as Heafner's "HeafNet" electronic interlink service, will play an increasingly important role for its distribution customers. See "-- Information Systems and Technology." Heafner's fleet of approximately 650 trucks also facilitates frequent deliveries to its distribution customers.

     In order to improve efficiency in its Southeastern operations, Heafner utilizes a large mixing warehouse located in Lincolnton, North Carolina where products are sorted for shipments to customers located outside the territories typically served by the distribution network. The mixing warehouse also enables Heafner to make volume purchases from suppliers when advantageous and ship the resulting inventory to distribution centers within its network. Heafner believes that this mixing and accessibility of inventory enables Heafner's customers to expand sales opportunities without the burden and expense of large investments in inventory.

     As an additional service to its customers, Heafner may pass through to its distribution customers all or a portion of credits from tire manufacturers for advertising or special promotions on tires or other products. These credits assist Heafner's customers in budgeting for their advertising and similar operating expenses. Heafner also participates in and sponsors dealer conferences among its customers in order to keep them informed of industry trends and new product offerings. In addition, as Heafner's retail expertise grows, Heafner intends to continue to make this expertise available to its independent tire retailer customers in order to enhance customer relations.

     Retail Division. Heafner's retail division operates over 200 retail tire and service outlets in California and Arizona, including 190 tire and automotive service outlets operated by Winston. Winston was the fifth largest independent tire dealer in the United States in 1998 based on number of company-owned retail stores. Heafner believes that the strength of the Winston retail franchise in California may make it suitable for expansion in the West. Heafner's CPW subsidiary, which began as a performance automotive shop in 1971, currently operates 20 of Heafner's retail stores in California and Arizona. Of these retail stores, 15 sell flag brand high performance as well as regular grade tires, wheels and related automotive products, while the remaining five sell only automotive parts.

     The following chart shows the geographical distribution of Heafner's retail locations:

REGION                                                          WINSTON    CPW    TOTAL
------                                                          -------    ---    -----
Southern California.........................................      130       0      130
Sacramento/California Central Valley........................       33       1       34
Northern California.........................................       24       8       32
Arizona.....................................................        3      11       14
                                                                  ---      --      ---
  Totals....................................................      190      20      210

     Through Winston's retail locations, the average size of which is approximately 4,400 square feet, Heafner also provides automotive repair and service, such as wheel alignment, oil changes and brake repair. These services accounted for approximately 43.9% of Winston's total net sales in 1998.

     Winston provides its customers with a guarantee on all products and services and believes that its emphasis on customer service distinguishes it from many of its competitors. Winston also conducts an eight-week training course for its store managers and mechanics and routinely monitors the performance of its customer service representatives. Through its strong consumer protection program, which includes sending mystery shoppers to store locations, Winston seeks to ensure that services and sales tactics comply with California consumer protection regulations covering the automotive services industry. Winston's programs have been highlighted by the California Bureau of Automotive Repair in its publications as examples of how compliance with such regulations can and should be achieved.

PRODUCTS

     Heafner sells a broad selection of tires, custom wheels, automotive service equipment and related products manufactured by the leading manufacturers of those products. Heafner's products include flag brand tires manufactured by Michelin, including the B.F. Goodrich and Uniroyal brands, private-label products such as Regul tires, Winston tires and Pacer custom wheels, and house brand products such as Monarch tires, manufactured by Kelly-Springfield. Heafner generally stocks approximately 12,000 SKUs of tires in its distribution centers. Heafner also distributes alignment service equipment manufactured by Hunter Engineering Company and tire changers and balancers built by Hennessey Industries, Inc. (a division of the Danaher Corporation), both leading manufacturers in their respective fields. Heafner sells many other products, including tires for the medium truck, farm and industrial markets, automotive service equipment, wheel weights and tubes. In addition, through CPW's operations, Heafner supplies over 250,000 SKUs of automotive parts and accessories. Through Winston's retail tire and automotive service outlets, Heafner offers other automotive products such as Quaker State oil products and Monroe and Raybestos ride control products. Heafner believes that products sold by ITCO and CPW will complement Heafner's existing product line and, in the case of CPW, increase Heafner's sales of high-performance tires and automotive parts and accessories. Heafner intends to continue to provide its customers with a broad choice of flag and private-label products. In 1998, on a pro forma basis sales of tires accounted for approximately 78.4% of Heafner's total net sales, sales of automotive service and parts accounted for 9.1% sales of custom wheels accounted for 6.7%, sales of automotive service equipment accounted for 5.6%, and sales of other products accounted for 0.2%.

SUPPLIERS

     Heafner purchases its products in finished form from all major tire manufacturers and other suppliers. In 1998, Heafner purchased in excess of 12.2 million tires, representing approximately 5.7% of the total U.S. replacement tire market. Approximately 86% of Heafner's total tire purchases, in units, in 1998 were supplied by Michelin, Kelly-Springfield, Dunlop and Bridgestone/Firestone.

     Of the total 1998 U.S. new replacement passenger tire market, Michelin (including the B.F. Goodrich and Uniroyal brands) accounted for 14.0%, Bridgestone/Firestone accounted for 16.0% and the leader, Goodyear, accounted for 23.0%. Of the total 1998 U.S. replacement light truck tire market, Michelin, including the B.F. Goodrich and Uniroyal brands, accounted for 16.5%, Bridgestone/Firestone accounted for 15.0% and Goodyear accounted for 22.0%. Of Heafner's principal private-label brands, Winston tires are manufactured exclusively by Kelly-Springfield and Regul tires are manufactured by both Michelin and Kelly-Springfield.

     There are a number of worldwide manufacturers of wheels and other automotive products and equipment. Most of the wheels purchased by Heafner are private-label custom brands, such as Pacer and ICW, and are produced by a variety of manufacturers. Heafner purchases equipment and other products from multiple sources, including industry leaders such as Hunter Engineering Company and Hennessey Industries, Inc. (a division of the Danaher Corporation).

     With the exception of a long-term contract with Kelly-Springfield (the "Kelly-Springfield Supply Agreement"), Heafner's supply arrangements with its major suppliers generally are oral or written arrangements which are renegotiated annually. Although there can be no assurance that these arrangements will be renewed, or renewed on favorable terms, Heafner has conducted business with its major tire suppliers for many years and believes that it has strong relationships with all of its major suppliers. See "Risk Factors -- Heafner Is Dependent on a Small Number of Tire Manufacturers for Its Supplies."

     Heafner purchases certain private-label and house brand tires, including the Winston and Monarch products, from Kelly-Springfield. Purchases under the Kelly-Springfield Supply Agreement are made at prices specified from time to time in the manufacturer's pricing schedule. Under the Kelly-Springfield Supply Agreement, Heafner must purchase all of its requirements of Winston brand tires from Kelly-Springfield during the term of the agreement, except that it may purchase Winston brand tires from other manufacturers if Kelly-Springfield is unable or unwilling to meet its supply obligations under the agreement. The initial term of the Kelly-Springfield Supply Agreement expires on May 7, 2007 and the agreement is automatically renewable for successive three-year terms after then. The Kelly-Springfield Supply Agreement may be terminated by either party upon twelve months' advance notice. Kelly-Springfield is the sole holder of Heafner's Series A preferred stock and Series B preferred stock, as discussed below under "Certain Relationships and Related Transactions -- Preferred Stock."

CUSTOMERS

     Wholesale. Through its Heafner-ITCO and CPW wholesale divisions, Heafner distributes tires and related automotive products principally to independent tire dealers. Heafner's other customers include national retail chains, service stations, general automotive repair facilities, auto parts stores, automobile dealers and specialty automotive repair facilities. Heafner generally requires payment from its customers within 30 days, although it may tailor programs for its larger customers. In 1998, Heafner's wholesale divisions served an average of more than 25,000 customers in each month. Heafner's largest customer accounted for less than 0.6% of Heafner's pro forma net sales for 1998 and Heafner's top 25 customers accounted for less than 5% of Heafner's pro forma net sales for 1998.

     Retail. Heafner's retail operations attract a variety of individual consumers in the areas they serve. Through the Winston retail chain, Heafner also offers accounts to its corporate retail customers. Winston's corporate accounts represent approximately 17.0% of its tire business.

COMPETITION

     The industry in which Heafner does business is highly competitive, and many of Heafner's competitors have resources significantly greater than Heafner's. Tire manufacturers distribute tires to the retail market by direct shipments to independent tire dealers, national retail chains such as Sears and Wal-Mart and manufacturer-owned retail stores as well as through shipments to independent wholesale distributors. A number of independent wholesale tire distributors also compete in the regions in which Heafner does business. In its retail business, Heafner also faces competition from national chains and department stores, other independent tire stores, tire manufacturer-owned stores, discount and warehouse clubs and other automotive product retailers.

     Heafner believes that the principal competitive factors in its business are reputation, breadth of product offering, delivery frequency, price and service. Heafner believes that it competes effectively in all aspects of its business due to its ability to offer a broad selection of flag and private-label branded products, its competitive prices and its ability to provide quality services in a timely manner.

TRADEMARKS

     The major brand names under which Heafner markets its products are trademarks of Heafner. Those brand names are considered to be of material importance to Heafner's business because they both develop brand identification and foster customer loyalty. All of Heafner's trademarks are of perpetual duration so long as periodically renewed, and Heafner currently intends to maintain all of them in force. The major brand names under which Heafner markets its products are:

     -  Regul tires,

     -  Winston tires,

     -  Pacer custom wheels,

     -  ICW custom wheels, and

     -  Magnum automotive lifts.

SEASONALITY AND INVENTORY

     Heafner's wholesale distribution and retail service operations typically experience their highest levels of sales from March through October of each fiscal year, with the period from November through February generally experiencing the lowest levels of sales. Heafner's inventories generally fluctuate with anticipated seasonal sales volumes. Heafner believes it maintains levels of inventory that are adequate to meet its customers' needs on short notice. The average of beginning- and end-of-year inventories of Heafner in 1998 was $87.4 million.

     Backlog of orders is not currently significant and has not been for the 1997 and 1998 fiscal years. Orders are filled shortly after receipt from inventories.

WORKING CAPITAL PRACTICES

     Heafner must maintain substantial inventories in connection with its wholesale distribution and retail service operations throughout the year, which fluctuate with anticipated seasonal sales volume. These inventories are generally financed through borrowings under the credit facility, which provides for a revolving credit facility of up to $100 million. The amount of borrowings under the credit facility fluctuates throughout the year. On December 31, 1998, $21.9 million of borrowing was outstanding and an additional $64.7 million could have been borrowed under the credit facility.

     Both the maintenance of substantial inventories and the practice of seasonal borrowing are common to the wholesale tire distribution and retail tire and automotive service industry.

INFORMATION SYSTEMS AND TECHNOLOGY

     Heafner believes that software and on-line programs will play an increasingly important role in linking Heafner to its distribution and retail customers and improving Heafner's management of inventories of tires, wheels and related products.

     Heafner is able to offer reliable, timely and frequent deliveries to its customers by utilizing inventory-management systems that link directly to its major customers and among its distribution facilities and electronic data interlinks directly with Michelin and Kelly-Springfield, its two largest suppliers. Heafner supplies a number of customers with its proprietary "HeafNet" system, which gives customers electronic access to Heafner's warehouses to locate, price and order inventory. Heafner believes this system allows its customers to respond more quickly and efficiently to retail customers' requests for products. Heafner intends to implement a company-wide inventory management system based on the strongest attributes of Heafner's, CPW's and ITCO's existing systems in order to improve the operation of its overall distribution network.

     Heafner also intends to make available to Heafner's retail stores in the West and independent tire dealer customer base in the Southeast interactive software programs focused on the retail customer that are currently offered by CPW to independent tire dealers in the West. For example, CPW currently is a distributor of a software product called Wheel Wizard that allows customers to view a wide assortment of wheels in combination with the make and color of their automobiles. Heafner believes that interactive software programs such as these enhance its ability to market wheels by providing retail dealers devices that take up little floor space, are relatively easy to use and are customer oriented.

ENVIRONMENTAL MATTERS

     Heafner's operations and properties are subject to federal, state and local laws, regulations and ordinances relating to the use, storage, handling, generation, transportation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes under which Heafner could be held strictly, jointly and severally liable for costs associated with the investigation and clean-up of contaminated properties. The nature of Heafner's existing and historical operations exposes it to the risk of liabilities or claims with respect to environmental matters, including off-site disposal matters. For example, in its automotive service operations Heafner handles waste motor oil and hydraulic brake fluid, the storage and disposal of which is strictly regulated by federal and state authorities. Heafner contracts with outside services to handle disposal of these materials.

     Heafner believes that it currently complies with all relevant environmental regulations and it does not incur significant costs maintaining compliance with those laws. However, Heafner could incur material costs in connection with environmental liabilities or claims. In addition, future events such as changes in existing laws and regulations or in their interpretation, could give rise to additional compliance costs or liabilities that could have a material effect on Heafner's business or earnings. Expenditures related to environmental matters have not had, and are not expected to have, a material effect on Heafner's business or earnings.

EMPLOYEES

     Heafner employed approximately 3,241 people as of December 31, 1998, of whom approximately 1,631 were employed in its wholesale divisions and approximately 1,610 were employed in its retail division. None of Heafner's employees are represented by a union. Heafner believes its employee relations are satisfactory.

LEGAL PROCEEDINGS

     Heafner's Winston subsidiary was named as a defendant in a class action lawsuit filed on June 10, 1998 in Los Angeles County Superior Court by plaintiffs Mike Riggs and Edmundo Feria on behalf of themselves and all other Winston store managers similarly situated. The lawsuit alleges that Winston violated certain California wage regulations and unfair business practices statutes by requiring Messrs. Riggs and Feria and the putative class of Winston store managers to work in excess of 40 hours per work week without receiving properly calculated overtime compensation. The plaintiffs seek overtime compensation due and owing, prejudgment interest, certain penalties and attorneys' fees and costs. Heafner believes that Winston's operations, including its wage practices, fully comply with applicable California and federal legal requirements and that the plaintiffs' claims are without merit. Heafner is vigorously defending the matter.

     Heafner is also involved in various other proceedings incidental to the ordinary course of its business. Heafner believes that none of these other proceedings will have a material adverse effect on its business or financial condition.

PROPERTIES

     Heafner's principal properties are geographically situated to meet sales and operating requirements. All of Heafner's properties are considered to be both suitable and adequate to meet current operating requirements. Heafner is reviewing its properties to determine whether certain facilities could be consolidated into other locations. At present, Heafner plans to close 8 to 10 distribution warehouses in the Southeast and is considering closing a distribution warehouse in California in order to eliminate redundancies within its Heafner-ITCO and CPW wholesale divisions. Although there can be no assurance that it will be successful in doing so, Heafner believes that, particularly with respect to its distribution centers, it may obtain cost savings and efficiencies by closing or consolidating certain facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Distribution Centers. The following table sets forth certain information regarding Heafner's warehouse and distribution facilities as of December 31, 1998:

                                                                           OWNED/
LOCATION                                                        COMPANY    LEASED
--------                                                        -------    ------
Alabama:
  Birmingham................................................    Heafner    Leased
  Cullman...................................................     ITCO      Leased
  Mobile....................................................    Heafner    Leased
  Montgomery................................................     ITCO      Leased
Arizona:
  Mesa......................................................      CPW      Leased
Arkansas:
  Little Rock...............................................    Heafner    Leased
  Texarkana.................................................    Heafner     Owned

                                                                           OWNED/
LOCATION                                                        COMPANY    LEASED
--------                                                        -------    ------
California:
  Fresno....................................................      CPW       Owned
  Moorpark..................................................      CPW      Leased
  Rancho Cucamonga..........................................      CPW      Leased
  Sacramento................................................      CPW      Leased
  San Jose(a)...............................................      CPW      Leased
  Santa Fe Springs..........................................      CPW      Leased
Florida:
  Fort Myers................................................     ITCO      Leased
  Jacksonville..............................................     ITCO      Leased
  Medley....................................................     ITCO      Leased
  Orlando...................................................     ITCO      Leased
  Pensacola.................................................    Heafner     Owned
  Tallahassee...............................................    Heafner     Owned
  Tampa.....................................................     ITCO      Leased
  West Palm Beach...........................................     ITCO      Leased
Georgia:
  Augusta...................................................    Heafner    Leased
  Rome......................................................     ITCO       Owned
  Savannah..................................................     ITCO      Leased
  Tucker....................................................     ITCO      Leased
  Warner Robins.............................................     ITCO      Leased
Kentucky:
  Lexington.................................................    Heafner    Leased
  Louisville................................................    Heafner    Leased
Maryland:
  Baltimore.................................................     ITCO      Leased
  Landover..................................................     ITCO      Leased
  Salisbury.................................................     ITCO       Owned
Mississippi:
  Jackson...................................................    Heafner    Leased
Missouri:
  Springfield...............................................    Heafner    Leased
North Carolina:
  Asheville.................................................    Heafner     Owned
  Burlington................................................     ITCO      Leased
  Charlotte.................................................    Heafner     Owned
  Charlotte.................................................     ITCO       Owned
  Fayetteville..............................................     ITCO      Leased
  Greensboro................................................    Heafner    Leased
  Lincolnton................................................    Heafner     Owned
  Lumberton.................................................    Heafner     Owned
  Raleigh...................................................    Heafner     Owned
  Wilmington................................................     ITCO      Leased
  Wilson....................................................     ITCO      Leased
  Winston-Salem.............................................    Heafner    Leased

                                                                           OWNED/
LOCATION                                                        COMPANY    LEASED
--------                                                        -------    ------
South Carolina:
  Charleston................................................     ITCO      Leased
  Columbia..................................................    Heafner    Leased
  Columbia..................................................     ITCO      Leased
  Florence..................................................    Heafner    Leased
  Mauldin...................................................    Heafner     Owned
  Mauldin...................................................     ITCO       Owned
  Tennessee:
  Chattanooga...............................................    Heafner    Leased
  Johnson City..............................................     ITCO      Leased
  Knoxville.................................................    Heafner     Owned
  Knoxville.................................................     ITCO      Leased
  Memphis...................................................    Heafner    Leased
  Nashville.................................................    Heafner    Leased
  Nashville.................................................     ITCO      Leased
Virginia:
  Harrisonburg..............................................     ITCO      Leased
  Norfolk...................................................    Heafner     Owned
  Norfolk...................................................     ITCO      Leased
  Richmond..................................................    Heafner     Owned
  Richmond..................................................     ITCO      Leased
  Roanoke...................................................    Heafner     Owned
  Wytheville................................................     ITCO      Leased

     Retail Stores. As of December 31, 1998, Heafner operated over 200 retail tire and service outlets in California and Arizona, including 190 tire and automotive service outlets operated by Winston. All of these retail outlets are leased. Heafner intends to consolidate the management of all retail tire stores under its retail division.

     Corporate and Executive Offices. In addition to its principal executive offices, Heafner currently has corporate offices in four other locations. In connection with the ITCO merger, ITCO's corporate offices are expected to be consolidated into Heafner's corporate offices in Lincolnton, North Carolina. All of Heafner's corporate and executive offices are leased.

LOCATION                                         COMPANY           USE
--------                                         -------    -----------------
Charlotte, North Carolina....................    Heafner    Executive offices
Lincolnton, North Carolina...................    Heafner    Corporate offices
Burbank, California..........................    Winston    Corporate offices
San Jose, California.........................      CPW      Corporate offices

FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

     The business of Heafner is principally conducted in three industry segments: Eastern wholesale, Western wholesale and Western retail. The financial statements for the years ended December 31, 1998, 1997 and 1996, which are included at the back of this prospectus, reflect the information relating to these segments for each of Heafner's last three fiscal years.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table contains information regarding the directors and executive officers of Heafner. Directors hold their positions until the annual meeting of the stockholders at which their term expires or until their respective successors are elected and qualified. Executive officers hold their positions until the annual meeting of the Board of Directors or until their respective successors are elected and qualified.

NAME                                         AGE   POSITION
----                                         ---   --------
Ann H. Gaither............................   67    Chairperson
William H. Gaither........................   43    President, Chief Executive Officer and
                                                   Director
Donald C. Roof............................   47    Senior Vice President, Chief Financial
                                                   Officer and Treasurer
J. Michael Gaither........................   46    Senior Vice President/Strategic Planning,
                                                   General Counsel and Secretary
Daniel K. Brown...........................   45    Senior Vice President/Sales and Marketing
Richard P. Johnson........................   51    President, Heafner-ITCO Division
P. Douglas Roberts........................   51    President, Winston Tires
Arthur C. Soares..........................   49    President and Chief Operating Officer, CPW
Joseph P. Donlan..........................   52    Director
V. Edward Easterling, Jr..................   39    Director
Victoria B. Jackson.......................   44    Director
William M. Wilcox, Jr.....................   72    Director

     Ann H. Gaither -- Chairperson. Ms. Gaither joined Heafner in 1972 and succeeded her father as Chief Executive Officer in 1984. She served as President of Heafner from 1986 until 1989 and has served as Chairperson since 1988. Ms. Gaither currently serves on the board of directors of C200, a national women's business owners organization, and is a Commissioner with the North Carolina Department of Transportation Board. Ms. Gaither is the mother of William H. Gaither, the President, Chief Executive Officer and a Director of Heafner.

     William H. Gaither -- President, Chief Executive Officer and Director. Mr. Gaither joined Heafner in 1978 as a management trainee, subsequently serving as an Assistant Manager in various locations. In 1986, Mr. Gaither was named Executive Vice President, a position he held until 1989. He has served as President of Heafner since 1989. Mr. Gaither also has served as the Chief Executive Officer of Heafner since 1996 and has been a Director of Heafner since 1986. He holds a B.A. from Davidson College. Mr. Gaither is the son of Ann H. Gaither, the Chairperson of Heafner.

     Donald C. Roof -- Senior Vice President, Chief Financial Officer and Treasurer. Mr. Roof has served as Heafner's Senior Vice President, Chief Financial Officer and Treasurer since April 1997. Prior to that time, from 1987 to November 1996, he served in a variety of positions with Yale International/ Spreckels Industries, a global industrial manufacturing and food processing company. From 1990 to 1994, Mr. Roof was Treasurer and Chief Financial Officer of Yale International/Spreckels Industries, and from 1994 to 1996, Senior Vice President and Chief Financial Officer. He received his B.B.A. from Eastern Michigan University.

     J. Michael Gaither -- Senior Vice President/Strategic Planning, General Counsel and Secretary. Mr. Gaither has served in his present capacity since joining Heafner in 1991. Prior to that time, he was a lawyer in private practice for several years. He holds a B.A. from Duke University and received his J.D. from the University of North Carolina-Chapel Hill. Mr. Gaither also serves on the board of directors of Ridgeview, Inc.

     Daniel K. Brown -- Senior Vice President/Sales and Marketing. Mr. Brown joined Heafner in 1975 and held various field sales assignments before becoming Marketing Manager in 1979. He advanced to

Director of Marketing and to Vice President of Marketing during the 1980's and was named Vice President of Sales and Marketing in 1991. In 1997 he was named Senior Vice President of Sales and Marketing with responsibility for vendor relations and program negotiations as well as the sales and marketing activities for Heafner. Mr. Brown holds a B.A. from Western Carolina University.

     Richard P. Johnson -- President, Heafner-ITCO Division. Mr. Johnson joined ITCO as President and Chief Operating Officer in February 1997. He served as Senior Vice President of Albert Fisher Distribution from 1991 to 1994, and as its President and Chief Operating Officer from 1994 to 1996. Prior to that time, Mr. Johnson held a variety of management positions with Leprino Foods, Sargento Cheese and Kraft Foods. He holds an A.A. from Palm Beach College.

     P. Douglas Roberts -- President, Winston Tires. Mr. Roberts joined Winston as President -- Winston Tires in November 1998. He served with Frazee Industries as Vice President -- Sales, Development, Marketing & Store Operations from 1992 until the time he joined Winston. Prior to that time, Mr. Roberts headed a variety of management positions with Libbey-Owens-Ford, Tenneco Automotive, and Taco Bell. Mr. Roberts holds a B.A. from Western Carolina University.

     Arthur C. Soares -- President, CPW Division. Mr. Soares was the founder and principal owner of CPW, and currently serves as the President and Chief Operating Officer of Heafner's CPW division. Mr. Soares started CPW in 1971 with a single retail outlet, which grew over the years to its current level of operations. He holds a B.A. from Santa Clara University.

     Joseph P. Donlan -- Director. Mr. Donlan has been a Director since May 1997. He is currently a Senior Manager of Brown Brothers Harriman & Co., where he has served in a variety of capacities beginning in 1970 when he joined Brown Brothers' commodities lending group. He was promoted to run this group in 1976, and in 1981 was named Senior Credit Officer and a member of Brown Brothers' Credit Committee, on which he continues to serve. In 1996 he co-founded the 1818 Mezzanine Fund. He is a 1968 graduate of Georgetown University and received an M.B.A. from Rutgers University in 1970. Mr. Donlan also serves on the board of directors of National Auto Finance, Incorporated, One Call Medical, Inc. and System One Services, Inc.

     V. Edward Easterling, Jr. -- Director. Mr. Easterling has been a Director since June 1998. He is currently a principal of Wingate Partners, a private equity investment firm based in Dallas, Texas. Prior to joining Wingate in 1994, he was part of the investment and executive management group that acquired 12 troubled thrifts in Texas and created American Federal Bank in 1988. Previously, Mr. Easterling was Vice President and Treasurer of Swift Independent Packing Company and Treasurer of Valley View Capital Corporation. He received a B.B.A., a B.A. in Psychology, and an M.B.A. from Southern Methodist University. Mr. Easterling also serves as Chairman of the board of directors for NSG Corporation.

     Victoria B. Jackson -- Director. Ms. Jackson has been a Director since June 1997. She has been with DSS/Pro Diesel, a diesel parts manufacturer, remanufacturer and distribution company based in Nashville, Tennessee since 1977 and served as its President and Chief Executive Officer from 1997 until February 1999. She received an M.B.A. from the Owen Graduate School of Management at Vanderbilt University and a B.A. in Business Administration and A.A. from Belmont University. Ms. Jackson also serves on the boards of directors of AmSouth Bancorporation, Hussman Econometrics Advisors, Inc. and Whitman Corporation.

     William M. Wilcox, Jr. -- Director. Mr. Wilcox has been a Director since March 1998. Mr. Wilcox served for over 41 years with both B.F. Goodrich and Uniroyal Goodrich. At B.F. Goodrich, he served in various capacities, including Executive Vice President/Sales. He retired from Uniroyal Goodrich after serving as President, Company Brands and President, Sales Worldwide.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table contains information concerning the compensation for services in all capacities to Heafner for the years ended December 31, 1998, 1997 and 1996 of the following "Named Executive Officers," who are those persons who (a) served during the fiscal year ended December 31, 1998 as the Chief Executive Officer of Heafner, (b) were, at December 31, 1998, the other four most highly compensated executive officers of Heafner who earned more than $100,000 in salary and bonus in 1998 and (c) one person for whom disclosure would have been provided as among the most highly compensated executive officers but for the fact that he was not serving as an executive officer at December 31, 1998.

                                                                             LONG-TERM
                                                                            COMPENSATION
                                               ANNUAL COMPENSATION          ------------
                                        ---------------------------------    SECURITIES
                              FISCAL                         OTHER ANNUAL    UNDERLYING     ALL OTHER
                               YEAR     SALARY      BONUS    COMPENSATION   OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION   ENDED       ($)        ($)        ($)(A)         (#)(B)          ($)
---------------------------  --------   -------    -------   ------------   ------------   ------------
William H. Gaither.........  12/31/98   342,684    109,912      26,000             --         71,436(c)
  President, Chief
     Executive               12/31/97   318,000     49,000      25,000         62,500         41,741(c)
  Officer                    12/31/96   303,387         --          --             --         25,604(d,e)

Donald C. Roof.............  12/31/98   231,840    122,688      25,500         15,000             --
  Senior Vice President,     12/31/97   161,253(f)  60,000      25,000         25,000             --
  Chief Financial Officer
  and Treasurer              12/31/96        --         --          --             --             --

J. Michael Gaither.........  12/31/98   213,924    113,174      15,500         15,000             --
  Senior Vice President,     12/31/97   191,883     60,000      15,000         25,000             --
  General Counsel and
  Secretary                  12/31/96   155,652     26,000      15,000             --         23,761(e)

Daniel K. Brown............  12/31/98   182,490     96,571      15,500         15,000             --
  Senior Vice President/     12/31/97   164,499     51,000      15,000         25,000         24,935(e)
  Sales and Marketing        12/31/96   112,335     39,599      15,000             --         28,073(e)

Thomas J. Bonburg(g).......  12/31/98   400,751(g)  64,710          --             --         33,333(h)
  President, Winston Tires   12/31/97    96,952(g)  75,000          --         37,500             --
                             12/31/96        --         --          --             --             --

Arthur C. Soares...........  12/31/98   129,810(i) 199,399          --             --             --
  President and Chief        12/31/97        --         --          --             --             --
  Operating Officer, CPW     12/31/96        --         --          --             --             --

---------------

(a) This column includes nothing for perquisites and other personal benefits because in no case did the aggregate amount of perquisites and other personal benefits exceed the reporting threshold (the lesser of $50,000 or 10% of total annual salary and bonus), but includes amounts for the annual contribution for deferred compensation for such Named Executive Officer for the year.

(b) This column includes stock options granted in 1997 and 1998 under Heafner's stock option plan, which is discussed below under "-- Stock Option Plan." Thirty percent of the options granted in 1997 have, or will, vest and become exercisable within 60 days. The remaining options vest as described in "-- Stock Option Plan," below.

(c) Consists of certain board-designated discretionary compensation paid in 1998.

(d) Consists of directors' fees paid during 1996 of $10,000.

(e) Consists of taxable amounts reported in connection with vendor-sponsored trips.

(f) Mr. Roof joined Heafner in April 1997. Salary represents payments to Mr. Roof during the period of his employment in 1997. On an annualized basis, Mr. Roof's salary for 1997 would have been $215,000.

(g) Mr. Bonburg was the Chief Executive Officer of Winston Tires, which was acquired by Heafner on May 7, 1997. He resigned as President of Winston Tires on November 15, 1998. 1998 salary represents payments to Mr. Bonburg during the period of his employment in 1998. 1997 salary represents payments to Mr. Bonburg during the period following Heafner's acquisition of Winston Tires in 1997.

(h) Consists of monthly severance payment to Mr. Bonburg in December 1998. Such monthly payments will continue through November 2000.

(i) Mr. Soares joined Heafner in May 1998. Salary represents payments to Mr. Soares during the period of his employment in 1998. On an annualized basis, Mr. Soares' salary for 1998 would have been $259,600.

OPTION/SAR GRANTS IN 1998

     No stock appreciation rights were granted during 1998. The following table contains information concerning the grant of stock options to each of the Named Executive Officers during 1998:

                                                  INDIVIDUAL GRANTS
                                   -----------------------------------------------
                                                PERCENT OF
                                                  TOTAL                               POTENTIAL REALIZABLE
                                                 OPTIONS                                VALUE AT ASSUMED
                                   NUMBER OF     GRANTED                             ANNUAL RATES OF STOCK
                                   SECURITIES       TO       EXERCISE                PRICE APPRECIATION FOR
                                   UNDERLYING   EMPLOYEES    OR BASE                     OPTION TERM(B)
                                    OPTIONS     IN FISCAL     PRICE     EXPIRATION   ----------------------
NAME                               GRANTED(A)      YEAR       ($/SH)       DATE        5%($)       10%($)
----                               ----------   ----------   --------   ----------   ---------   ----------
William H. Gaither..............         --         --           --           --           --           --
Donald C. Roof..................     15,000        5.3%       $7.48      9/21/08      $70,563     $178,813
J. Michael Gaither..............     15,000        5.3         7.48      9/21/08       70,563      178,813
Daniel K. Brown.................     15,000        5.3         7.48      9/21/08       70,563      178,813
Thomas J. Bonburg...............         --         --           --           --           --           --
Arthur C. Soares................         --         --           --           --           --           --

---------------

(a) The securities underlying the options, which were granted under the stock option plan, are shares of Class A common stock. Under the stock option plan, none of the options granted to each of the Named Executive Officers will vest or are exercisable within 60 days. The options will vest as described in "-- Stock Option Plan," below.

(b) The potential realizable value columns illustrate the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compound rates of appreciation of the Class A common stock over the term of the options. These amounts represent certain assumed rates of appreciation only, assuming a fair market value on the date of grant of $7.48 per share. Because the Class A common stock is privately held, a per-share fair market value on the date of grant of the options equal to $7.48 was assumed based on a stock appraisal as of May 1998. Actual gains on the exercise of the options are dependent on the future performance of the Class A common stock. The potential values reflected in this table may not be the actual values ultimately realized. All amounts have been rounded to the nearest whole dollar.

                      -----------------------------------------

     No options to purchase common stock were exercised by the Named Executive Officers during the 12 months ended December 31, 1998.

STOCK OPTION PLAN

     In 1997, Heafner adopted The J.H. Heafner Company 1997 Stock Option Plan. The stock option plan is designed to motivate designated employees, officers, directors and independent contractors of Heafner and its subsidiaries by encouraging them to acquire a proprietary interest in Heafner. Heafner's board of directors, acting through a "plan committee" of at least two members of the board, administers the stock option plan, selects eligible participants, determines the number of shares subject to each option granted under the stock option plan and sets other terms and conditions applicable to participants in the stock option plan. After giving effect to the reclassification of Heafner's Class A common stock, and a 1998 amendment increasing the number of shares available for option grants under the plan, an aggregate of 527,500 shares of Class A common stock are reserved for issuance under the stock option plan.

     The stock option plan provides for the grant to designated employees, officers, directors and independent contractors of Heafner and its subsidiaries of options to purchase shares of Class A common stock. The plan committee has sole authority to select those individuals to whom options may be granted and to determine the number of shares of Class A common stock that will be issuable upon exercise of the options granted. The purchase price for shares of Class A common stock issuable upon exercise of the options granted is fixed by the plan committee, but cannot be less than the fair market value of the Class A common stock, as determined in good faith by Heafner's board of directors, if the corresponding option is intended to qualify as an incentive stock option under the Internal Revenue Code. As of December 31, 1998, options to purchase an aggregate of 493,650 shares of Class A common stock, some of which are shares of common stock that were reclassified as Class A common stock, at prices ranging from $1.10 to $7.48 per share, were outstanding under the stock option plan.

     All options granted under the stock option plan are subject to the terms and conditions of a stock option agreement entered into by each option recipient. The stock option agreement generally requires each recipient to be bound by the terms of a stockholder agreement between certain management stockholders and Heafner in the event the recipient elects to exercise options. Options granted under the stock option plan generally vest on the first four anniversaries of the date of grant, in installments of either (a) 10%, 20%, 30% and 40% or (b) 20%, 20%, 20%, and 40%, of the total number of underlying shares. Options granted under the stock option plan are not transferable by the recipient other than by a will or by the laws of descent and distribution and, during the recipient's lifetime, may only be exercised by the recipient. Under the terms of the stock option plan, options terminate no later than the tenth anniversary of the date of grant. Options are also subject to adjustment to avoid dilution in the event of a change in the capital structure of Heafner.

     If an option recipient dies or if his or her employment is terminated because of a permanent disability or for any other reason, other than for cause as defined in the stock option agreement, the recipient or his or her personal representative may exercise the option within 180 days after the termination date, but only to the extent the option has vested on the termination date or would have vested in the 12 months following the termination date. Any option that would still be unvested after that time will lapse. If an option recipient's employment is terminated for cause, the recipient may exercise the option within 30 days after the date of termination, but only to the extent the option has vested on the date of termination. Any option that is unvested on the date of termination will lapse.

     Under the stock option plan, each of the following events would constitute a "change of control":

     - any person or entity not controlled by Heafner's stockholders acquires more than 50% of the shares of Heafner's common stock,

     -  all or substantially all of the assets of Heafner are sold,

     - the majority of Heafner's board of directors no longer comprises persons currently serving on the board or persons designated by the current board majority,

     - Ann H. Gaither, William H. Gaither, Susan G. Jones and Thomas R. Jones collectively own less than 50% of the combined voting power of the then outstanding shares of common stock of Heafner, or

     -  Heafner issues common stock in a public offering.

     All options outstanding under the stock option plan will become fully vested and immediately exercisable immediately prior to any change of control. If any option is not then exercised, it will expire upon the happening of the change in control.

RESTRICTED STOCK PLAN

     In 1997, Heafner adopted The J.H. Heafner Company 1997 Restricted Stock Plan, which is designed to motivate designated employees, officers, directors and independent contractors of Heafner and its subsidiaries by encouraging them to acquire a proprietary interest in Heafner. Heafner's board of directors, acting through the plan committee, administers the restricted stock plan, selects eligible participants, determines the number of shares to be awarded to each participant and sets other terms and conditions applicable to participants in the restricted stock plan. As of December 31, 1998, an aggregate of 215,000 shares of Class A common stock, some of which are shares of common stock that were reclassified as Class A common stock, had been issued to participants in the restricted stock plan for a purchase price of $1.10 per share. The shares issued under the restricted stock plan were issued in exchange for promissory notes given by the participants. The principal of the notes is forgiven over time by Heafner depending upon the attainment of certain earnings targets.

     The restricted stock plan enables designated employees, officers, directors and independent contractors of Heafner to purchase shares of Class A common stock. The plan committee has sole authority to select the individuals to whom the opportunity to participate in the restricted stock plan may be offered and to determine the number of shares of Class A common stock to be issued. The purchase price for shares of Class A common stock issued under the restricted stock plan is fixed by the plan committee, which has the authority to impose additional terms and conditions in connection with issuances to participants. All shares that have been issued under the restricted stock plan are subject to the terms and conditions of a securities purchase and stockholders' agreement (the "restricted stock agreement") entered into by each option recipient.

     The restricted stock agreement prohibits the transfer of stock issued under the restricted stock plan except for transfers:

     - to Heafner upon the termination of employment of a participating stockholder,

     - to other management employees who have executed and delivered agreements substantially similar to the restricted stock agreement,

     -  by will or by the laws of descent or distribution, or

     - if and to the extent repurchase rights in favor of Heafner on termination of employment have not been exercised, to third parties, subject to rights of first refusal in favor of Heafner and the other holders of restricted stock.

     Heafner has the right to repurchase all of a participating stockholder's shares upon the termination of that stockholder's employment due to cause (as defined in the restricted stock agreement) or the death of the participating stockholder. A participating stockholder may require Heafner to repurchase all of such stockholder's shares if that stockholder terminates his or her employment for good reason (as defined in the restricted stock agreement). In all cases, the repurchase price for shares of stock subject to the restricted stock agreement is the higher of their original purchase price and a price derived from Heafner's "Net Equity Value," as defined in the restricted stock agreement, at the time of repurchase.

COMPENSATION OF DIRECTORS

     During the year ended December 31, 1998, directors who were not members of the Gaither family or nominees of The 1818 Mezzanine Fund, L.P. or Wingate Partners II, L.P. were paid a fee of $2,500 for each board meeting attended. Heafner intends to continue this compensation policy for directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, William H. Gaither, Donald C. Roof, and J. Michael Gaither served on an executive committee of Heafner which reviewed and recommended executive compensation for the Named Executive Officers and other executives of Heafner. All compensation recommendations of the executive committee were reviewed by and subject to the approval of the full board of directors of Heafner.

BOARD REPORT ON EXECUTIVE COMPENSATION

     The executive committee, at the direction of the board of directors of Heafner, recommends the compensation of the Named Executive Officers and other executives of Heafner. In addition, the executive committee administers Heafner's compensation and stock option plans.

     The key components of the compensation packages of Heafner's executive officers are annual salary, bonuses dependent upon Heafner's performance, and long term, stock-based incentives. In addition, Heafner's executive officers receive health, accident, and life insurance, retirement, and other personal benefits typically offered to executives by other corporations equivalent in size.

     Historically, Heafner has entered into employment agreements with its senior executive officers which fix their minimum annual salaries and bonuses. The compensation philosophy of Heafner's board of directors is that the compensation of Heafner's executives and key managers should be designed to promote achievement of Heafner's business and financial objectives; to provide pay that is externally competitive and internally equitable, which will allow Heafner to attract, retain, and motivate the executives and key managers necessary to accomplish its business objectives; and to reward exceptional performance. The executive committee reviews the salaries provided for in the employment agreements with its senior executive officers, as well as the salaries of Heafner's other officers, once a year, and recommends changes to the board of directors.

     Mr. William H. Gaither's compensation for the last completed fiscal year was in recognition of the many major initiatives undertaken and accomplished by him since the beginning of 1998. The most notable of these initiatives were his restructuring efforts, including the ITCO merger and the CPW acquisition.

     Bonuses are payable based upon performance measures recommended by the executive committee for each participant. The executive committee recommends a threshold, target, and maximum performance objective for each performance measure. Each of the executive committee's recommendations must be approved by the board of directors. No payment with respect to a performance measure is made if performance is below the threshold performance objective established for that performance measure. If the target performance objective is reached, the participant is entitled to receive 100% of the bonus attributable to that performance measure. If the maximum performance objective is reached, the participant receives 200% of the bonus attributable to that performance measure. As a result, if the maximum performance objectives for all performance measures are reached, a participant will receive a bonus equal to 200% of his or her targeted bonus.

     No participant may receive more than 200% of his or her targeted bonus. Bonuses are subject to reduction or cancellation on the basis of a participant's individual performance or in the event of conduct by a participant detrimental to Heafner. Bonuses are payable in cash.

                                                  THE BOARD OF DIRECTORS
                                                      Ann H. Gaither
                                                    William H. Gaither
                                                     Joseph P. Donlan
                                                V. Edward Easterling, Jr.
                                                   Victoria B. Jackson
                                                  William M. Wilcox, Jr.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Heafner's articles of incorporation provide for the release of any person serving as a director of Heafner from liability to Heafner or its stockholders for damages for breach of fiduciary duty and for the indemnification by Heafner of any person serving as a director, officer, employee or agent or other authorized person to the fullest extent permissible under the North Carolina Business Corporation Act. In addition, Heafner has purchased a directors' and officers' insurance policy covering officers and directors of Heafner and its subsidiaries for liabilities that they may incur as a result of any action, or failure to act, by such officers and directors in their capacity as officers and directors.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Heafner has entered into employment agreements with each of Messrs. William
H. and J. Michael Gaither, Roof, Brown and Roberts, providing for annual base salaries of approximately $354,444, $224,000, $243,000, $191,000 and $230,000,
respectively, for the current year.

     The employment agreements with Messrs. William H. and J. Michael Gaither, Roof, Brown and Roberts provide for payment of annual bonuses and for additional bonuses pursuant to Heafner's executive bonus plan. Fixed bonus payments made to William H. Gaither are reduced by the amount received by him under Heafner's board-designated discretionary compensation plan.

     The employment agreements may be terminated at any time by Heafner. If the employee's employment with Heafner is terminated on account of death or disability, for cause, or without good reason (as defined in each employment agreement), the employee is entitled to receive his base salary and target bonus payable through the date of termination. If Heafner terminates the employee's employment without cause, or if the employee terminates his employment with good reason, then the employee is entitled to receive an additional payment equal to his base salary and target bonus for one year. In the event of a termination by Heafner as a result of or in anticipation of a change in control (as defined in the employment agreements) or a constructive termination due to a change in control, the employment agreements of each of Messrs. William H. Gaither and Roberts provide that the employee is entitled to receive his base salary and target bonus for a period of 24 months from the date of termination or constructive termination. The employment agreements of Messrs. J. Michael Gaither, Roof and Brown provide that, if the employee is terminated as a result of or in anticipation of a change of control, or if his employment is terminated by Heafner for any reason or by the employee for good reason within one year after the change of control, or if he terminates his employment for any reason within 30 days after the first anniversary of the change of control, then he is entitled to receive an amount equal to his base salary and target bonus for the period from his termination until the third anniversary of the change of control. All of the employment agreements contain non-compete, non-solicitation and confidentiality provisions.

     In conjunction with the CPW acquisition, Heafner entered into employment agreements with each of Arthur C. Soares, the current President of CPW, and Ray
C. Barney, the current Executive Vice President and Chief Operating Officer of CPW.

     Mr. Soares' employment agreement provides for a two year term and an annual base salary of $250,000, a stay-put bonus of $2,000,000, payable in installments of $1,250,000 at the end of the first year and $750,000 at the end of the second year after the closing of the Transactions. It also provides for a "synergy" bonus payable at the end of the first year based on the attainment of specified performance targets for CPW and an annual incentive and performance bonus to be determined in good faith by Heafner's board of directors. Mr. Barney's employment agreement provides for a three-year term and an annual base salary of $140,000, a stay-put bonus of $600,000, payable in installments of $200,000 at the end of each of the first three years after the closing of the Transactions. Mr. Barney's employment agreement (with Speed Merchant) also provides for a "synergy" bonus payable at the end of the first year based on the attainment of specified performance targets for CPW and an annual incentive and performance bonus to be determined in good faith by Heafner's board of directors. Both employment agreements contain non-compete, non-solicitation and confidentiality provisions.

     The employment agreements with Messrs. Soares and Barney are terminable at any time by Heafner. Upon termination of employment for any reason, including death or permanent disability, the employee or his heirs is entitled to receive the employee's base salary and incentive bonus earned through the date of termination and the synergy bonus for the first year of the employment term. If Heafner terminates the employee's employment without cause, or the employee terminates his employment with good reason (each as defined in the employment agreements), the employee is entitled to receive an additional payment equal to his base salary through the end of his employment term as well as the incentive bonus payable for the first year. Payment of the stay-put bonus is contingent upon the employee's continued employment with Heafner except in the case of the employee's death or permanent disability, termination by the employer without cause or termination by the employee for good reason.

     In conjunction with the consummation of the Transactions, Heafner entered into an employment agreement with Richard P. Johnson, who serves as President, Heafner-ITCO Division. Mr. Johnson is paid an annual base salary of $250,000, a fixed bonus and an annual incentive bonus to be determined in the discretion of Heafner's board of directors. Upon termination of Mr. Johnson's employment by Heafner without cause, or by Mr. Johnson for good reason, or upon a change of control (each as defined in the employment agreement), Mr. Johnson is entitled to a severance payment, depending on the date of termination, ranging from 12 to 24 months' salary and bonus from and after the date of termination. The employment agreement contains non-compete, non-solicitation and confidentiality provisions.

EXECUTIVE BONUS PLAN

     Heafner awards annual cash bonuses to up to 20 of its top executives. Bonuses are payable only if Heafner attains specified annual performance targets. Bonuses can range from up to 5% of salary for executives in the lowest bonus bracket to up to 60% of salary for those in the highest. The executive bonus plan may be altered in the discretion of Heafner's board of directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Heafner's common stock as of December 31, 1998, giving effect to the reclassification of Heafner's stock and to the other Transactions, of:

     - each person known by Heafner to own beneficially more than 5% of the Class A common stock,

     - each person known by Heafner to own beneficially more than 5% of the Class B common stock,

     -  each director,

     -  the Named Executive Officers, and

     -  all directors and executive officers of Heafner as a group.

                                             NUMBER OF SHARES        PERCENT OF        PERCENT OF
                                               BENEFICIALLY        CLASS A COMMON    CLASS B COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER(A)           OWNED               STOCK(B)          STOCK(B)
---------------------------------------      ----------------      --------------    --------------
Ann H. Gaither...........................       1,992,293(c)            53.9%
William H. Gaither.......................       1,079,038(c,d)          28.7
Susan Jones..............................         475,919               12.9
The 1818 Mezzanine Fund, L.P.............       1,034,000(e)            21.9
Wingate Partners II, L.P.................       1,301,264(f)                              92.9%
Donald C. Roof...........................          32,500(g)             1.8
J. Michael Gaither.......................          32,500(h)             1.8
Daniel K. Brown..........................          32,500(i)             1.8
Joseph P. Donlan.........................       1,034,000(e)            21.9
V. Edward Easterling, Jr.................       1,301,264(k)                              92.9
Victoria B. Jackson......................           5,000(l)               *
Richard P. Johnson.......................          32,110(f,j)             *               1.9
Arthur C. Soares.........................              --
P. Douglas Roberts.......................           5,000(l)               *
William M. Wilcox, Jr....................           5,000(l)               *
All directors and executive officers of
  Heafner as a group (11 persons)........       4,258,941(m)            98.7               1.9

---------------

* Indicates less than 1% of the outstanding Class A common stock or Class B common stock, as the case may be.

(a) Unless otherwise indicated, the address for each person listed in the table is in care of The J.H. Heafner Company, Inc., 2105 Water Ridge Parkway, Suite 500, Charlotte, North Carolina 28217.

(b) Shares beneficially owned, as recorded in this table, are expressed as a percentage of the shares of Class A common stock outstanding or Class B common stock outstanding, as the case may be. For purposes of computing the percentage of outstanding shares held by each person or group of persons named in this table, any securities which that person or group of persons has the right to acquire within 60 days of March 31, 1999 are deemed to be outstanding for purposes of computing the percentage ownership of such person or persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Shares of Class A common stock possess 20 votes per share and shares of Class B common stock possess one vote per share. As of December 31, 1998, 3,697,000 shares of Class A common stock and 1,400,667 shares of Class B common stock were issued and outstanding.

(c) Excludes 475,919 shares of Class A common stock that Ann H. Gaither and William H. Gaither have the power to vote under a voting trust agreement among certain members of the Gaither family.

(d) Includes 18,750 shares of Class A common stock issuable upon the exercise of options which are exercisable within 60 days.

(e) Represents shares issuable upon the exercise of Warrants, as discussed below. Mr. Donlan is the co-manager of The 1818 Mezzanine Fund, L.P. and in that capacity will have authority to vote and exercise investment power over the shares. See "Certain Relationships and Related Transactions -- Warrants."

(f) Represents shares of Class B common stock issued in exchange for shares of ITCO Logistics as part of the consideration for the ITCO merger. Share numbers for Wingate Partners II, L.P. include shares of Class B common stock held by its affiliate, Wingate Affiliates II, L.P. See "Transactions."

(g) Includes 7,500 shares of Class A common stock issuable upon the exercise of options which are exercisable within 60 days.

(h) Includes 7,500 shares of Class A common stock issuable upon the exercise of options which are exercisable within 60 days.

(i) Includes 7,500 shares of Class A common stock issuable upon the exercise of options which are exercisable within 60 days.

(j) Includes 5,000 shares of Class A common stock issuable upon the exercise of options which are exercisable within 60 days.

(k) Represents shares of Class B common stock owned by Wingate Partners II, L.P. and its affiliate, Wingate Affiliates II, L.P. Mr. Easterling is a general partner of Wingate Affiliates II, L.P., and an indirect general partner of Wingate Partners II, L.P., and, accordingly, may be deemed to be the beneficial owner of such shares.

(l) Consists of 5,000 shares of Class A common stock issuable upon the exercise of options which are exercisable within 60 days.

(m) Includes (1) 27,110 shares of Class B common stock and (2) 4,231,831 shares of Class A common stock, of which 1,034,000 are shares issuable upon the exercise of Warrants to The 1818 Mezzanine Fund, L.P., of which Mr. Donlan is co-manager and will, in that capacity, have voting and investment power over the shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

WARRANTS

     In connection with the incurrence of subordinated debt to finance the acquisition of its Winston subsidiary on May 7, 1997, Heafner issued to The 1818 Mezzanine Fund, L. P. warrants (the "Warrants") to purchase shares of Heafner's common stock. Joseph P. Donlan, a member of Heafner's board of directors, is a Senior Manager of Brown Brothers Harriman & Co., the 1818 Fund's general partner. Mr. Donlan and Robert R. Gould, a Partner of Brown Brothers Harriman & Co., are co-managers of the 1818 Fund, and in that capacity they exercise voting and investment power over the 1818 Fund's shares. The Warrants are exercisable for 1,034,000 shares of Class A common stock. The Warrants may be exercised, in whole or in part, at any time prior to the earliest of:

     -  May 7, 2007,

     - the date of an initial public offering of Class A common stock yielding gross proceeds of at least $25.0 million or representing at least 20% of the Class A common stock on a fully-diluted basis, or

     - Heafner's merger or consolidation with or into another entity or the sale of all or substantially all of Heafner's assets.

     The number of shares issuable upon the exercise of the Warrants is subject to adjustment from time to time to reflect stock dividends, splits, combinations and reclassifications. In addition, the Warrants provide for upward adjustment of the number of issuable shares if Heafner issues Class A common stock at a price per share that is less than its current fair market value. Fair market value is determined by reference to closing prices of the Class A common stock on a national exchange or, if the Class A common stock is not publicly traded, in good faith by Heafner's board of directors or a nationally recognized investment banking firm, if requested by the holders of 33% of the Class A common stock on a fully-diluted basis.

     The Warrants provide that the holders of a majority in interest of the Warrants issued on May 7, 1997 have the right, exercisable upon a change of control as defined in the Warrants or at any time after May 7, 2004, to require Heafner to redeem the Warrants. However, that redemption right may not be exercised after the consummation of an initial public offering of the Class A common stock yielding gross proceeds of at least $25.0 million or representing at least 20% of the Class A common stock on a fully-diluted basis. If the requested redemption right is exercised, Heafner must redeem all of the outstanding Warrants at an agreed redemption price calculated based on an EBITDA multiple of Heafner at the time of redemption, unless otherwise prevented by law. Heafner has no right to call for the redemption of the Warrants.

     Heafner and the 1818 Fund are also parties to a note and warrant purchase agreement and a registration rights agreement, each dated as of May 7, 1997, which contain provisions restricting the transferability of the Warrants, including a right of first offer in favor of Heafner, and grant registration rights with respect to shares of Class A common stock issuable upon exercise of the Warrants.

PREFERRED STOCK

     In connection with entering into the Kelly-Springfield Supply Agreement, Kelly-Springfield purchased from Heafner 7,000 newly issued shares of Heafner's Series A Cumulative Redeemable Preferred Stock, par value $.01, and 4,500 newly issued shares of Heafner's Series B Cumulative Redeemable Preferred Stock, par value $.01, for an aggregate purchase price of $11.5 million. Kelly-Springfield is the sole holder of each series of preferred stock. Each series of the preferred stock has a stated value and liquidation preference equal to $1,000 per share, except the liquidation preference of the Series B preferred stock is reduced from time to time based upon purchases by Heafner of certain types of tires from Kelly-Springfield.

     Kelly-Springfield is entitled to receive monthly dividends on the liquidation preference of the Series A preferred stock at a rate of 4% per year, which may be increased if Heafner's annual tire purchases from
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

Kelly-Springfield fall below certain levels. Heafner is not required to pay dividends on the Series B preferred stock unless its annual tire purchases from Kelly-Springfield fall below certain levels.

     Subject to the limitations summarized below, beginning in December 2002 and ending in June 2007 Heafner is required to redeem 700 shares of Series A preferred stock each year on a semi-annual basis at 100% of the liquidation preference of such shares plus all accrued and unpaid dividends. Subject to the same limitations, Heafner is required to redeem all of the outstanding shares of Series B preferred stock in June 2007 at the same redemption price. Unless restricted by the limitations summarized below, Heafner is also required to redeem all the preferred stock if the Kelly-Springfield Supply Agreement is terminated or, at the request of Kelly-Springfield, if a change of control of Heafner occurs and Kelly-Springfield requests a termination of the Supply Agreement. Each series of preferred stock also is redeemable at any time at Heafner's option.

     So long as any amounts are outstanding under Heafner's existing credit facility or subordinated notes, or any amending or replacing agreement for that debt, or any commitments to lend exist under such debt, Heafner is prohibited from:

     - making any payment in respect of any mandatory or optional redemption of either series of preferred stock, or

     - declaring, making or paying any dividend or distribution in respect of either series of preferred stock, if any default or event of default under any such debt, or any event which upon notice or lapse of time, or both, would constitute an event of default, has occurred or is continuing or would result from that event and has not been cured or waived in accordance with such debt.

SHARE REPURCHASES

     In February 1997, Heafner offered to repurchase shares of common stock from members of the Gaither family not actively involved in the operation of Heafner at a price equal to $.8058 per share, or $2,644 per share without giving effect to a 3,281-for-1 stock split that occurred on May 7, 1997. Pursuant to the offer, Heafner repurchased, and subsequently canceled and retired, 3,359,744 shares, 1,024 shares without giving effect to the stock split, of common stock from the Gaither family members for an aggregate purchase price of $2.7 million. In 1986, Heafner repurchased from Carolyn H. Williams, and subsequently canceled and retired, all of her shares of Heafner's common stock in exchange for a promissory note in the original principal amount of $1.4 million. Carolyn H. Williams is the sister of Ann H. Gaither, the Chairperson of Heafner. The note is payable through January 2006 in annual installments of $124,600, including interest at a rate per year of 7.5%. The outstanding principal amount of the note at December 31, 1998 was approximately $730,000.

RELATED PARTY LEASES; LOANS AND LOAN GUARANTEE

     Heafner leases corporate office space in Lincolnton, North Carolina from Ann H. Gaither, the Chairperson of Heafner, and her sister, Carolyn H. Williams, for an annual rent equal to approximately $87,000. Heafner leases its Winston-Salem, North Carolina distribution center from Ann H. Gaither for an annual rent equal to approximately $55,200. In connection with this property in Winston-Salem, Ann H. Gaither has a note owing to Heafner with a principal balance of $158,591.93 payable in monthly installments of principal and interest of $3,500.00, accruing interest at 9% per year with the final due date of October 1, 2003. Heafner leases the data processing and human resources buildings adjacent to its corporate headquarters in Lincolnton, North Carolina from Evangeline Heafner, Ann H. Gaither's mother, for an annual rent equal to approximately $37,000. The expiration dates of these leases are September 30, 2002, August 1, 2003 and December 30, 2002, respectively. Heafner believes that these leases are on terms no less favorable to it than could have been obtained from an independent third party.

     Pursuant to a guaranty dated March 31, 1997, Heafner has agreed to guarantee all obligations of William H. Gaither, President and Chief Executive Officer of Heafner, under a mortgage loan in an aggregate principal amount not to exceed $890,000.

                         DESCRIPTION OF CREDIT FACILITY

     The following is a summary description of the principal terms of the credit facility. The description below does not purport to be complete and is qualified in its entirety by reference to the agreements containing the principal terms and conditions of the credit facility. Copies of those agreements (other than schedules and exhibits) are available from Heafner. In addition, the credit facility was filed as Exhibit 10.1 to Heafner's registration statement related to the Series B exchange offer filed with the SEC on August 18, 1998. The credit facility is available from Heafner and from the SEC as described in "Where You Can Find More Information."

     Heafner and its subsidiaries (the "borrowers") entered into the credit facility on the closing date of the Transactions. As of December 31, 1998, approximately $21.9 million was outstanding and an additional $64.7 million was available for additional borrowings under the credit facility. The credit facility has been syndicated among the several lenders parties to the credit facility, with BankBoston, N.A., as agent, and Fleet Capital Corporation and First Union National Bank as co-agents (together, the "agents"). The credit facility provides for a senior secured revolving credit facility, which may be borrowed in the aggregate principal amount of up to $100.0 million, of which up to $10.0 million may be utilized in the form of commercial and standby letters of credit.

     Guaranties and Security. All obligations of the borrowers under the credit facility are guaranteed by certain of Heafner's subsidiaries which are not direct obligors under the credit facility. The borrowers' obligations under the credit facility, and the credit facility guarantors' obligations under their respective credit facility guaranties, are secured by all of the inventory and accounts receivable, and proceeds thereof, of the borrowers and the credit facility guarantors (collectively, the "collateral"). Future subsidiaries of Heafner may be required to become credit facility guarantors or borrowers under the credit facility.

     Availability and Maturity. Provided that no event of default exists, loans made under the credit facility may be drawn, repaid and reborrowed from time to time until May 2003, subject to the satisfaction of certain conditions on the date of any borrowing. The credit facility will be permanently reduced by an amount equal to any Net Available Cash, as defined in the Series B indenture and the Series D indenture, and Heafner will be required to prepay the credit facility to the extent necessary at the time of any such permanent reduction. The credit facility will mature and become due and payable in May 2003, except that the borrowers and the lenders may agree to extend the credit facility for up to an additional five years.

     Interest. Indebtedness under the credit facility bears interest, at Heafner's option:

     - at the "base rate," which is a floating rate per year equal to the greater of the federal funds rate plus 0.5% or the rate announced by the credit facility agent from time to time as its base or prime lending rate, plus the "applicable margin" or

     - at the "Eurodollar rate," which is a fixed rate per year based on LIBOR, for one, two, three, six or (subject to the lenders' agreement) twelve months plus the "applicable margin."

     The "applicable margin" for base rate loans is 0.25% and the applicable margin for Eurodollar rate loans is 1.75%, subject in each case to performance based step-downs based on Heafner's ratio of Funded Debt to EBITDA, as defined in the credit facility. Overdue sums under the credit facility will bear interest at a default rate equal to the applicable interest rate plus 2% per year.

     Certain Fees. Heafner is required to pay the lenders a commitment fee equal to 0.375% per year on the committed undrawn amount of the credit facility, subject to performance based step-downs based upon Heafner's ratio of Funded Debt to EBITDA. Heafner is also required to pay the lenders letter of credit fees equal to the applicable margin applicable to Eurodollar rate loans on a per year basis and a fronting fee of 0.125% per year to be paid to the issuer of letters of credit. Heafner has agreed to pay certain other fees and expenses of the lenders and the credit facility agent.

     Covenants. The credit facility requires Heafner to meet certain financial tests, including minimum net worth and minimum loan availability. The credit facility also contains covenants which, among other things, restrict Heafner's ability to incur additional indebtedness; enter into guaranties; make loans and investments, except that Heafner will be permitted to make investments in respect of new acquisitions up to $25 million in any fiscal year and $40 million in total during the term of the credit facility; make capital expenditures in excess of $12 million in any fiscal year; declare dividends; engage in mergers, consolidations and asset sales; enter into transactions with affiliates; create or suffer to exist liens and encumbrances; enter into sale/leaseback transactions; modify material agreements or constitutive documents; and change the business it conducts. The covenants also require Heafner to provide periodic financial reports to the lenders; observe certain practices and procedures with respect to the collateral; comply with applicable laws; maintain and preserve the properties and corporate existence of Heafner and its subsidiaries; and maintain insurance.

     Events of Default. The credit facility contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-default and cross-acceleration, bankruptcy, asserted invalidity of any loan documents, failure of security interests, material judgments, ERISA liabilities, the failure of Heafner directly or indirectly to own 100% of any borrower or credit facility guarantor (except to the extent the borrower is merged into Heafner or one of Heafner's wholly owned subsidiaries) or the occurrence of a change of control as defined in the credit facility.

     Heafner applied the net proceeds of the Series C offering to repay outstanding amounts under the credit facility. See "Use of Proceeds." The aggregate amount of commitments under the credit facility remained at $100.0 million after the Series C offering was consummated. Heafner anticipates that borrowings under the credit facility will be repaid with internally generated funds, including those of ITCO and CPW, and from other sources which may include the proceeds of future bank refinancings, asset sales or the public or private sale of debt or equity securities. That decision will be made based on Heafner's review from time to time of the advisability of particular actions, as well as prevailing interest rates, financial and other economic conditions and such other factors as it may deem appropriate.

                       DESCRIPTION OF THE SERIES D NOTES

     The Series C notes were, and the Series D notes will be, issued under the Series D indenture dated as of December 1, 1998, among Heafner, the subsidiary guarantors and First Union National Bank, as trustee. The Series B notes were issued under the Series B indenture, dated as of May 15, 1998, among Heafner, the subsidiary guarantors and First Union National Bank, as trustee. The term "notes" as used in this Description of the Notes refers to the Series B notes, the Series C notes and the Series D notes to be issued in exchange for the Series B notes and Series C notes, and the term "indenture" generally refers to the Series D indenture.

     The following is a summary of the material provisions of the Series D notes. As a summary, it is not complete and is subject to the provisions of the Series D indenture, including the definitions contained in the Series D indenture and the terms made part of the Series D indenture by the Trust Indenture Act. Capitalized terms used and not otherwise defined have the meanings set forth under "-- Certain Definitions." For a more complete understanding of the terms of the Series D notes, holders of the notes should refer to the Series D indenture. In describing the terms of the Series D notes, Heafner has included a summary of the terms of the Series B notes where there is any material difference between the Series B notes and the Series D notes. For a more complete understanding of the terms of the Series B notes, holders of the notes should refer to the Series B indenture, which was filed as an exhibit to Heafner's registration statement filed with the SEC on August 18, 1998, in connection with the registered exchange offer for the Series B notes. In addition, each of the Series B indenture and the Series D indenture are available as described in "Where You Can Find More Information."

PRINCIPAL, INTEREST AND ISSUANCE OF THE SERIES D NOTES

     The Series D notes will be unsecured senior obligations of Heafner, of up to $150.0 million aggregate principal amount, and will mature on May 15, 2008. The Series D notes will bear interest at a rate of 10% per year from December 8, 1998, or from the most recent date on which interest was paid on the old notes exchange for Series D notes. Interest on the Series D notes is payable on May 15 and November 15 of each year to holders of record at the close of business on the May 1 or November 1 immediately preceding the interest payment date. The first interest payment will be made on May 15, 1999 to holders of record at the close of business on May 1, 1999. Heafner will pay interest on any overdue principal at a rate of 11% per year, and it will pay interest at a rate of 11% on overdue installments of interest to the extent it is lawful.

     The Series D notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. There is no service charge for any registration of transfer or exchange of any notes, but Heafner may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a transfer or exchange.

OPTIONAL REDEMPTION

     Beginning on May 15, 2003, the notes will be redeemable at Heafner's option, in whole or in part, at any time or from time to time, at the following prices, which are expressed as percentages of principal amount, plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                                                                REDEMPTION
PERIOD                                                          PRICE (%)
------                                                          ----------
2003........................................................     105.000%
2004........................................................     103.333
2005........................................................     101.667
2006 and thereafter.........................................     100.000%

     Heafner must provide not less than 30 days', nor more than 60 days', prior notice of the redemption by first-class mail to the registered address of each holder of notes.

     In addition, prior to the closing of the exchange offer, Heafner may redeem up to 35% of the original principal amount of the Series C notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market. After each such redemption, at least 65% of the aggregate original principal amount of the Series C notes must remain outstanding and be held, directly or indirectly, by persons or entities other than Heafner and its Affiliates. After the closing of the exchange offer and prior to May 15, 2001, Heafner may redeem up to $52.5 million in total principal amount of Series C and Series D notes then outstanding with the proceeds of one or more Public Equity Offerings following which there is a Public Market. If Series B notes are still outstanding at the time of the redemption, however, the $52.5 million will be reduced by the maximum aggregate principal amount of Series B notes that Heafner is permitted to redeem under the Series B indenture at the time of the redemption. After each such redemption, at least $97.5 million in aggregate principal amount of Heafner's senior notes must remain outstanding and be held, directly or indirectly, by persons or entities other than Heafner and its Affiliates. The redemption price shall be 110.0% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date.

     In the case of any partial redemption, selection of the notes that will be redeemed will be made by the trustee in proportion to the percentage of the total amount of notes outstanding held by each holder, or by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate. No note of $1,000 or less in original principal amount shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to that note shall state the portion of the principal amount of that note that will be redeemed. A new note in principal amount equal to the unredeemed portion will be issued in the name of the holder of the original note upon cancellation of the original note.

SUBSIDIARY GUARANTIES

     The obligations of Heafner under the notes, including the obligation to offer to repurchase the senior notes upon a change of control, will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the subsidiary guarantors. All of the subsidiary guarantors are directly or indirectly wholly-owned by Heafner. Each subsidiary guaranty will be limited to an amount that does not exceed the maximum amount that can be guaranteed by the subsidiary guarantor without rendering its subsidiary guaranty voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer, or similar laws affecting the rights of creditors generally. If a subsidiary guaranty were to be rendered voidable, it could be subordinated by a court to all other indebtedness, including guaranties and other contingent liabilities, of the subsidiary guarantor, and, depending on the amount of its indebtedness, a subsidiary guarantor's liability on its subsidiary guaranty could be reduced to zero. See "Risk Factors -- Fraudulent Transfer Laws May Limit Collectibility of Notes in the Event of Bankruptcy."

     Upon the sale or other disposition of a subsidiary guarantor, or the sale or disposition of all or substantially all of the assets of a subsidiary guarantor, other than to Heafner or an Affiliate of Heafner and which is permitted by the indenture, the subsidiary guarantor will be released and relieved from all of its obligations under its subsidiary guaranty.

RANKING

     The indebtedness evidenced by the Series D notes will constitute a senior unsecured obligation of Heafner, ranking equally in right of priority of payment with all existing and future senior indebtedness of Heafner, including the Series B notes. In addition, the Series D notes will be senior in right of payment to all future subordinated indebtedness of Heafner. The subsidiary guaranties will rank equally in right of priority of payment with all existing and future senior indebtedness of the subsidiary guarantors, including the subsidiary guaranties of the Series B notes, and will be senior in right of payment to all future subordinated indebtedness of the subsidiary guarantors. The Series D notes and the subsidiary guaranties will be effectively subordinated to all existing and future secured indebtedness of Heafner and the subsidiary guarantors, including indebtedness under the Credit Facility, to the extent of the value of the assets securing that indebtedness. As of December 31, 1998, Heafner and the subsidiary guarantors had outstanding, either directly or through guarantees, approximately $185.3 million of indebtedness, all of which was senior indebtedness, and approximately $27.6 million of which was secured. In addition, at December 31, 1998, Heafner could have borrowed an additional $64.7 million under the Credit Facility, all of which would have been secured.

     A portion of Heafner's operations are conducted through its subsidiaries. Claims of creditors of those subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by those subsidiaries, and claims of any preferred stockholders of those subsidiaries, generally will have priority over the claims of creditors of Heafner, including holders of the notes, with respect to the assets and earnings of those subsidiaries. The notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of Heafner (other than the subsidiary guarantors). Excluding the subsidiary guaranties, at December 31, 1998, the total liabilities of Heafner's subsidiaries, all of whom are subsidiary guarantors, were approximately $67.3 million, including trade payables. Although the indenture limits the incurrence of Indebtedness and issuance of preferred stock of certain of Heafner's subsidiaries, the limitation is subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the incurrence by the subsidiaries of liabilities that are not considered to be Indebtedness or Preferred Stock under the indenture. See "-- Certain Covenants -- Limitation on Indebtedness."

BOOK-ENTRY, DELIVERY AND FORM

     The Series D notes will be issued in the form of a global note. The global note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee on the date of closing of the exchange offer. Except as set forth below, the global note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Noteholders may hold their beneficial interests in the global note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.

     Series D notes that are issued as described under "-- Certificated Notes" will be issued in definitive form. Upon the transfer of a note in definitive form, such note will, unless the global note has previously been exchanged for notes in definitive form, be exchanged for an interest in the global note in an amount equal to the principal amount of notes being transferred.

     The Depository has advised Heafner as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, is a member of the Federal Reserve System, and is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "a clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers, which may include the initial purchasers, as well as banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the global note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the notes represented by such global note to the accounts of participants. The accounts to be credited shall be designated by the trustee. Ownership of beneficial interests in the global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository, with respect to participants' interest, and by participants, with respect to the owners of beneficial interests in the global note other than participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global note.

     So long as the Depository, or its nominee, is the registered holder and owner of the global note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related notes for all purposes of the notes and the indenture. Except as set forth below, owners of beneficial interests in the global note will not be entitled to have the notes represented by the global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any notes under the global note. Heafner understands that under existing industry practice, in the event an owner of a beneficial interest in the global note desires to take any action that the Depository, as the holder of the global note, is entitled to take, the Depository would authorize the participants to take that action, and that the participants would authorize beneficial owners owning through such participants to take that action or the participants would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and interest on notes represented by the global note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the global note.

     Heafner expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the Depository or its nominee. Heafner also expects that payments by each participant to owners of beneficial interests in the global note held through that participant will be governed by standing instructions and customary practices and will be the responsibility of the participant. Heafner will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global note for any note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants, or the relationship between the participants and the owners of beneficial interests in the global note owning through the participants.

     Unless and until it is exchanged in whole or in part for certificated notes in definitive form, the global note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

     Although the Depository has agreed to the above procedures in order to facilitate transfers of interests in the global note among participants of the Depository, it is under no obligation to perform or continue to perform those procedures, and it may discontinue them at any time. Neither the trustee nor Heafner will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     The notes represented by the global note will be exchangeable for certificated notes in definitive form of like tenor as such notes in denominations of $1,000 and integral multiples of $1,000 if:

     - the Depository notifies Heafner that it is unwilling or unable to continue as Depository for the global note or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act and a successor Depository is not appointed by Heafner within 90 days,

     - Heafner in its discretion at any time determines not to have all of the notes represented by the global note, or

     -  an Event of Default has occurred and is continuing.

     Any note that is exchangeable because of the occurrence of any of the above events is exchangeable for certificated notes issuable in authorized denominations and registered in such names as the Depository
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

shall direct, subject to certain ownership certification requirements imposed by Regulation S under the Securities Act. Subject to the foregoing, the global note is not exchangeable, except for a global note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

SAME-DAY PAYMENT

     Payments in respect of notes, including principal, premium and interest, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the notes or, if no account is specified by a holder, by mailing a check to that holder's registered address.

EXCHANGE OFFER; REGISTRATION RIGHTS

     On December 1, 1998, Heafner and the Initial Purchasers entered into the Registration Rights Agreement. Holders of Series D notes are not entitled to any registration rights with respect to their Series D notes. Heafner has agreed for a period of 180 days after the date the registration statement is declared effective by the SEC to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any Series D notes. The registration statement of which this prospectus is a part constitutes the registration statement for the exchange offer which is the subject of the Registration Rights Agreement. Upon the closing of the exchange offer, subject to certain limited exceptions, holders of untendered Series B or Series C notes will not retain any rights under the Registration Rights Agreement.

     Following the closing of the exchange offer, the Series C notes and the Series D notes will vote and consent together on all matters as one class. None of the Series C notes or the Series D notes will have the right to vote or consent as a class separate from one another on any matter.

     For a discussion of the terms of the Exchange Offer under the Registration Rights Agreement, See "The Exchange Offer."

CHANGE OF CONTROL

     Upon the occurrence of any of the following events, each of which constitutes a "change of control," each holder shall have the right to require that Heafner repurchase its notes in accordance with the procedures outlined below at a price in cash equal to 101% of the principal amount of the holder's notes. Heafner shall also pay accrued and unpaid interest, if any, to the date of purchase, except that a holder of record on the relevant record date, if different from the holder on the date of the repurchase, will have the right to receive interest due on the relevant interest payment date. It will be a change of control if any of the following events occurs:

     1. Any "person," as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act, other than a Permitted Holder, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Heafner. A "beneficial owner" is used here as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that that person has the right to acquire, whether their right is exercisable immediately or only in the future. In addition, a person shall be deemed to beneficially own any Voting Stock of a corporation held by a parent corporation, if that person is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the parent corporation.

     2. During any period of two consecutive years, the following cease for any reason to constitute a majority of the board of directors then in office:

       (a) individuals who at the beginning of that period constituted Heafner's board of directors, together with

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

       (b) any new directors whose election by Heafner's board of directors, or whose nomination for election by Heafner's shareholders, was approved by:

          - a vote of 66 2/3% of the directors of Heafner then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved in accordance with these procedures, or

          - Permitted Holders holding a majority of the aggregate voting power of the Voting Stock of Heafner held by all Permitted Holders.

     3. The adoption of a plan relating to the liquidation or dissolution of Heafner.

     4. The merger or consolidation of Heafner with or into another entity or the merger of another entity with or into Heafner to another person or entity who is not controlled by the Permitted Holders, and the securities of Heafner that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Heafner are changed into or exchanged for cash, securities or property, unless such securities of Heafner are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation immediately after such transaction.

     5. The sale of all or substantially all the assets of Heafner to another person or entity who is not controlled by the Permitted Holders.

     Within 30 days following any change of control, Heafner shall make a change of control offer by mailing a notice to each holder, with a copy to the trustee, stating:

     - that a change of control has occurred and that the holder has the right to require Heafner to purchase the holder's notes at a purchase price in cash equal to 101% of the principal amount of the holder's notes, plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date;

     - the circumstances and relevant facts regarding such change of control, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the change of control;

     - the repurchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

     - the instructions determined by Heafner, consistent with this covenant, that a holder must follow in order to have its notes purchased.

     Heafner will not be required to make a change of control offer following a change of control if a third party makes the change of control offer in the manner, at the times and otherwise in compliance with the requirements applicable to a change of control offer made by Heafner and the third party purchases all notes validly tendered and not withdrawn under its change of control offer.

     Heafner shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Securities Exchange Act and any other securities laws or regulations in connection with its repurchase of notes as described in this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, Heafner shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant or the indenture.

     The change of control repurchase feature is the result of negotiations between Heafner and the initial purchasers. Subject to the limitations discussed below, Heafner could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding or otherwise affect Heafner's capital structure or credit ratings. Restrictions on the ability of Heafner to incur

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

additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness," "-- Limitation on Liens" and "-- Limitation on Sale/Leaseback Transactions." Those restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in those covenants, however, the indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

     The Credit Facility contains, and future indebtedness of Heafner may contain, prohibitions on the occurrence of certain of the events that would constitute a change of control or require such indebtedness to be repurchased upon a change of control. Moreover, the exercise by the holders of their right to require Heafner to repurchase the notes could cause a default under such indebtedness, even if the change of control itself does not, due to the financial effect on Heafner of making the repurchase. If a change of control occurs, Heafner may not be able to obtain the consents from its lenders that would be needed to consummate the change of control offer without causing a default under the Credit Facility or other indebtedness. Finally, Heafner's ability to pay cash to the holders of notes following the occurrence of a change of control may be limited by Heafner's then existing financial resources. There may not be sufficient funds available when necessary to make any required repurchases.

     The potential inability of Heafner to obtain sufficient funds to consummate a repurchase of notes or other indebtedness in connection with a change of control could have the effect of deterring certain mergers, tender offers or other takeover attempts involving Heafner and could adversely affect the market price of Heafner's securities or its ability to obtain additional financing. The provisions under the indenture relative to Heafner's obligation to make an offer to repurchase the notes as a result of a change of control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

CERTAIN COVENANTS

     The indenture contains covenants including the following:

LIMITATION ON INDEBTEDNESS

     Heafner shall not, and shall not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness, except that Heafner may incur Indebtedness if, on the date of, and after giving effect to, the incurrence, the Consolidated Coverage Ratio exceeds:

     -  2 to 1 if such Indebtedness is incurred prior to May 15, 2000, or

     -  2.25 to 1 if such Indebtedness is incurred on or after May 15, 2000.

     Heafner and the Restricted Subsidiaries may also incur any or all of the following Indebtedness, regardless of whether the above test is met:

     1. Indebtedness incurred under the Credit Facility, except that, after giving effect to that incurrence, the aggregate principal amount of Indebtedness then outstanding under the Credit Facility does not exceed the greater of:

        - $100 million less the sum of all principal payments with respect to that Indebtedness described in Point (2)(A) of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock," and

        - the sum of 65% of the book value of the inventory of Heafner and its Restricted Subsidiaries and 85% of the book value of the accounts receivables of Heafner and its Restricted Subsidiaries;

     2. Indebtedness owed to and held by Heafner or a Restricted Subsidiary; provided, however, that:

        - any subsequent issuance or transfer of any Capital Stock which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary, or any subsequent transfer of such

          Indebtedness other than to Heafner or a Restricted Subsidiary, shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon, and

        - if Heafner is the obligor on such Indebtedness, then such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

     3.   the Series B notes, the Series C notes and the Series D notes;

     4. Vendor Financing, and Refinancing Indebtedness in respect of Vender Financing, in an aggregate amount which does not exceed $20 million, when taken together with all other outstanding Indebtedness incurred in accordance with the covenant described in this Point (4), including Vendor Financing outstanding on May 20, 1998;

     5. Attributable Debt in respect of Sale/Leaseback Transactions, and Refinancing Indebtedness in respect of Sale/Leaseback Transactions, in an amount which does not exceed $15 million when taken together with all other outstanding Indebtedness incurred in accordance with the covenant described in this Point (5), but only if the Sale/Leaseback Transactions comply with the covenant described under "-- Limitation on Sale/Leaseback Transactions";

     6. Indebtedness outstanding, or incurred under commitments that were outstanding, on May 20, 1998, other than Indebtedness described in Points (1), (2), (3), (4) or (5) above;

     7. Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which that Subsidiary was acquired by Heafner, other than Indebtedness incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions by which that Subsidiary became a Subsidiary or was acquired by Heafner if, on the date of the acquisition and after giving effect to the acquisition, Heafner would have been able to incur at least $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test described in the first paragraph of this "-- Limitation on Indebtedness" covenant summary;

     8. Refinancing Indebtedness in respect of Indebtedness incurred in accordance with the Consolidated Coverage Ratio test described in the first paragraph of this "--Limitation on Indebtedness" covenant summary or in accordance with Points (3), (6), (7) or this Point (8), except that Refinancing Indebtedness that directly or indirectly refinances Indebtedness of a Subsidiary incurred in accordance with Point (7) shall be incurred only by the Subsidiary;

     9. Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be incurred by Heafner under the indenture;

     10. the subsidiary guaranties of the Series B notes, Series C notes and Series D notes; and

     11. Indebtedness of Heafner in an aggregate principal amount which, together with all other Indebtedness of Heafner outstanding on the date of such incurrence other than Indebtedness permitted as described in Points (1) through (10) above or the first paragraph of this "-- Limitation on Indebtedness" covenant summary, does not exceed $15 million.

     However, Heafner shall not incur any Indebtedness under Points (1) through
(11) if the proceeds of the Indebtedness are used, directly or indirectly, to refinance any Subordinated Obligations unless that Indebtedness shall be subordinated to the notes to at least the same degree as the Subordinated Obligations that are refinanced. For purposes of determining compliance with this covenant:

     - if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Points (1) through (11), Heafner, in its sole discretion, will classify that item of Indebtedness and only be required to include the amount and type of that Indebtedness in one of the above types, and

     - an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described in Points (1) through (11).

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

LIMITATION ON RESTRICTED PAYMENTS

     Heafner shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time Heafner or such Restricted Subsidiary makes that Restricted Payment:

     1. a Default shall have occurred and be continuing or would result from the making of the Restricted Payment;

     2. Heafner is not able to incur an additional $1.00 of Indebtedness under the test in the first paragraph of the covenant described under "-- Limitation on Indebtedness"; or

     3. the aggregate amount of the Restricted Payment and all other Restricted Payments since May 20, 1998, would exceed the sum of:

        A. 50% of the Consolidated Net Income accrued during the period from July 1, 1998 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment, or, if the Consolidated Net Income is a deficit, subtract an amount equal to 100% of that deficit;

        B. the aggregate Net Cash Proceeds received by Heafner from the issuance or sale of its Capital Stock, other than Disqualified Stock, subsequent to May 20, 1998, other than an issuance or sale to a Subsidiary of Heafner and other than an issuance or sale to an employee stock ownership plan or to a trust established by Heafner or a Subsidiary of Heafner for the benefit of its employees;

        C. the aggregate Net Cash Proceeds received by Heafner after May 20, 1998, from the issuance or sale of its Capital Stock, other than Disqualified Stock, to an employee stock ownership plan, including a 401(k) plan that holds Capital Stock of Heafner, except that if the employee stock ownership plan incurs any Indebtedness, the aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of Heafner resulting from principal repayments made by the employee stock ownership plan with respect to Indebtedness incurred by it to finance the purchase of the Capital Stock;

        D. the amount by which Indebtedness of Heafner is reduced on Heafner's balance sheet after May 20, 1998, upon the conversion or exchange, other than by a Subsidiary of Heafner, of any Indebtedness of Heafner convertible or exchangeable for Capital Stock of Heafner, other than Disqualified Stock, less the amount of any cash, or the fair value of any other property, distributed by Heafner upon that conversion or exchange;

        E. an amount equal to the sum of:

          - the net reduction in Investments in a person or entity resulting from dividends, repayments of loans or advances or other transfers of assets to Heafner or any Restricted Subsidiary from such person or entity, and

          - the portion, proportionate to Heafner's equity interest in such Subsidiary, of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

          except that that sum shall not exceed, for any particular person or entity, the amount of Investments previously made by Heafner or any Restricted Subsidiary in such person or entity from May 20, 1998 to the date of the Restricted Payment, and which are included in the calculation of Restricted Payments; and

        F. $5.0 million.

     The following will not be prohibited, regardless of the provisions of the above paragraph:

     1. any acquisition of any Capital Stock of Heafner made out of the proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of Heafner, other than Disqualified

        Stock and other than Capital Stock issued or sold to a Subsidiary of Heafner or an employee stock ownership plan or to a trust established by Heafner or any of its Subsidiaries for the benefit of their employees; provided that:

        - the acquisition of Capital Stock shall be excluded in the calculation of the amount of Restricted Payments, and

        - the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Point (3)(B) above;

     2. any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of Heafner which is permitted to be incurred under the covenant described under "-- Limitation on Indebtedness"; provided that that purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

     3. dividends paid within 60 days after the date they are declared if at the date of declaration the dividend would have complied with this covenant, except that the payment may not be made if, at the time of payment of the dividend, another Default shall have occurred and be continuing or would result from the payment and provided that the dividend shall be included in the calculation of the amount of Restricted Payments;

     4. the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of Heafner or any of its Subsidiaries from employees, former employees, directors or former directors of Heafner or any of its Subsidiaries or from permitted transferees of such employees, former employees, directors or former directors:

        - upon death, retirement, severance or termination of employment or service, or

        - under the terms of the agreements, including employment agreements, or plans approved by the board of directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of common stock of Heafner or its Subsidiaries;

           except that the aggregate amount of such repurchases and other acquisitions may not exceed $1.0 million in any calendar year and such repurchases and other acquisitions must be excluded in the calculation of the amount of Restricted Payments;

     5. the payment to The Kelly Springfield Tire Company or its successors or assigns of dividends on the 7,000 shares of Series A Cumulative Redeemable Preferred Stock or the 4,500 shares of Series B Cumulative Redeemable Preferred Stock held by The Kelly Springfield Tire Company, but only in the amounts required to be paid by Heafner under the terms, as stated on May 20, 1998, of that stock, provided that that payment shall be excluded in the calculation of the amount of Restricted Payments; or

     6. payments not to exceed $1.5 million in the aggregate to employees of ITCO in respect of certain stock appreciation rights granted by ITCO and required to be made upon consummation of the Transactions, provided that such payments shall be excluded from the calculation of the amount of Restricted Payments.

LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

     Heafner shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

     (a) pay dividends or make any other distributions on its Capital Stock to Heafner or a Restricted Subsidiary or pay any Indebtedness owed to Heafner,

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

     (b) make any loans or advances to Heafner, or

     (c) transfer any of its property or assets to Heafner.

     However, Heafner may, and may permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective:

     1. any encumbrance or restriction under an agreement in effect at or entered into on May 20, 1998 or the Credit Facility as in effect on May 20, 1998;

     2. any encumbrance or restriction with respect to a Restricted Subsidiary under an agreement relating to any Indebtedness incurred by that Restricted Subsidiary on or prior to the date on which that Restricted Subsidiary was acquired by Heafner and outstanding on the date that Restricted Subsidiary was acquired by Heafner, other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions by which that Restricted Subsidiary became a Restricted Subsidiary or was acquired by Heafner;

     3. any encumbrance or restriction under an agreement effecting a Refinancing of Indebtedness incurred under an agreement referred to in Points (1) or (2) above or in this Point (3), or contained in any amendment to an agreement referred to in Point (1) or (2) above or in this Point (3), except that the encumbrances and restrictions with respect to the Restricted Subsidiary contained in any such refinancing agreement or amendment are not, taken as a whole, materially less favorable to the noteholders than encumbrances and restrictions with respect to the Restricted Subsidiary contained in the predecessor agreements;

     4. any encumbrance or restriction consisting of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements to the extent those provisions restrict the transfer of the property subject thereto, or customary provisions restricting the assignment or other transfer of any lease or other contract;

     5. in the case of Point (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary or Permitted Liens to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages or Permitted Liens; and

     6. any restriction with respect to a Restricted Subsidiary imposed under an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of that Restricted Subsidiary pending the closing of the sale or disposition.

LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

     Heafner shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

     1. Heafner or the Restricted Subsidiary receives consideration at the time of the Asset Disposition at least equal to the fair market value, including as to the value of all non-cash consideration, as determined in good faith by the board of directors of Heafner, of the shares and assets subject to the Asset Disposition and at least 75% of the consideration received by Heafner or the Restricted Subsidiary is in the form of cash or cash equivalents, and

     2. an amount equal to 100% of the Net Available Cash from the Asset Disposition is applied by Heafner or the Restricted Subsidiary, as the case may be, as follows:

        A. first, to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness of a Wholly Owned Subsidiary, other than any Disqualified Stock and other than Indebtedness owed to Heafner or an Affiliate of Heafner, within one year from the later of the date of the Asset Disposition or the receipt of the Net Available Cash, to the extent that Heafner elects, or is required by the terms of any Indebtedness;
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

        B. second, the balance of the Net Available Cash remaining after application in accordance with Point (A), to the extent Heafner elects, to acquire Additional Assets within one year from the later of the date of the Asset Disposition or the receipt of the Net Available Cash;

        C. third, to the extent of the balance of the Net Available Cash remaining after application in accordance with Points (A) and (B), to make an offer to the holders of the notes and to holders of other Senior Indebtedness designated by Heafner to purchase notes and such other Senior Indebtedness in accordance with the conditions contained in the indenture; and

        D. fourth, to the extent of the balance of the Net Available Cash remaining after application in accordance with Points (A), (B) and
           (C), in any manner that does not violate the indenture.

     In connection with any prepayment, repayment or purchase of Indebtedness under Points (A) or (C) above, Heafner or the Restricted Subsidiary must permanently retire that Indebtedness and must cause any related loan commitment to be permanently reduced in an amount equal to the principal amount prepaid, repaid or purchased.

     Heafner and the Restricted Subsidiaries shall not, however, be required to apply any Net Available Cash in accordance with Point (2) above, except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with Point (2) exceeds $5 million. Pending application of any Net Available Cash under this covenant, that Net Available Cash shall be invested in Permitted Investments.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

     - the assumption of Indebtedness of Heafner or any Restricted Subsidiary and the release of Heafner or the Restricted Subsidiary from all liability on that Indebtedness in connection with the Asset Disposition, and

     - securities received by Heafner or any Restricted Subsidiary from the transferee that are promptly converted by Heafner or the Restricted Subsidiary into cash.

     In the event of an Asset Disposition that requires the purchase of the notes (and other Senior Indebtedness) under Point (2)(C) above, Heafner will be required to purchase notes tendered in an offer by Heafner for the notes (and other Senior Indebtedness) at a purchase price of 100% of their principal amount plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures set forth in the indenture, including prorating in the event of oversubscription. If the aggregate purchase price of notes (and any other Senior Indebtedness) tendered in the offer is less than the Net Available Cash allotted to the purchase of notes (and other Senior Indebtedness), Heafner shall apply the remaining Net Available Cash in accordance with Point (2)(D) above. Heafner shall not be required to make an offer to purchase notes (and other Senior Indebtedness) under this covenant if the Net Available Cash available for the offer is less than $5.0 million. However, that lesser amount shall be added to the Net Available Cash from any subsequent Asset Disposition for purposes of determining whether an offer is required to be made with respect to the Net Available Cash from that subsequent Asset Disposition.

     Heafner shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with the repurchase of notes under the covenant described in this section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Heafner shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations as described under this clause by virtue of such compliance.

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

LIMITATION ON AFFILIATE TRANSACTIONS

     Heafner shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction with an Affiliate of Heafner (an "Affiliate Transaction"), including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service, unless:

     1. the terms of the Affiliate Transaction are no less favorable to Heafner or the Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a person or entity who is not an Affiliate of Heafner,

     2. if the Affiliate Transaction involves an amount in excess of $1 million, the terms of the Affiliate Transaction are set forth in writing and have been approved by a majority of the members of the board of directors of Heafner having no personal stake in the Affiliate Transaction, and

     3. if the Affiliate Transaction involves an amount in excess of $7.5 million, the terms of the Affiliate Transaction have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to Heafner and its Restricted Subsidiaries.

     However, this covenant shall not prohibit:

     - any transaction permitted under the covenant described under "-- Limitation on Restricted Payments," or explicitly excluded from the definition of "Restricted Payment,"

     - any issuance of securities or other payments, awards or grants in cash, securities or otherwise, under, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of Heafner,

     - the grant of stock options or similar rights to employees and directors of Heafner under plans approved by the board of directors,

     - loans or advances to employees in the ordinary course of business in accordance with the past practices of Heafner or its Restricted Subsidiaries, but in any event not to exceed $1 million in the aggregate outstanding at any one time,

     - the payment of reasonable fees to directors of Heafner and its Restricted Subsidiaries who are not employees of Heafner or its Restricted Subsidiaries,

     - any Affiliate Transaction between Heafner and a Restricted Subsidiary or between Restricted Subsidiaries; provided, however, that no Affiliate of Heafner (other than another Restricted Subsidiary) owns the Capital Stock of any such Restricted Subsidiary,

     - the issuance or sale of any Capital Stock (other than Disqualified Stock) of Heafner, or

     - the amendment or extension or renewal of any transaction in effect on May 20, 1998 on terms no less favorable to Heafner and its Restricted Subsidiaries than the terms in effect on May 20, 1998.

LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

     Heafner shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except:

     -  to Heafner or a Wholly Owned Subsidiary,

     -  directors' qualifying shares,

     - if, immediately after giving effect to the issuance, sale or other disposition of the Capital Stock, neither Heafner nor any of its Subsidiaries own any Capital Stock of that Restricted Subsidiary, or

     - if, immediately after giving effect to the issuance, sale or other disposition of the Capital Stock, that Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in the former Restricted Subsidiary remaining after giving effect to the issuance, sale or other disposition of its Capital Stock would have been permitted to be made under the covenant described under "-- Limitation on Restricted Payments" on the date of the issuance, sale or other disposition.

LIMITATION ON LIENS

     Heafner shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties, including Capital Stock of a Restricted Subsidiary, whether owned at May 20, 1998 or later acquired, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with or prior to the obligations secured for so long as those obligations are secured.

LIMITATION ON SALE/LEASEBACK TRANSACTIONS

     Heafner shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

     1. Heafner or such Subsidiary would be entitled to:

       - incur Indebtedness in an amount equal to the Attributable Debt with respect to the Sale/ Leaseback Transaction under the covenant described under "-- Limitation on Indebtedness," and

       - create a Lien on the property securing the Attributable Debt without equally and ratably securing the notes in accordance with the covenant described under "-- Limitation on Liens,"

     2. the net proceeds received by Heafner or any Restricted Subsidiary in connection with the Sale/ Leaseback Transaction are at least equal to the fair value of such property as determined by the board of directors of Heafner, and

     3. Heafner applies the proceeds of the transaction in compliance with the covenant described under "-- Limitation on Sale of Assets and Subsidiary Stock."

     However, the sale by ITCO Holding Company, Inc., a former subsidiary of ITCO, or its successor of its facility in Orlando, Florida owned as of May 20, 1998, and the subsequent lease by ITCO Holding Company, Inc. or its successor of such facility as contemplated as of May 20, 1998, shall not be a Sale/ Leaseback Transaction for purposes of this covenant.

MERGER AND CONSOLIDATION

     Heafner shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

     1. the resulting, surviving or transferee person or entity (the "Successor Issuer") shall be a person or entity organized and existing under the laws of the United States, any State of the United States or the District of Columbia and the Successor Issuer, if not Heafner, shall expressly assume all the obligations of Heafner under the notes and the Series D indenture, by a supplemental indenture executed and delivered to the trustee in a form satisfactory to the trustee;

     2. immediately after giving effect to the transaction, and treating any Indebtedness which becomes an obligation of the Successor Issuer or any Subsidiary as a result of the transaction as having been incurred by the Successor Issuer or the Subsidiary at the time of the transaction, no Default shall have occurred and be continuing;

     3. immediately after giving effect to the transaction, the Successor Issuer would be able to incur an additional $1.00 of Indebtedness under the Consolidated Coverage Ratio test in the covenant described under "-- Limitation on Indebtedness," except that the requirements described in this Point (3) shall not apply to a merger between Heafner and any Wholly Owned Subsidiary;

     4. immediately after giving effect to the transaction, the Successor Issuer shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of Heafner immediately prior to the transaction, except that the requirements described in this Point (4) shall not apply to a merger between Heafner and any Wholly Owned Subsidiary;

     5. Heafner shall have delivered to the trustee an officers' certificate and an opinion of counsel addressed to the trustee with respect to the foregoing matters; and

     6. Heafner shall have delivered to the trustee an opinion of counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the transaction had not occurred.

     Heafner will not permit any subsidiary guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any person or entity unless:

     - the transaction or transactions results in a release of the subsidiary guarantor as described under "-- Subsidiary Guaranties" above, provided that Heafner certifies to the trustee that Heafner will comply with the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock";

     - the resulting, surviving or transferee person or entity, if not the subsidiary guarantor, shall be organized and existing under the laws of the United States, or any State of the United States or the District of Columbia, and shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the trustee, all the obligations of the subsidiary guarantor, if any, under its subsidiary guaranty;

     - immediately after giving effect to the transaction or transactions on a pro forma basis, and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee person or entity as a result of the transaction as having been issued by that person or entity at the time of the transaction, no Default shall have occurred and be continuing; and

     - Heafner delivers to the trustee an officers' certificate and an opinion of counsel addressed to the trustee with respect to the above matters.

     The Successor Issuer shall be the successor to Heafner and shall succeed to, and be substituted for, and may exercise every right and power of, Heafner under the Series D indenture, but the predecessor Issuer in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the notes. The successor guarantor shall be the successor to the subsidiary guarantor and shall succeed to, and be substituted for, and may exercise every right and power of, the subsidiary guarantor under the Series D indenture, but the predecessor subsidiary guarantor in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the notes.

FUTURE GUARANTORS

     Heafner shall cause each domestic Restricted Subsidiary, other than an Immaterial Subsidiary that is neither a borrower nor a guarantor under the Credit Facility, to execute and deliver to the trustee a Guaranty Agreement under which the Restricted Subsidiary will guarantee payment of the notes on the same terms and conditions as those set forth in the indenture.

SEC REPORTS

     Whether or not it is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act, Heafner shall file with the SEC, to the extent its filings are accepted by the SEC, and shall provide the trustee and noteholders with any information, documents and reports as are specified in Sections 13 and 15(d) of the Securities Exchange Act and applicable to a U.S. corporation subject to those Sections. Heafner shall file such information, documents and reports and shall provide them to the trustee and noteholders, at the times specified for the filing of such information, documents and reports under the Securities Exchange Act.

DEFAULTS

     An Event of Default is defined in the indenture as:

     1. a default in the payment of interest on the notes when due, continued for 30 days,

     2. a default in the payment of principal of any note when due at its Stated Maturity, whether upon optional redemption, upon required repurchase, upon declaration or otherwise,

     3. the failure by Heafner to comply with its obligations under "-- Certain Covenants -- Merger and Consolidation" above,

     4. the failure by Heafner to comply for 30 days after notice with any of its obligations described above (a) under "Change of Control," other than a failure to purchase notes, or (b) in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness," "-- Limitation on Restricted Payments," "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries," "-- Limitation on Sales of Assets and Subsidiary Stock" other than a failure to purchase notes, "-- Limitation on Affiliate Transactions," "-- Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," "-- Limitation on Liens," "-- Limitation on Sale/ Leaseback Transactions," "-- Future Guarantors" or "-- SEC Reports,"

     5. the failure by Heafner to comply for 60 days after notice with its other agreements contained in the indenture,

     6. Indebtedness of Heafner, any subsidiary guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders of the Indebtedness because of a default and the total amount of the Indebtedness unpaid or accelerated exceeds $10 million (the "cross acceleration provision"),

     7. certain events of bankruptcy, insolvency or reorganization of Heafner or a Significant Subsidiary (the "bankruptcy provisions"),

     8. any final, non-appealable judgment or decree for the payment of money in excess of $10 million is entered against Heafner or a Significant Subsidiary, remains outstanding for a period of 60 days following the judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision"), or

     9. a subsidiary guaranty ceases to be in full force and effect, other than in accordance with the terms of such subsidiary guaranty, or a subsidiary guarantor denies or disaffirms its obligations under its subsidiary guaranty.

     However, a default under Points (4), (5) and (8) will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the outstanding notes notify Heafner of the default and Heafner does not cure the default within the time specified after receipt of the notice.

     If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, the principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Heafner occurs and is continuing, the principal of and interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless the holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

     - the holder has previously given the trustee notice that an Event of Default is continuing,

     - holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy,

     - such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense,

     - the trustee has not complied with the request within 60 days after the receipt of the request and the offer of security or indemnity, and

     - the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with the request within that 60-day period.

     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of a note or that would involve the trustee in personal liability.

     The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the notes. In addition, Heafner is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers of the certificate know of any Default that occurred during the previous year. Heafner also is required to deliver to the trustee, within 30 days after its occurrence, written notice of any event which would constitute certain Defaults, their status and what action Heafner is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding, which may include consents obtained in connection with a tender offer or exchange for the notes. Any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected by the amendment, no amendment may, among other things:

     -  reduce the amount of notes whose holders must consent to an amendment,

     - reduce the rate of or extend the time for payment of interest on any note,

     -  reduce the principal of or extend the Stated Maturity of any note,

     - reduce the amount payable upon the redemption of any note or change the time at which any note may be redeemed as described under "-- Optional Redemption,"

     -  make any note payable in money other than that stated in the note,

     - impair the right of any holder of the notes to receive payment of principal of and interest on such holder's notes on or after the due dates for such payments or to institute suit for the enforcement of any payment on or with respect to such holder's notes,

     - make any change in the amendment provisions which require each holder's consent or in the waiver provisions, or

     - make any change in any subsidiary guaranty that would adversely affect the noteholders.

     Without the consent of any holder of the notes, Heafner, the subsidiary guarantors and the trustee may amend the indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of Heafner or the subsidiary guarantors under the Series D indenture, to provide for uncertificated notes in addition to or in place of certificated notes so long as the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Internal Revenue Code, to add guarantees with respect to the notes, to secure the notes, to add to the covenants of Heafner or the subsidiary guarantors for the benefit of the holders of the notes or to surrender any right or power conferred upon Heafner, to make any change that does not adversely affect the rights of any holder of the notes or to comply with any requirement of the SEC in connection with the qualification of the Series D indenture under the Trust indenture Act.

     The consent of the holders of the notes is not necessary under the Series D indenture to approve the particular form of any proposed amendment. It is sufficient if their consent, if their consent is necessary, approves the substance of the proposed amendment.

     After an amendment under the Series D indenture becomes effective, Heafner is required to mail to holders of the notes a notice briefly describing the amendment. However, the failure to give that notice to all holders of the notes, or any defect in the notice, will not impair or affect the validity of the amendment.

     The Series D indenture provides that the Series C notes and the Series D notes will vote and consent together on all matters as one class and that none of the Series C notes or the Series D notes will have the right to vote or consent as a class separate from one another on any matter. However, any Series B notes that remain outstanding after the exchange offer will continue to be governed by the Series B indenture and will vote and consent separately from the Series C notes and Series D notes on all matters.

TRANSFER

     The Series D notes will be issued in registered form and will be transferable only upon the surrender of the Series D notes being transferred for registration of transfer. Heafner may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges, other than those contemplated by this exchange offer.

DEFEASANCE

     Heafner at any time may terminate all its obligations under the notes and the Series D indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. Heafner at any time may terminate its obligations under the "Change of Control" provision and under the covenants described under "-- Certain Covenants" except for the covenant described under "-- Merger and Consolidation", the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in Points (3) and (4) under "-- Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     Heafner may exercise its legal defeasance option regardless of any previous exercise of its covenant defeasance option. If Heafner exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect to the notes. If Heafner exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in Points (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "-- Defaults" above or because of the failure of Heafner to comply with Points (3) or (4) under "-- Certain Covenants --Merger and Consolidation" above. If Heafner exercises its legal defeasance option or its covenant defeasance option, each subsidiary guarantor will be released from all of its obligations with respect to its subsidiary guaranty.

     In order to exercise either defeasance option, Heafner must irrevocably deposit in trust (the "defeasance trust") with the trustee money or U.S. Government Obligations for the payment of principal and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in applicable Federal income tax law.

CONCERNING THE TRUSTEE

     First Union National Bank is the trustee under the Series D indenture and the Series B indenture and has been appointed by Heafner as registrar and paying agent with regard to the Series B notes, the Series C notes and the Series D notes.

     The indenture contains certain limitations on the rights of the trustee, should the trustee become a creditor of Heafner, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions, except that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign as trustee.

     The Holders of a majority in principal amount of the Series C and Series D notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the Series D indenture, subject to certain exceptions. The Series D indenture provides that if an Event of Default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Series D indenture at the request of any holder of notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense and then only to the extent required by the terms of the Series D indenture.

GOVERNING LAW

     The Series D indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required by those principles.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the Series D indenture without charge by contacting Heafner at 2105 Water Ridge Parkway, Suite 500, Charlotte, North Carolina 28217 or by telephone at (704) 423-8989.

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

CERTAIN DEFINITIONS

     "Additional Assets" means:

     1. any property or assets, other than Indebtedness and Capital Stock, in a Related Business;

     2. the Capital Stock of a person or entity that becomes a Restricted Subsidiary as a result of the acquisition of that Capital Stock by Heafner or another Restricted Subsidiary, or

     3. Capital Stock constituting a minority interest in any person or entity that at the time is a Restricted Subsidiary,

but, as to Points (2) and (3) above, only if the Restricted Subsidiary described in those Points is primarily engaged in a Related Business.

     "Affiliate" of any specified person or entity means any other person or entity directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person or entity. For the purposes of this definition, "control," when used with respect to any person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings. For purposes of the provisions described under "-- Certain Covenants -- Limitation on Restricted Payments," "-- Limitation on Affiliate Transactions" and "-- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more, on a fully diluted basis, of the total voting power of the Voting Stock of Heafner or of rights or warrants to purchase such Capital Stock, whether or not currently exercisable, and any person or entity who would be an Affiliate of any such beneficial owner under the first sentence of this definition.

     "Asset Disposition" means any sale, lease, transfer or other disposition, or series of related sales, leases, transfers or dispositions, by Heafner or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

     - any shares of Capital Stock of a Restricted Subsidiary, other than directors' qualifying shares or shares required by applicable law to be held by a person or entity other than Heafner or a Restricted Subsidiary,

     - all or substantially all the assets of any division or line of business of Heafner or any Restricted Subsidiary, or

     - any other assets of Heafner or any Restricted Subsidiary outside of the ordinary course of business of Heafner or such Restricted Subsidiary.

However, the following shall not constitute an Asset Disposition:

     - a disposition by a Restricted Subsidiary to Heafner or by Heafner or a Restricted Subsidiary to a Restricted Subsidiary,

     - for purposes of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a transaction either permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" or excluded from the definition of "Restricted Payment,"

     - any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions described under "-- Certain Covenants -- Merger and Consolidation" and

     - any disposition of assets with a fair market value of less than $250,000.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value discounted at the interest rate borne by the notes, compounded annually,
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

of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale/ Leaseback Transaction, including any period for which the lease has been extended.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of that Indebtedness or redemption or similar payment with respect to that Preferred Stock multiplied by the amount of such payment, by (b) the sum of all such payments.

     "Banks" means the Lenders as defined in the Credit Facility.

     "Bank Indebtedness" means all obligations under the Credit Facility.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by that obligation shall be the capitalized amount of that obligation determined in accordance with GAAP; and the Stated Maturity of that obligation shall be the date of the last payment of rent or any other amount due under the lease prior to the first date upon which the lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any person or entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests, however designated, in equity of that person or entity, including any Preferred Stock but excluding any debt securities convertible into any such equity.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of determination to (b) Consolidated Interest Expense for such four fiscal quarters. With respect to Indebtedness incurred under a revolving credit facility, however, instead of such historical interest, there shall be included pro forma interest on the one year projected average balance of such Indebtedness as determined in good faith by senior management of Heafner. In addition:

     1. if Heafner or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period and that Indebtedness remains outstanding, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both (other than in either case Indebtedness incurred under a revolving credit facility), then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to that Indebtedness as if it had been incurred on the first day of such period, and to the application of the proceeds of that Indebtedness, including without limitation the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged, or the acquisition of assets with the proceeds of that Indebtedness, as if the application had occurred on the first day of such period;

     2. if Heafner or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, then EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if that discharge had occurred on the first day of such period and as if Heafner or the Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge that Indebtedness;

     3. if since the beginning of such period Heafner or any Restricted Subsidiary shall have made any Asset Disposition or disposition of a Permitted Investment (a "Disposition"), then EBITDA for
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

        such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of the Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable to the Disposition for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness (other than Indebtedness incurred under a revolving credit facility) of Heafner or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Heafner and its continuing Restricted Subsidiaries in connection with the Disposition for such period or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness (other than Indebtedness incurred under a revolving credit facility) of the Restricted Subsidiary to the extent Heafner and its continuing Restricted Subsidiaries are no longer liable for the Indebtedness after the sale;

     4. if since the beginning of such period Heafner or any Restricted Subsidiary, by merger or otherwise, shall have made an Investment in any Restricted Subsidiary or any person or entity which becomes a Restricted Subsidiary, or a Permitted Investment or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, segment or location of a business, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect to the Investment or acquisition (including the incurrence of any Indebtedness other than under a revolving credit facility) as if the Investment or acquisition occurred on the first day of such period; and

     5. if since the beginning of such period any person or entity that subsequently became a Restricted Subsidiary or was merged with or into Heafner or any Restricted Subsidiary since the beginning of such period, shall have made any Disposition, any Investment or acquisition of assets that would have required an adjustment under Points (3) or (4) above if made by Heafner or a Restricted Subsidiary during such period, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect to the Disposition, Investment or acquisition as if the Disposition, Investment or acquisition occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating to the acquisition and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection with the acquisition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Heafner. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on that Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months.

     "Consolidated Interest Expense" means, for any period, the total interest expense of Heafner and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by Heafner or its Restricted Subsidiaries, without duplication:

     - interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, provided that interest expense attributable to leases constituting part of Sale/Leaseback Transactions in respect of currently owned warehouses with a value not in excess of $10 million shall be excluded from this calculation,

     -  amortization of debt discount and debt issuance cost,

     -  capitalized interest,

     -  non-cash interest expenses,

     - commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

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

     - net costs associated with Hedging Obligations, including amortization of fees,

     - Preferred Stock dividends in respect of all Preferred Stock held by Persons other than Heafner or a Wholly Owned Subsidiary, other than non-cash dividends in respect of Preferred Stock that is not Disqualified Stock of Heafner,

     - interest incurred in connection with Investments in discontinued operations,

     - interest accruing on any Indebtedness of any other person or entity to the extent that Indebtedness is Guaranteed by, or secured by the assets of, Heafner or any Restricted Subsidiary, and

     - the cash contributions to any employee stock ownership plan or similar trust to the extent those contributions are used by that plan or trust to pay interest or fees to any person or entity, other than Heafner, in connection with Indebtedness incurred by that plan or trust.

     "Consolidated Net Income" means, for any period, the net income of Heafner and its consolidated Subsidiaries, except that there shall not be included in Consolidated Net Income:

     1. any net income of any person or entity, other than Heafner, if that person or entity is not a Restricted Subsidiary, except that:

       - subject to the exclusion contained in Point (4) below, Heafner's equity in the net income of that person or entity for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by that person or entity during such period to Heafner or a Restricted Subsidiary as a dividend or other distribution, subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitation contained in Point (3) below, and

       - Heafner's equity in a net loss of that person or entity for such period shall be included in determining such Consolidated Net Income;

     2. any net income or loss of any person or entity acquired by Heafner or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     3. any net income of any Restricted Subsidiary to the extent the Restricted Subsidiary is subject to prohibitions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Heafner, except that Heafner's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

     4. any gain or loss realized upon the sale or other disposition of any assets of Heafner, its consolidated Subsidiaries or any other person or entity, including under any sale-and-leaseback arrangement, which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any person or entity;

     5. extraordinary gains or losses; and

     6. the cumulative effect of a change in accounting principles.

     However, for the purposes of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Heafner or a Restricted Subsidiary to the extent those dividends, repayments or transfers increase the amount of Restricted Payments permitted under Point (3)(D) of that covenant.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Heafner and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of Heafner ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as:

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

     1. the par or stated value of all outstanding Capital Stock of Heafner, plus

     2. paid-in capital or capital surplus relating to that Capital Stock, plus

     3. any retained earnings or earned surplus, less:

       -  any accumulated deficit, and

       -  any amounts attributable to Disqualified Stock.

     "Credit Facility" means the Amended and Restated Loan and Security Agreement, dated as of May 20, 1998, by and among Heafner, certain of its Subsidiaries, the lenders referred to therein, BankBoston, N.A., as agent, and Fleet Capital Corporation and First Union National Bank, as co-agents, together with the related documents to the Credit Facility including the notes, guarantees and security documents under the Credit Facility, as amended, extended, renewed, restated, supplemented or otherwise modified, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, from time to time, and any agreement and related document governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding thereunder or under a successor credit agreement, whether by the same or any other lender or group of lenders.

     "Currency Agreement" means, in respect of any person or entity, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect that person or entity against fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any person or entity, any Capital Stock which by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder, or upon the happening of any event, on or prior to the first anniversary of the Stated Maturity of the notes:

     - matures or is mandatorily redeemable under a sinking fund obligation or otherwise,

     - is convertible or exchangeable at the holder's option for Indebtedness or Disqualified Stock, or

     - is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by that person or entity at the option of the holder, in whole or in part.

     However, any Capital Stock that would not constitute Disqualified Stock but for provisions giving holders of the Capital Stock the right to require the person or entity to purchase or redeem the Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if:

     - the "asset sale" or "change of control" provisions applicable to that Capital Stock are not more favorable to the holders of that Capital Stock than the terms applicable to the notes and described under "-- Change of Control" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock," and

     - any requirement to repurchase or redeem only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant to such requirement.

     However, any class of Capital Stock of that person or entity that, by its terms, authorizes that person or entity to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption or repurchase of the Capital Stock or otherwise by the delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income:
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

     - all income tax expense of Heafner and its consolidated Restricted Subsidiaries,

     - depreciation expense of Heafner and its consolidated Restricted Subsidiaries,

     - amortization expense of Heafner and its consolidated Restricted Subsidiaries, and

     - all other non-cash charges of Heafner and its consolidated Restricted Subsidiaries, excluding any such other non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period.

     However, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent, and in the same proportion, that the net income of that Restricted Subsidiary was included in calculating Consolidated Net Income.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of May 20, 1998, including those set forth in:

     - the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

     -  statements and pronouncements of the Financial Accounting Standards
        Board,

     - such other statements by such other entity as approved by a significant segment of the accounting profession, and

     - the rules and regulations of the SEC governing the inclusion of financial statements, including pro forma financial statements, in periodic reports required to be filed under Section 13 of the Securities Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Guarantee" means any obligation, contingent or otherwise, of any person or entity directly or indirectly guaranteeing any Indebtedness of any other person or entity and any obligation, direct or indirect, contingent or otherwise, of that other person or entity:

     - to purchase, pay or advance or supply funds for the purchase or payment of the Indebtedness or other obligation of that other person or entity, whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise, or

     - entered into for the purpose of assuring in any other manner the obligee of the Indebtedness of the payment of the Indebtedness or to protect the obligee against loss in respect thereof, whether in whole or in part.

     The term "Guarantee," however, shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any person or entity Guaranteeing any obligation.

     "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the trustee, under which a subsidiary guarantor guarantees Heafner's obligations with respect to the notes on the terms provided for in the Series D indenture.

     "Hedging Obligations" of any person or entity means the obligations of that person or entity under any Interest Rate Agreement or Currency Agreement.

     "Holder" or "noteholder" means the person or entity in whose name a note is registered on the Registrar's books.

     "Immaterial Subsidiary" means any Subsidiary with total assets not greater than $50,000.

     "incur" means issue, assume, Guarantee, incur or otherwise become liable for. Any Indebtedness or Capital Stock of a person or entity existing at the time that person or entity becomes a Subsidiary,
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

whether by merger, consolidation, acquisition or otherwise, shall be deemed to be "incurred" by such Subsidiary at the time it becomes a Subsidiary. The term "incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any person or entity on any date of determination, without duplication:

     1. the principal in respect of (a) indebtedness of that person or entity for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that person or entity is responsible or liable, including, in each case, any premium on the indebtedness to the extent the premium has become due and payable;

     2. all Capital Lease Obligations of that person or entity and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by that person or entity;

     3. all obligations of that person or entity issued or assumed as the deferred purchase price of property, all conditional sale obligations of that person or entity and all obligations of that person or entity under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

     4. all obligations of that person or entity for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, other than obligations with respect to letters of credit securing obligations other than obligations described in Points (1), (2) and (3) above, entered into in the ordinary course of business of that person or entity to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit;

     5. the amount of all obligations of that person or entity with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of that person or entity, the liquidation preference with respect to any Preferred Stock, but excluding, in each case, any accrued dividends;

     6. all obligations of the type referred to in Points (1) through (5) above or other persons or entities and all dividends of other persons or entities for the payment of which, in either case, the person or entity is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     7. all obligations of the type referred to in Points (1) through (6) above of other persons or entities secured by any Lien on any property or asset of the person or entity, whether or not such obligation is assumed by the person or entity, the amount of such obligation being deemed to be the lesser of the value of the property or assets or the amount of the obligation so secured; and

     8. to the extent not otherwise included in this definition, Hedging Obligations of the person or entity.

     The amount of Indebtedness of any person or entity at any date shall be the outstanding balance at that date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date.

     "Interest Rate Agreement" means, in respect of a person or entity, any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such person or entity against fluctuations in interest rates.

     "Investment" in any person or entity means any direct or indirect:

     -  advance,

     - loan, other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender, or

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

     - other extension of credit, other than leases of equipment to customers in the ordinary course of business,

including by way of Guarantee or similar arrangement, or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by that person or entity.

     For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments":

     1. "Investment" shall include the portion, proportionate to Heafner's equity interest in the Subsidiary, of the fair market value of the net assets of any Subsidiary of Heafner at the time that the Subsidiary is designated an Unrestricted Subsidiary. However, upon a redesignation of that Subsidiary as a Restricted Subsidiary, Heafner shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount, if positive, equal to:

       - Heafner's "Investment" in the Subsidiary at the time of the redesignation, less

       - the portion, proportionate to Heafner's equity interest in the Subsidiary, of the fair market value of the net assets of the Subsidiary at the time of the redesignation;

       and

     2. any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of the transfer, in each case as determined in good faith by the board of directors of Heafner.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State of North Carolina. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof.

     "Net Available Cash" from an Asset Disposition means cash payments received from the Asset Disposition, including any cash payments received by way of deferred payment of principal under a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person or entity of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form, in each case net of:

     - all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of the Asset Disposition,

     - all payments made on any Indebtedness which is secured by any assets subject to the Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to those assets, or which must by its terms, or in order to obtain a necessary consent to the Asset Disposition, or by applicable law, be repaid out of the proceeds from the Asset Disposition,

     - all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of the Asset Disposition, and

     - the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in the Asset Disposition and retained by Heafner or any Restricted Subsidiary after the Asset Disposition.
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

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of that issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with that issuance or sale and net of taxes paid or payable as a result of that issuance or sale.

     "Permitted Holders" means Ann H. Gaither and William H. Gaither and members of their immediate families and any spouse, parent or descendant of the foregoing, any trust the beneficiaries of which include only any of the foregoing, and any corporation, partnership or other entity all of the Capital Stock of which, other than directors' qualifying shares, is owned by any of the foregoing.

     "Permitted Investment" means an Investment by Heafner or any Restricted Subsidiary in:

     - Heafner, a Restricted Subsidiary or a person or entity that will, upon the making of the Investment, become a Restricted Subsidiary, provided that the primary business of the new Restricted Subsidiary is a Related Business;

     - another person or entity if as a result of the Investment the other person or entity is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Heafner or a Restricted Subsidiary, provided that the person or entity's primary business is a Related Business;

     -  Temporary Cash Investments;

     - receivables owing to Heafner or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, except that those trade terms may include such concessionary trade terms as Heafner or any Restricted Subsidiary deems reasonable under the circumstances;

     - payroll, travel and similar advances to cover matters that are expected at the time of the advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     - loans or advances to employees made in the ordinary course of business consistent with the past practices of Heafner or the Restricted Subsidiary;

     - stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Heafner or any Restricted Subsidiary or in satisfaction of judgments;

     - promissory notes issued by members of management of Heafner and its Subsidiaries as payments for restricted shares of Capital Stock of Heafner not to exceed $500,000 per year; and

     - any person or entity to the extent the Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted under the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

     "Permitted Liens" means, with respect to any person or entity,

     (a) the following, in each case incurred in the ordinary course of business:

        - pledges or deposits by that person or entity under worker's compensation laws, unemployment insurance laws or similar legislation,

        - good faith deposits in connection with bids, tenders, contracts (other than contracts for the payment of Indebtedness),

        -  leases to which that person or entity is a party,

        - deposits to secure public or statutory obligations of that person or entity,

        - deposits of cash or United States government bonds to secure surety or appeal bonds to which that person or entity is a party, or

        - deposits as security for contested taxes or import duties or for the payment of rent;

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

     (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or that are being contested in good faith by appropriate proceedings, or other Liens arising out of judgments or awards against that person or entity with respect to which that person or entity shall then be proceeding with an appeal or other proceedings for review;

     (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

     (d) Liens in favor of issuers of surety bonds or letters of credit issued at the request of and for the account of that person or entity in the ordinary course of its business, but only if those letters of credit do not constitute Indebtedness;

     (e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of that person or entity or to the ownership of its properties which were not incurred to secure Indebtedness and which do not in the aggregate materially adversely affect the value of its properties or materially impair the use of those properties in the operation of the business of that person or entity;

     (f) Liens securing Indebtedness, including Indebtedness incurred as described in Point (4) under "-- Certain Covenants -- Limitation on Indebtedness," that are incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of that person or entity, but only if those Liens do not extend to cover any additional property (other than improvements on the property originally securing the Indebtedness) owned by that person or entity or any of its Subsidiaries at the time the Lien is incurred, and the Indebtedness, other than any interest on the Indebtedness, secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

     (g) Liens to secure Indebtedness permitted under the provisions described in Points (1) and (5) under "-- Certain Covenants -- Limitation on Indebtedness";

     (h) Liens existing, or incurred in connection with Indebtedness committed on, on May 20, 1998;

     (i) Liens on property or shares of Capital Stock of another person or entity at the time the other person or entity becomes a Subsidiary of that person or entity, but only if those Liens are not created, incurred or assumed in connection with, or in contemplation of, the other person or entity becoming a Subsidiary and only if those Liens do not extend to any other property (other than improvements on the property originally subject to the Lien) owned by that person or entity or any of its Subsidiaries;

     (j) Liens on property at the time that person or entity or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into that person or entity or a Subsidiary of that person or entity, but only if those Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and only if the Liens do not extend to any other property (other than improvements on the property originally subject to the Lien) owned by that person or entity or any of its Subsidiaries;

     (k) Liens securing Indebtedness or other obligations of a Subsidiary of that person or entity owing to that person or entity or a Restricted Subsidiary of that person or entity;

     (l) Liens securing Hedging Obligations so long as the Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Series D indenture, secured by a Lien on the same property that secures the Hedging Obligations;

     (m) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease;

     (n) any attachment of a judgment Lien that does not give rise to an Event of Default;

     (o) Liens on inventory deemed to arise by reason of the consignment of inventory in the ordinary course of business of Heafner and its Restricted Subsidiaries; and

     (p) Liens to secure any Refinancing or successive Refinancings, as a whole or in part, of any Indebtedness secured by any Lien referred to in Points (f), (h), (i) and (j), but only if:

        1. the new Lien is limited to all or part of the same property that secured the original Lien plus any improvements to or on the property that secured the original Lien, and

        2. the Indebtedness secured by the Lien at that time is not increased to an amount greater than the sum of:

           - the outstanding principal amount or, if greater, the committed amount of the Indebtedness described under Points (f), (h), (i) or
              (j) at the time the original Lien became a Permitted Lien, and

           - an amount necessary to pay any fees and expenses, including premiums, related to that refinancing, refunding, extension, renewal or replacement.

     However, "Permitted Liens" will not include any Lien described in clauses
(f), (i) or (j) above to the extent that the Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash in accordance with the covenant described under "-- Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock." For purposes of this definition, the term "Indebtedness" includes interest on such Indebtedness.

     "Preferred Stock," as applied to the Capital Stock of any person or entity, means Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person or entity, over shares of Capital Stock of any other class of that person or entity.

     "Public Equity Offering" means an underwritten primary public offering of common stock of Heafner pursuant to an effective registration statement under the Securities Act.

     "Public Market" means any time after a Public Equity Offering has been completed and at least 15% of the total issued and outstanding common stock of Heafner has been distributed by means of an effective registration statement under the Securities Act or sales under Rule 144 under the Securities Act.

     "Refinancing Indebtedness" means Indebtedness existing on May 20, 1998 or incurred in compliance with the Series D indenture that refinances any Indebtedness of Heafner or any Restricted Subsidiary, including Indebtedness that refinances Refinancing Indebtedness, but only if:

     1. the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced,

     2. the Refinancing Indebtedness has an Average Life at the time it is incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, and

     3. the Refinancing Indebtedness has an aggregate principal amount, or an aggregate issue price if it was incurred with original issue discount, that is equal to or less than the aggregate principal amount, or the aggregate accreted value if it was incurred with original issue discount, then outstanding or committed plus any fees and expenses, including premium and defeasance costs, under the Indebtedness being refinanced.

     However, Refinancing Indebtedness shall not include either Indebtedness of a Subsidiary that refinances Indebtedness of Heafner or Indebtedness of Heafner or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, ancillary or complementary to the businesses of Heafner and the Restricted Subsidiaries on May 20, 1998.

     "Restricted Payment" with respect to any person or entity means:

     - the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock including any payment in connection with any merger or consolidation involving that person or entity, or any similar payment to the direct or indirect holders of its Capital Stock other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), and dividends or distributions to the extent payable to Heafner or a Restricted Subsidiary, except that pro ratadividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders, or to the owners of an equivalent interest in the Subsidiary in the case of a Subsidiary that is an entity other than a corporation, shall not be a Restricted Payment;

     - the purchase, redemption or other acquisition or retirement for value on or after May 20, 1998 of any Capital Stock of Heafner held by any person or entity, or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of Heafner other than Heafner or a Restricted Subsidiary, including the exercise of any option to exchange any Capital Stock other than into Capital Stock of Heafner that is not Disqualified Stock;

     - the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligations, but excluding the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition; or

     - the making of any Investment other than a Permitted Investment in any person or entity.

     "Restricted Subsidiary" means any Subsidiary of Heafner that is a Subsidiary on May 20, 1998 and any other Subsidiary that is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Heafner or a Restricted Subsidiary transfers the property to another person or entity and Heafner or a Restricted Subsidiary leases it from that person or entity.

     "Senior Indebtedness" of a person or entity means, unless the instrument creating or evidencing the Indebtedness or under which the Indebtedness is outstanding provides that the obligations under that instrument or Indebtedness are subordinate in right of payment to the notes:

     1. Indebtedness of that person or entity, whether outstanding on May 20, 1998 or later incurred, and

     2. accrued and unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding, in respect of:

       -  indebtedness of that person or entity for money borrowed, and

       - indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that person or entity is responsible or liable.

     However, Senior Indebtedness shall not include:

     - any obligation of Heafner to any Subsidiary, or of any subsidiary guarantor to Heafner or any other Subsidiary,

     - any liability for Federal, state, local or other taxes owed or owing by that person or entity,

     - any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees of, or instruments evidencing, those liabilities,

     - any Indebtedness of that person or entity, and any accrued and unpaid interest in respect of that Indebtedness, which is subordinate or junior in any respect to any other Indebtedness or other obligation of that person or entity, or

     - that portion of any Indebtedness which, at the time of its incurrence, is incurred in violation of the Series D indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Heafner within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in the security as the fixed date on which the final payment of principal of the security is due and payable, including under any mandatory redemption provision, but excluding any provision providing for the repurchase of the security at the option of the holder of the security upon the happening of any contingency unless that contingency has occurred.

     "Subordinated Obligation" means any Indebtedness of Heafner, whether outstanding on May 20, 1998 or later incurred, which is subordinate or junior in right of payment to the notes under a written agreement to that effect.

     "Subsidiary" means, in respect of any person or entity, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests, including partnership interests, entitled, without regard to the occurrence of any contingency, to vote in the election of its directors, managers or trustees is at the time owned or controlled, directly or indirectly, by (a) such person or entity, (b) such person or entity and one or more Subsidiaries of such person or entity, or (c) one or more Subsidiaries of such person or entity.

     "Temporary Cash Investments" means any of the following:

     1. any investment in direct obligations of the U.S. or any agency of the U.S. or in obligations guaranteed by the U.S. or any agency of the U.S.,

     2. investments in a money-market fund sponsored by a registered broker-dealer or mutual fund distributor, or in time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of their acquisition and which are issued by a bank or trust company which is organized under the laws of the U.S., any state of the U.S. or any foreign country recognized by the U.S., so long as the bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 or the foreign currency equivalent of that amount and has outstanding debt which is rated "A" (or the equivalent of "A") or higher by at least one nationally recognized statistical rating organization as defined in Rule 436 under the Securities Act,

     3. repurchase obligations with a term of not more than 30 days for underlying securities of the types described in Point (1) above entered into with a bank meeting the qualifications described in Point (2) above,

     4. investments maturing not more than 360 days after the date of their acquisition in commercial paper issued by a corporation, other than an Affiliate of Heafner, that is organized and in existence under the laws of the U.S. or any foreign country recognized by the U.S. and that has a rating of "P-1" or higher according to Moody's Investors Service, Inc. or "A-1" or higher according to Standard and Poor's Ratings Group at the time any investment in its commercial paper is made,

     5. investments in split dollar life insurance policies on various officers, directors and shareholders of Heafner and its Subsidiaries in the ordinary course of business consistent with past practices, and

     6. investments in securities with maturities of 12 months or less from the date of their acquisition issued or fully guaranteed by any state, commonwealth or territory of the U.S., or by any political subdivision or taxing authority of the U.S., and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

     "Unrestricted Subsidiary" means:

     - any Subsidiary of Heafner that at the time of determination shall be designated an Unrestricted Subsidiary by Heafner's board of directors in the manner described below, and

     -  any Subsidiary of an Unrestricted Subsidiary.

     The board of directors may designate any Subsidiary of Heafner, other than a subsidiary guarantor but including any newly-acquired or newly-formed Subsidiary, to be an Unrestricted Subsidiary unless that Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Heafner or any Subsidiary of Heafner that is not a Subsidiary of the Subsidiary to be so designated. However, the board of directors may not designate a Subsidiary to be an Unrestricted Subsidiary unless:

     - the Subsidiary to be so designated has total assets of $1,000 or less, or

     - if the Subsidiary has assets greater than $1,000, then the designation would be permitted under the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments."

     The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving effect to that designation, Heafner could incur $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test in the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and no Default shall have occurred and be continuing.

     Any designation by the board of directors as described above shall be evidenced to the trustee by Heafner's promptly filing with the trustee a copy of the resolution of the board of directors giving effect to the designation and an officers' certificate certifying that the designation complied with the above provisions.

     "U.S. Government Obligations" means direct obligations, or certificates representing an ownership interest in those obligations, of the U.S. or any agency or instrumentality of the U.S. for the payment of which the full faith and credit of the U.S. is pledged and which are not callable at Heafner's option.

     "Vendor Financing" means Indebtedness incurred to finance the cost to acquire inventory to the extent that Indebtedness is issued to and held by the supplier of the inventory.

     "Voting Stock" of a person or entity means all classes of Capital Stock or other interests, including partnership interests, of that person or entity then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of its directors, managers or trustees. The "voting power" of Voting Stock means the number of votes which such Voting Stock is normally entitled, without regard to the occurrence of any contingency, to vote in such an election.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which, other than directors' qualifying shares, is owned by Heafner or one or more Wholly Owned Subsidiaries.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of the principal United States federal income tax consequences to holders of Series B notes and Series C notes who exchange their notes for Series D notes in the exchange offer. This discussion is based on currently existing provisions of the Internal Revenue Code, existing, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code, all as in effect or proposed on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion is limited to holders of Series B notes and Series C notes who hold their notes as capital assets within the meaning of section 1221 of the Internal Revenue Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to holders of Series B notes, Series C notes or Series D notes in light of their personal circumstances, or to certain types of holders of Series B notes, Series C notes or Series D notes, such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who have hedged the risk of owning a Note. In addition, this discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction, or any estate or gift tax considerations.

EXCHANGE OFFER

     The exchange of Series B notes or Series C notes for Series D notes in the Exchange Offer should not be treated as an exchange or other taxable event for U.S. Federal income tax purposes. Accordingly, there should be no U.S. Federal income tax consequences to holders who exchange Series B notes or Series C notes for Series D notes in the exchange offer and any holder of Series B notes or Series C notes should have the same adjusted tax basis and holding period in the Series D notes as it had in the Series B notes or Series C notes immediately before the exchange.

                              PLAN OF DISTRIBUTION

     Each holder of Series B notes or Series C notes desiring to participate in the exchange offer will be required to represent, among other things, that:

     - it is not an "affiliate" as defined in Rule 405 of the Securities Act of Heafner or any subsidiary guarantor,

     - it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series D notes, and

     - it is acquiring the Series D notes in the ordinary course of its business.

     A Restricted Holder, which is any holder who cannot make these representations, will not be able to participate in the exchange offer. A Restricted Holder of Series C notes may only sell its Series C notes pursuant to a registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, or under an exemption from the registration requirement of the Securities Act.

     Each Participating Broker-Dealer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of Series D notes that it receives in the exchange offer. Based upon interpretations by the staff of the SEC, Heafner believes that Series D notes issued in the exchange offer to Participating Broker-Dealers may be offered for resale, resold, and otherwise transferred by a Participating Broker-Dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by all broker-dealers subject to the prospectus delivery requirements of the Securities Act, including Participating Broker-Dealers, in connection with resales of Series D notes received in exchange for Series C notes where the Series C notes were acquired as a result of market-making activities or other trading activities.

     Heafner has agreed that, for a period of 90 days after the registration statement has been declared effective by the SEC, it will make this prospectus, as amended or supplemented, available to any broker-dealer, and for a period of 100 days to any Participating Broker-Dealer, for use in connection with any resale of Series D notes. If Heafner is not notified by any Participating Broker-Dealers that they may be subject to the prospectus delivery requirements, or if Heafner is later notified by all Participating Broker-Dealers that they are no longer subject to those requirements, Heafner will not be required to maintain the effectiveness of the registration statement or to amend or supplement this prospectus following the consummation of the exchange offer or following the date of notification, as the case may be. Heafner believes that during such period of time, delivery of this prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a Participating Broker-Dealer engaged in market-making or other trading activities.

     Based on interpretations by the staff of the SEC, Heafner believes that Series D notes issued in the exchange offer may be offered for resale, resold, and otherwise transferred by a Holder of Series D notes who is not a Restricted Holder or a Participating Broker-Dealer, without compliance with the registration and prospectus delivery requirements of the Securities Act.

     Heafner will not receive any proceeds from any sale of Series D notes by broker-dealers, including Participating Broker-Dealers. Series D notes received by Participating Broker-Dealers for their own accounts in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series D notes or by a combination of those methods of resale, whether at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any selling Participating Broker-Dealer and/or the purchasers of any of their Series D notes. Any Participating Broker-Dealer that resells Series D notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale by it of Series D notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Heafner has agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers. Heafner will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as specified in the Registration Rights Agreement.

     By acceptance of the exchange offer, each Participating Broker-Dealer that receives Series D notes in the exchange offer agrees to notify Heafner prior to using the prospectus in connection with the sale or transfer by it of Series D notes. By its acceptance, each Participating Broker-Dealer also acknowledges and agrees that, upon receipt of notice from Heafner of the happening of any event that makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading, it will suspend use of the prospectus until Heafner has amended or supplemented the prospectus to correct the misstatement or omission and has furnished copies of the amended or supplemented prospectus to the Participating Broker-Dealer.

                                 LEGAL MATTERS

     The validity of the Series D notes will be passed upon on behalf of Heafner by Howard, Smith & Levin LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Heafner as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of ITCO as of September 30, 1996 and 1997 and for the year ended September 30, 1997 and the period from inception (November 13, 1995) to September 30, 1996 included in this prospectus and the registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their respective report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of ITCO Holding Company, Inc. and subsidiaries for the year ended September 30, 1995 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of CPW as of October 31, 1996 and 1997 and for each of the years in the three-year period ended October 31, 1997 included in this prospectus have been audited by KPMG LLP, independent certified public accountants, as stated in their report appearing herein.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
THE J.H. HEAFNER COMPANY, INC. -- CONSOLIDATED FINANCIAL
  STATEMENTS
Report of Independent Public Accountants....................     F-2
Consolidated Balance Sheets as of December 31, 1998 and
  1997......................................................     F-3
Consolidated Statements of Operations for the years ended
  December 31, 1998, 1997 and 1996..........................     F-4
Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 1998, 1997 and 1996..............     F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 1998, 1997 and 1996..........................     F-6
Notes to Consolidated Financial Statements..................     F-7
ITCO LOGISTICS CORPORATION AND SUBSIDIARIES -- CONSOLIDATED
  FINANCIAL STATEMENTS
Report of Independent Auditors..............................    F-24
Consolidated Balance Sheets as of September 30, 1997 and
  1996......................................................    F-25
Consolidated Statements of Operations for the year ended
  September 30, 1997 and for the ten month period ended
  September 30, 1996........................................    F-26
Consolidated Statements of Shareholders' Deficit for the
  year ended September 30, 1997 and for the period from
  inception (November 13, 1995) to September 30, 1996.......    F-27
Consolidated Statements of Cash Flows for the year ended
  September 30, 1997 and for the period from inception
  (November 13, 1995) to September 30, 1996.................    F-28
Notes to Consolidated Financial Statements..................    F-29
ITCO HOLDING COMPANY AND SUBSIDIARIES -- CONSOLIDATED
  FINANCIAL STATEMENTS
Independent Auditors' Report................................    F-38
Consolidated Statement of Earnings for the year ended
  September 30, 1995........................................    F-39
Consolidated Statement of Stockholders' Equity for the year
  ended September 30, 1995..................................    F-40
Consolidated Statement of Cash Flows for the year ended
  September 30, 1995........................................    F-41
Notes to Consolidated Financial Statements..................    F-42
ITCO LOGISTICS CORPORATION AND SUBSIDIARIES -- UNAUDITED
  CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Consolidated Balance Sheet as of May 20, 1998.....    F-45
Unaudited Consolidated Statement of Operations for the
  eight-month periods ended May 20, 1998 and May 31,
  1997......................................................    F-46
Unaudited Consolidated Statements of Shareholders' Deficit
  for the eight-month periods ended May 20, 1998 and May 31,
  1997......................................................    F-47
Unaudited Consolidated Statement of Cash Flows for the
  eight-month periods ended May 20, 1998 and May 31,
  1997......................................................    F-48
Notes to Unaudited Interim Consolidated Financial
  Statements................................................    F-49
THE SPEED MERCHANT, INC. (FORMERLY THE SPEED MERCHANT, INC.
  AND SUBSIDIARY) -- FINANCIAL STATEMENTS
Independent Auditors' Report................................    F-50
Balance Sheets as of October 31, 1996 and 1997 and April 30,
  1998 (Unaudited)..........................................    F-51
Statements of Income and Retained Earnings for each of the
  years in the three-year period ended October 31, 1997 and
  for the six-month periods ended April 30, 1997 and 1998
  (Unaudited)...............................................    F-52
Statements of Cash Flows for each of the years in the
  three-year period ended October 31, 1997 and for the
  six-month periods ended April 30, 1997 and 1998
  (Unaudited)...............................................    F-53
Notes to Financial Statements...............................    F-54

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
The J. H. Heafner Company, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of The J. H. Heafner Company, Inc. (a North Carolina Corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The J. H. Heafner Company, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Charlotte, North Carolina,
March 22, 1999.

                        THE J. H. HEAFNER COMPANY, INC.

           CONSOLIDATED BALANCE SHEETS -- DECEMBER 31, 1998 AND 1997

                                                                   1998           1997
                                                               ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................   $  6,648,000   $  2,502,000
  Accounts receivable, net of allowances of $2,220,000 and
     $400,000 in 1998 and 1997, respectively................    109,471,000     31,809,000
  Inventories, net..........................................    133,221,000     41,530,000
  Other current assets......................................     13,319,000      3,187,000
                                                               ------------   ------------
       Total current assets.................................    262,659,000     79,028,000
                                                               ------------   ------------
Property and equipment:
  Land......................................................      3,945,000      1,639,000
  Buildings and leasehold improvements......................     22,583,000     14,501,000
  Machinery and equipment...................................     18,581,000     10,925,000
  Furniture and fixtures....................................      7,368,000      6,336,000
  Vehicles and other........................................      2,013,000      1,720,000
  Construction in progress..................................      1,162,000              0
                                                               ------------   ------------
                                                                 55,652,000     35,121,000
  Less -- Accumulated depreciation..........................    (12,850,000)    (9,130,000)
                                                               ------------   ------------
                                                                 42,802,000     25,991,000
                                                               ------------   ------------
Goodwill, net...............................................    104,405,000     34,979,000
Other intangible assets, net................................      8,376,000              0
Other assets................................................     12,579,000      6,510,000
                                                               ------------   ------------
                                                               $430,821,000   $146,508,000
                                                               ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $169,847,000   $ 43,457,000
  Accrued expenses..........................................     33,239,000     12,410,000
  Current maturities of long-term debt......................      3,011,000      2,579,000
                                                               ------------   ------------
       Total current liabilities............................    206,097,000     58,446,000
                                                               ------------   ------------
Revolving credit facility...................................     21,925,000     31,949,000
Long-term debt..............................................    160,400,000     15,161,000
Other liabilities...........................................     11,785,000      5,687,000
Subordinated debt...........................................              0     14,969,000
Preferred stock series A -- 4% cumulative, 7,000 shares
  authorized, issued and outstanding........................      7,000,000      7,000,000
Preferred stock series B -- variable rate cumulative, 4,500
  shares authorized, issued and outstanding.................      4,353,000      4,500,000
Warrants....................................................      1,137,000      1,137,000
Commitments and contingencies
Stockholders' equity:
  Class A Common stock, par value $.01 per share; authorized
     10,000,000 shares in 1998 and 1997; 3,697,000 and
     3,691,000 shares issued and outstanding in 1998 and
     1997, respectively.....................................         37,000         37,000
  Class B Common stock, par value $.01 per share; authorized
     20,000,0000 and 0 shares in 1998 and 1997,
     respectively; 1,400,667 and 0 shares issued and
     outstanding in 1998 and 1997, respectively.............         14,000              0
  Additional paid-in capital................................     22,360,000      7,255,000
  Notes receivable from stock sales.........................       (177,000)      (247,000)
  Retained earnings (deficit)...............................     (4,110,000)       614,000
                                                               ------------   ------------
                                                                 18,124,000      7,659,000
                                                               ------------   ------------
                                                               $430,821,000   $146,508,000
                                                               ============   ============

          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                        THE J. H. HEAFNER COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                         1998           1997           1996
                                                     ------------   ------------   ------------
NET SALES.........................................   $713,672,000   $311,839,000   $190,535,000
COST OF GOODS SOLD................................    548,035,000    233,941,000    158,880,000
                                                     ------------   ------------   ------------
  Gross profit....................................    165,637,000     77,898,000     31,655,000
GENERAL, SELLING AND ADMINISTRATIVE EXPENSES......    153,153,000     74,441,000     29,660,000
SPECIAL CHARGES...................................      1,409,000              0              0
                                                     ------------   ------------   ------------
  Income from operations..........................     11,075,000      3,457,000      1,995,000
                                                     ------------   ------------   ------------
OTHER INCOME (EXPENSE):
  Interest expense................................    (13,460,000)    (4,842,000)    (1,465,000)
  Interest income.................................        635,000        606,000        491,000
  Other...........................................       (469,000)       525,000         30,000
                                                     ------------   ------------   ------------
INCOME (LOSS) FROM OPERATIONS BEFORE PROVISION
  (BENEFIT) FOR INCOME TAXES......................     (2,219,000)      (254,000)     1,051,000
  Provision (benefit) for income taxes............        289,000       (240,000)             0
                                                     ------------   ------------   ------------
NET INCOME (LOSS) FROM OPERATIONS BEFORE
  EXTRAORDINARY CHARGE............................     (2,508,000)       (14,000)     1,051,000
EXTRAORDINARY CHARGE FROM EARLY EXTINGUISHMENT OF
  DEBT, NET OF INCOME TAX BENEFITS OF
  $1,478,000......................................     (2,216,000)             0              0
                                                     ------------   ------------   ------------
NET INCOME (LOSS).................................     (4,724,000)       (14,000)     1,051,000
PRO FORMA PROVISION FOR INCOME TAXES..............              0              0        439,000
                                                     ------------   ------------   ------------
PRO FORMA NET INCOME (LOSS).......................   $ (4,724,000)  $    (14,000)  $    612,000
                                                     ============   ============   ============

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                        THE J. H. HEAFNER COMPANY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                        COMMON STOCK
                         ------------------------------------------                   NOTES
                               CLASS A                CLASS B         ADDITIONAL    RECEIVABLE
                         --------------------   -------------------     PAID IN     FROM STOCK    RETAINED
                          SHARES      AMOUNT     SHARES     AMOUNT      CAPITAL       SALES       EARNINGS        TOTAL
                         ---------   --------   ---------   -------   -----------   ----------   -----------   -----------
Balance, December 31,
  1995................       2,080   $208,000           0   $     0   $         0   $       0    $11,511,000   $11,719,000
  Net income..........           0          0           0         0             0           0      1,051,000     1,051,000
  Dividends...........           0          0           0         0             0           0     (1,196,000)   (1,196,000)
                         ---------   --------   ---------   -------   -----------   ---------    -----------   -----------
Balance, December 31,
  1996................       2,080    208,000           0         0             0           0     11,366,000    11,574,000
  Net loss............           0          0           0         0             0           0        (14,000)      (14,000)
  Dividends...........           0          0           0         0             0           0     (1,193,000)   (1,193,000)
  Repurchase of common
    shares............      (1,024)  (102,000)          0         0             0           0     (2,606,000)   (2,708,000)
  Stock split.........   3,464,944    (71,000)          0         0        71,000           0              0             0
  Shares issued for
    notes
    receivable........     225,000      2,000           0         0       245,000    (247,000)             0             0
  Reclassification of
    S Corporation
    retained earnings
    to additional
    paid-in capital...           0          0           0         0     6,939,000           0     (6,939,000)            0
                         ---------   --------   ---------   -------   -----------   ---------    -----------   -----------
Balance, December 31,
  1997................   3,691,000     37,000           0         0     7,255,000    (247,000)       614,000     7,659,000
  Net loss............           0          0           0         0             0           0     (4,724,000)   (4,724,000)
  Issuance of Class B
    Common stock......           0          0   1,400,667    14,000    14,945,000           0              0    14,959,000
  Issuance of Class A
    Common stock......      16,000          0           0         0       171,000           0              0       171,000
  Forgiveness of note
    receivable........           0          0           0         0             0      62,000              0        62,000
  Repurchase of Class
    A Common stock....     (10,000)         0           0         0       (11,000)      8,000              0        (3,000)
                         ---------   --------   ---------   -------   -----------   ---------    -----------   -----------
Balance, December 31,
  1998................   3,697,000   $ 37,000   1,400,667   $14,000   $22,360,000   $(177,000)   $(4,110,000)  $18,124,000
                         =========   ========   =========   =======   ===========   =========    ===========   ===========

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                        THE J. H. HEAFNER COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                  1998           1997           1996
                                                              ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $ (4,724,000)  $    (14,000)  $  1,051,000
  Adjustments to reconcile net income (loss) to net cash
    used in operating activities, net of the ITCO merger,
    CPW acquisition and the Winston acquisition --
      Depreciation and amortization.........................    12,316,000      5,399,000      1,331,000
      Extraordinary charge..................................     3,694,000              0              0
      Special charges.......................................     1,409,000              0              0
      Deferred taxes........................................    (4,162,000)      (528,000)             0
      Loss (gain) on sale of property and equipment.........       264,000       (114,000)      (390,000)
      Reduction in stated value of Series A preferred
        stock...............................................      (147,000)             0              0
  Change in assets and liabilities:
    Accounts receivable, net................................   (13,923,000)    (5,758,000)    (1,672,000)
    Inventories, net........................................   (12,242,000)    (2,377,000)     4,956,000
    Prepaid expenses and other current assets...............     1,967,000        200,000       (136,000)
    Accounts payable and accrued expenses...................     7,090,000      9,581,000     (1,145,000)
    Other...................................................    (1,226,000)       314,000         13,000
                                                              ------------   ------------   ------------
        Net cash used in operating activities...............    (9,684,000)    (6,703,000)    (4,008,000)
                                                              ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of CPW, net of cash acquired..................   (36,074,000)             0              0
  Merger of ITCO, net of cash acquired......................   (17,125,000)             0              0
  Acquisition of Winston, net of cash acquired..............             0    (42,195,000)             0
  Purchase of property and equipment........................    (8,697,000)    (4,908,000)    (7,865,000)
  Proceeds from sale of property and equipment..............     3,826,000        363,000      1,090,000
  Purchases of real estate held for sale....................             0              0       (542,000)
  Other.....................................................             0        281,000       (309,000)
                                                              ------------   ------------   ------------
      Net cash used in investing activities.................   (58,070,000)   (46,459,000)    (7,626,000)
                                                              ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..................   150,000,000     28,000,000      6,447,000
  Net proceeds from revolving credit facility and other
    notes...................................................   (38,071,000)    18,405,000      1,429,000
  Proceeds from issuance of preferred stock.................             0     11,500,000              0
  Principal payments on long-term debt......................   (32,714,000)   (10,558,000)    (2,506,000)
  Cash paid for stock repurchase............................       (11,000)    (2,708,000)             0
  Cash paid for financing costs.............................    (8,030,000)    (2,378,000)             0
  Cash dividends paid.......................................             0     (1,193,000)    (1,196,000)
  Collection (issuance) of notes receivable, net............       726,000        184,000       (463,000)
                                                              ------------   ------------   ------------
      Net cash provided by financing activities.............    71,900,000     41,252,000      3,711,000
                                                              ------------   ------------   ------------
NET INCREASE IN CASH........................................     4,146,000      1,496,000         93,000
CASH, BEGINNING OF YEAR.....................................     2,502,000      1,006,000        913,000
                                                              ------------   ------------   ------------
CASH, END OF YEAR...........................................  $  6,648,000   $  2,502,000   $  1,006,000
                                                              ============   ============   ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --
  Cash payments for interest................................  $ 10,495,000   $  3,585,000   $  1,428,000
                                                              ============   ============   ============
  Cash payments for taxes...................................  $  1,963,000   $          0   $          0
                                                              ============   ============   ============

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:

     In 1998, in connection with the ITCO Merger (Note 2), the Company issued 1,400,667 shares of Class B Common Stock at a fair value of approximately $15.0 million.

     During 1997, the Company received $2.6 million in accounts payable credits from a vendor in exchange for a note payable.

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                        THE J. H. HEAFNER COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996

1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS

     The J. H. Heafner Company, Inc. (the Company), a North Carolina corporation, is engaged in the wholesale and retail distribution of tires and tire accessories. In May 1997, the Company acquired all outstanding shares of common stock of Oliver and Winston, Inc. (Winston), a California-based operation of 190 retail tire and automotive service centers in California and Arizona (Note 2). In May 1998, the Company merged with ITCO Logistics Corporation and Subsidiaries (ITCO), a wholesaler of tires and related accessories in the eastern part of the United States. Following the merger, ITCO's subsidiaries were merged into ITCO and ITCO was merged into the Company. Concurrent with the ITCO merger, the Company acquired all outstanding shares of common stock of The Speed Merchant, Inc. (CPW), a wholesaler and retailer of tires, parts and accessories located in California and Arizona.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

ACCOUNTING CHANGE

     During 1997, the Company changed its method of determining the cost of inventories from the last-in, first-out (LIFO) method to the first-in, first-out
(FIFO) method. This change has been applied by retroactively restating the accompanying financial statements for prior years, including retained earnings for the years ended December 31, 1996 and 1995. Net income for 1996 was reduced by $868,000 to reflect the effect of this change.

CASH AND CASH EQUIVALENTS

     The Company includes cash, demand deposits and highly liquid investments with maturities of less than three months in cash and cash equivalents in its consolidated financial statements.

REVENUE RECOGNITION AND CONCENTRATION OF CREDIT RISK

     For its wholesale operations, the Company recognizes revenue upon shipment from its distribution centers/warehouse to the customer. For its retail operations, the Company recognizes revenue at the point of sale. In the normal course of business, the Company extends credit, on open accounts, to its customers after performing a credit analysis based on a number of financial and other criteria. The Company performs ongoing credit evaluations of its customers financial conditions and does not normally require collateral; however, letters of credit and other security are occasionally required for certain new and existing customers. Allowances are maintained for potential credit losses and such losses have been within management's expectations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Cash, accounts receivable, other current assets, accounts payable and accrued expenses are reflected in the financial statements at fair value because of the short-term maturity of those instruments. The fair values of the Company's debt and interest rate swaps are disclosed in Note 5.

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

INVENTORIES

     Inventories consist primarily of automotive tires, wheels, parts and accessories and are valued at the lower of cost, determined on the first-in, first-out (FIFO) method or market.

PROPERTY AND EQUIPMENT

     Depreciation is determined by using a combination of the straight-line method and declining-balance method based on the following estimated useful lives:

Buildings and leasehold improvements........................    10-39 years
Machinery and equipment.....................................     5-10 years
Furniture and fixtures......................................      5-7 years
Vehicles and other..........................................      4-5 years

     Expenditures for repairs and maintenance are charged to expense as incurred. Renewals or improvements of significant items are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the respective accounts and any resulting gain or loss is recognized.

DEFERRED FINANCING COSTS

     Costs incurred in connection with financing activities (Notes 4, 5 and 6), are capitalized and amortized using the effective interest method and charged to interest expense over the life of the associated debt in the accompanying consolidated statements of operations. The unamortized balance of these deferred costs included in the accompanying consolidated balance sheets were $7.4 million and $2.4 million at December 31, 1998 and 1997, respectively.

LONG-LIVED ASSETS

     During 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires that long-lived assets and certain identifiable intangible assets to be held and used by an entity be reviewed for impairment whenever events occur which indicate that the carrying amount of the asset might not be recoverable. The review should assess fair value based on estimated nondiscounted future cash flows expected from the use and disposition of the asset. The asset should be reported at the lower of carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have a material effect on the Company's results of operations.

GOODWILL

     Goodwill, which represents the excess of the purchase price over the fair value of the net assets of Winston, CPW and ITCO is being amortized on a straight-line basis over a period of 15 years. Amortization of goodwill applicable to continuing operations was $5.3 million and $1.5 million in 1998 and 1997, respectively. The carrying amount of goodwill will be reviewed periodically based on the nondiscounted cash flows and pretax income of the acquired entity over the remaining amortization period. Should this review indicate that the goodwill balance will not be fully recoverable, the Company's carrying value of the goodwill will be reduced. At December 31, 1998, the Company believes goodwill of $104.4 million is fully recoverable.

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

INCOME TAXES

     In connection with the Winston acquisition in May 1997, the Company terminated its S Corporation status for federal and state income tax purposes. Accordingly, the Company has adopted the provisions of SFAS 109 "Accounting for Income Taxes." This statement requires the use of asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates.

     In connection with the Company's S Corporation termination, the Company reclassified its undistributed S Corporation earnings of $6.9 million as of May 7, 1997, to additional paid-in capital.

     The pro forma provision for income taxes in the accompanying statements of operations for the year ended December 31, 1996, reflects the pro forma effect of income taxes as if the Company had been taxed as a C Corporation for those periods. The pro forma effect of income taxes for the period from January 1, 1997 to May 7, 1997 was not significant.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Statement is effective for fiscal years beginning after June 15, 1999. The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, design and assess the effectiveness of transactions that receive hedge accounting.

     The Company has not yet quantified the impacts of adopting Statement 133 on the financial statements and has not determined the timing or the method of our adoption of Statement 133. However, the Statement could increase the volatility in earnings and other comprehensive income.

INFORMATION CONCERNING BUSINESS SEGMENTS

     On January 1, 1998, the Company adopted SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131 established revised standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

RECLASSIFICATIONS

     Certain 1997 and 1996 amounts have been reclassified to conform with the 1998 presentation.

2.   ACQUISITIONS:

WINSTON ACQUISITION

     On May 7, 1997, the Company acquired all outstanding shares of common stock of Winston, a California-based operation of retail tire and automotive service centers, for approximately $43.1 million, consisting of $42.4 million in cash and $686,000 in direct acquisition costs. The acquisition was funded primarily through proceeds from a revolving credit facility with a bank ($3.6 million), proceeds from a term loan with a bank ($12.0 million), issuance of 12% Senior Subordinated Notes ($16.0 million) and issuance of Series A and Series B preferred stock ($11.5 million).

     The acquisition has been accounted for as a purchase and, accordingly, the operating results of Winston have been included in the Company's consolidated financial statements since May 7, 1997. A summary of the purchase price and related purchase price allocation follows (000's):

Purchase price --
  Cash......................................................    $42,447
  Direct acquisition costs..................................        686
                                                                -------
     Total purchase price...................................    $43,133
                                                                =======
Purchase price allocation --
  Current assets............................................    $26,426
  Current liabilities.......................................    (26,533)
                                                                -------
                                                                   (107)
  Property, plant and equipment.............................     11,896
  Goodwill..................................................     36,736
  Other assets..............................................      2,033
  Other noncurrent liabilities..............................     (7,425)
                                                                -------
  Cash paid for common stock................................    $43,133
                                                                =======

     In connection with the acquisition, the Company recorded a $2.9 million liability for estimated costs related to employee severance and other exit costs in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." As of December 31, 1998, the Company had charged approximately $1.7 million to this reserve.

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

ITCO MERGER

     On May 20, 1998, the Company acquired all of the common stock of ITCO for $18.0 million in cash and 1,400,667 newly issued shares of the Company's Class B Common Stock with an appraised value of approximately $15.0 million. The excess of the purchase price over the net tangible assets acquired was allocated to goodwill ($44.6 million) and is being amortized over 15 years. A summary of the purchase price and related preliminary purchase allocation follows (000's):

Purchase price --
  Cash paid to holders of ITCO common and preferred stock...  $  18,000
  Appraised fair value of Class B Common Stock issued in
     connection with the ITCO Merger (1,400,667 shares at
     $10.68 per share)......................................     14,959
  Amount payable upon settlement of ITCO stock appreciation
     rights.................................................      1,390
  Direct acquisition costs..................................        951
                                                              ---------
     Total purchase price...................................  $  35,300
                                                              =========
Preliminary purchase price allocation --
  Current assets............................................  $ 106,342
  Current liabilities.......................................   (100,120)
                                                              ---------
                                                                  6,222
  Property, plant and equipment.............................     10,622
  Goodwill..................................................     44,590
  Other assets..............................................      1,592
  Long term liabilities.....................................    (27,726)
                                                              ---------
Cash paid for common stock..................................  $  35,300
                                                              =========

     In connection with the ITCO merger, the Company recorded a $3.5 million liability for estimated costs related to employee severance, facilities closing expense and other related exit costs in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." As of December 31, 1998, the Company had charged approximately $358,000 to this reserve.

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

CPW ACQUISITION

     On May 20, 1998, the Company acquired all of the outstanding common stock of CPW for $45.0 million in cash, of which $35.0 million was paid on May 20, 1998, with $7.4 million payable in installments over five years in consideration for noncompete agreements and $2.6 million payable in the form of contingent payments to CPW stockholders. The excess purchase price over the net tangible assets acquired was allocated to goodwill ($29.9 million) which is being amortized over a 15 year period, and $10.0 million to other intangible assets which are being amortized over a two to five year period. A summary of the purchase price and related preliminary purchase allocation follows (000's):

Purchase price --
  Cash paid to CPW Stockholders.............................  $35,000
  Amount payable for non-compete agreement and other
     deferred payments......................................   10,000
  Cash paid for repayment of debt...........................      976
  Direct acquisition costs..................................      623
                                                              -------
     Total purchase price...................................  $46,599
                                                              =======
Preliminary purchase price allocation
  Current assets............................................  $46,769
  Current liabilities.......................................  (43,127)
                                                              -------
                                                                3,642
  Property, plant and equipment.............................    6,472
  Goodwill..................................................   29,924
  Noncompete agreement and other deferred payments..........   10,000
  Other assets..............................................      613
  Long term liabilities.....................................   (4,052)
                                                              -------
     Cash paid for common stock.............................  $46,599
                                                              =======

     In connection with the CPW acquisition, the Company recorded a $1.7 million liability for estimated costs related to employee severance, facilities closing expense and other related exit costs in accordance with EITF 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination." As of December 31, 1998, the Company had charged approximately $166,000 against this reserve.

     Prior to the acquisition, Winston and ITCO had a fiscal year-end of September 30 and CPW had a fiscal year end of October 31. Winston, ITCO and CPW results have been restated to conform with the Company's year-end. The following unaudited pro forma summary information, which is not covered by the report of independent accountants, presents information for the years ended December 31, 1998 and 1997, as if the Winston acquisition, the ITCO merger and the CPW acquisition occurred as of January 1, 1997 (in 000's):

                                                                     YEAR ENDED
                                                                    DECEMBER 31
                                                                --------------------
                                                                  1998        1997
                                                                --------    --------
Net sales...................................................    $924,000    $831,000
Loss from continuing operations before extraordinary
  charge....................................................      (5,075)     (5,111)
Net loss....................................................      (7,291)     (5,111)
                                                                ========    ========

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

     The unaudited pro forma information is provided for informational purposes only and is not necessarily indicative of the actual results that would have occurred had the acquisition taken place on January 1, 1997, nor is it indicative of future results of the combined companies.

3.   INCOME TAXES:

     Through May 7, 1997, the Company was an S Corporation for federal and state income tax purposes. Accordingly, all income and losses of the Company through May 7, 1997, were recognized by the Company's stockholders in their individual income tax returns. The Company terminated its S Corporation status upon completion of the Winston acquisition. In accordance with Statement of Financial Accounting Standards No. 109, the effect of the Company's change in tax status has been recorded in the income tax provision for the year ended December 31, 1997. The accompanying financial statements reflect the provision for income taxes for the year ended December 31, 1998 and 1997, and a pro forma income tax provision for the year ended December 31, 1996, as if the Company had been subject to federal and state income taxes for that year.

     The following historical and pro forma income tax information summarizes the components of the Company's income tax provision (benefit) on income (loss) from operations for the years ended December 31, 1998 and 1997, and the Company's pro forma income tax provision (benefit) for the year ended December 31, 1996, as if the Company had been subject to federal and state income taxes for that year (000's):

                                                                   YEAR ENDED DECEMBER 31,
                                                                -----------------------------
                                                                                    PRO FORMA
                                                                 1998      1997       1996
                                                                -------    -----    ---------
Federal --
  Current provision.........................................    $ 1,765    $ 252      $304
  Deferred provision (benefit)..............................     (1,519)    (473)       69
                                                                -------    -----      ----
                                                                    246     (221)      373
State --
  Current provision.........................................        311       65        54
  Deferred provision (benefit)..............................       (268)     (84)       12
                                                                -------    -----      ----
                                                                     43      (19)       66
                                                                -------    -----      ----
  Total provision (benefit).................................    $   289    $(240)     $439
                                                                =======    =====      ====

     As discussed in Note 8, the Company incurred an extraordinary charge in May 1998 related to the early extinguishment of debt resulting in an income tax benefit of $1.5 million.

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

     Actual and pro forma income tax expense differs from the amounts computed by applying the statutory federal income tax rate of 34% as a result of the following (000's):

                                                                   YEAR ENDED DECEMBER 31,
                                                                -----------------------------
                                                                                    PRO FORMA
                                                                 1998      1997       1996
                                                                -------    -----    ---------
Income tax provision (benefit) computed at the federal
  statutory rate............................................    $  (754)   $ (85)     $357
Amortization of nondeductible goodwill......................      1,091      109         0
Adoption of SFAS No. 109 upon termination of S Corporation
  status....................................................          0     (383)        0
State income taxes, net of federal income tax benefit.......        277       65        54
Other.......................................................       (325)      54        28
                                                                -------    -----      ----
Income tax provision (benefit)..............................    $   289    $(240)     $439
                                                                =======    =====      ====

     Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes and
(b) operating loss and tax credit carryforwards. The tax effects of the significant temporary differences which comprise deferred tax assets and liabilities at December 31, 1998 and 1997, are as follows (000's):

                                                                 1998       1997
                                                                -------    -------
Deferred tax assets --
  Accrued expenses and liabilities..........................    $ 7,639    $ 2,400
  Employee benefits, including post retirement benefits.....      2,848      1,215
  Uniform capitalization....................................      1,223          0
  Other.....................................................        760        451
                                                                -------    -------
     Gross deferred tax assets..............................     12,470      4,066
                                                                -------    -------
Deferred tax liabilities --
  Section 481 adjustments...................................       (378)      (288)
  Other.....................................................       (361)       (21)
                                                                -------    -------
     Gross deferred tax liabilities.........................       (739)      (309)
                                                                -------    -------
     Net deferred tax asset.................................    $11,731    $ 3,757
                                                                =======    =======

     The above amounts have been classified in the consolidated balance sheet as follows (000's):

                                                                 1998       1997
                                                                -------    -------
Deferred tax assets --
  Current, included in other current assets.................    $10,470    $ 2,102
  Noncurrent, included in other assets......................      1,261      1,655
                                                                -------    -------
                                                                $11,731    $ 3,757
                                                                =======    =======

4.   REVOLVING CREDIT FACILITY:

     On May 20, 1998, the Company replaced its existing loan and security agreement with a new credit facility that provides for a senior secured revolving credit facility (the Revolver). The Revolver provides for borrowings in the aggregate principal amount of up to the lesser of $100.0 million or the Borrowing

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

Base, as defined in the agreement, based on 85% of eligible accounts receivable and 65% of eligible tire inventory and 50% of all other eligible inventory (of which up to $10.0 million may be utilized in the form of letters of credit). At December 31, 1998, the maximum loan amount available was $86.7 million of which $21.9 million was outstanding. In addition, the Company had trade letters of credit outstanding at December 31, 1998, of $8.9 million, which reduces the availability under the Revolver at December 31, 1998.

     The Revolver has a five-year term expiring in May 2003, extendable by the Company and the banks for an additional five years. Indebtedness under the new credit facility bears interest, at the Company's option, (i) at the Base Rate, as defined, plus the applicable margin or (ii) at the Eurodollar Rate, as defined, plus the applicable margin. The applicable margin for base rate loans will be 0.25% and the applicable margin for Eurodollar Rate Loans will be 1.75%, subject in each case to performance based step-downs.

     The Revolver requires the Company to meet certain financial requirements, including minimum net worth and minimum loan availability and contains certain covenants which, among other things, restrict the ability of the Company to incur additional indebtedness; enter into guarantees; make loans and investments; make capital expenditures; declare dividends; engage in mergers, consolidations and asset sales; enter into transactions with affiliates; create liens and encumbrances; enter into sale/leaseback transactions; modify material agreements; and change the business it conducts. The Company's obligations under the Revolver are secured by all inventory and accounts receivable.

5.   LONG-TERM DEBT:

     Long-term debt consists of the following (000's):

                                                                  1998       1997
                                                                --------    -------
Series B Senior Notes, interest due semiannually at 10%,
  commencing on November 15, 1998, due May 2008.............    $100,000    $     0
Series C Senior Notes, interest due semiannually at 10%,
  commencing on May 15, 1999, due May 2008..................      50,000          0
Term loan with a bank, payable in monthly principal
  installments beginning on June 1, 1997, with the final
  installment for the remaining balance due on May 7,
  2002......................................................           0     11,000
Other.......................................................      13,411      6,740
                                                                --------    -------
                                                                 163,411     17,740
Less -- Current maturities..................................      (3,011)    (2,579)
                                                                --------    -------
                                                                $160,400    $15,161
                                                                ========    =======

     Aggregate maturities required on long-term debt at December 31, 1998, are as follows (000's):

1999........................................................  $  3,011
2000........................................................     3,795
2001........................................................     3,036
2002........................................................       379
2003........................................................       269
Thereafter..................................................   152,921
                                                              --------
                                                              $163,411
                                                              ========

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

     Using a discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements, the carrying amount of the Company's debt, in the aggregate, at December 31, 1998, approximates fair value.

SERIES A SENIOR NOTES

     On May 20, 1998, the Company sold $100.0 million of Series A Senior Notes due May 15, 2008, resulting in net proceeds of approximately $97.0 million. The Series A Senior Notes have an annual coupon of 10% and are redeemable at the Company's option, in whole or in part, at any time, on or after May 15, 2003, at certain redemption prices. In addition, the Company may redeem up to 35% of the original principal amount of the Series A Senior Notes at 110% of par with one or more public equity offerings. Interest on the Series A Senior Notes is payable semiannually on May 15 and November 15 of each year commencing November 15, 1998.

EXCHANGE OF SERIES A SENIOR NOTES

     On November 16, 1998, the $100.0 million Series A Senior Notes were exchanged for Series B Senior Notes. The form and terms of the Series B Senior Notes are identical in all material respects to the form and terms of the Series A Senior Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Series A Senior Notes for Series B Senior Notes. The Series B Senior Notes evidence the same debt as the Series A Senior Notes and were issued under the indenture governing the Series A Senior Notes. See Note 10 for subsidiary guarantor information.

SERIES C SENIOR NOTES

     On December 8, 1998, the Company sold $50.0 million of Series C Senior Notes due May 15, 2008, resulting in net proceeds of approximately $49.0 million. The Series C Senior Notes have an annual coupon of 10% and are redeemable at the Company's option, in whole or in part, at any time, on or after May 15, 2003, at certain redemption prices. In addition, the Company may redeem up to 35% of the original principal amount of the Notes at 110% of par with one or more public equity offerings. Interest on the Senior Notes is payable semiannually on May 15 and November 15 of each year, commencing May 15, 1999. See Note 10 for subsidiary guarantor information.

TERM LOAN

     At December 31, 1997, there was $11.0 million outstanding under the $12.0 million Term Loan which was paid in full with proceeds from the Series A Senior Notes in 1998.

SENIOR NOTES DEBT COVENANTS

     The Series B and Series C Senior Notes contain certain covenants that, among other things, limits the ability of the Company to incur indebtedness, make restricted payments, make certain distributions, sell assets and subsidiary stock, enter into certain affiliate transactions, sell or issue of capital stock of restricted subsidiaries, incur liens, enter into sale/leaseback transactions, and engage in mergers and consolidations.

INTEREST RATE SWAP AGREEMENTS

     The Company periodically enters into interest rate swap agreements (Swaps) to manage exposure to fluctuations in interest rates. The Swaps represent contracts to exchange floating rate for fixed interest payments periodically over the life of the agreements without exchange of the underlying notional

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

amounts. The notional amounts of Swaps are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. The differential paid or received on the Swaps is recognized as an adjustment to interest expense. At December 31, 1998, Swaps were in place covering notional amounts of approximately $20.0 million of indebtedness expiring from October 2000 through October 2002, at an average interest rate of 7.82%. The fair value of the Swaps is the estimated amount that the Company would pay or receive to terminate the agreement at the reporting date, taking into account current interest rates. The estimated fair value of the Swaps at December 31, 1998 is approximately $507,000 which does not necessarily reflect the potential expense that would be realized on an actual settlement of the liability.

6.   SUBORDINATED DEBT:

     In May 1997, the Company issued $16.0 million of 12% Senior Subordinated Debt (Subordinated Debt) due on May 7, 2004, with interest payable quarterly. In connection with the issuance of Subordinated Debt, the Company issued detachable warrants which permit the holder to acquire up to 20.68% of the Company's common stock at $.01 per share. The warrants became exercisable immediately upon issuance and expire on May 7, 2007. The warrants may be exercised in whole or in part, but in no event later than the date of an initial public offering or a sale transaction. The Company has recorded the warrants at fair value, which resulted in a discount on the Subordinated Debt in the same amount, which was being amortized over the term of the Subordinated Debt. The Subordinated Debt was paid in full with the proceeds from the Series A Senior Notes Offering. The unamortized discount at the time of repayment was written off and is included as an extraordinary charge in the accompanying statement of operations (see Note
8).

7.   SPECIAL CHARGES:

     In the second quarter of 1998, the Company recorded special charges of $1.4 million related to the restructuring of its eastern wholesale business, which includes the closing of 8-10 distribution centers commencing in the third quarter. The charges include lease commitments for certain distribution centers, asset writedowns, severance and employee related costs and costs to shut down certain facilities. As of December 31, 1998, the Company had charged approximately $222,000 against these reserves.

8.   EXTRAORDINARY CHARGE:

     The Company recorded an extraordinary charge in May 1998 related to the early extinguishment of debt resulting in a noncash write-off of deferred financing fees and unamortized discount of subordinated debt of $1.7 million, net of applicable income tax benefits of $1.1 million. The Company also had pre-payment penalties associated with the extinguishment of debt that resulted in a cash charge of $507,000, net of applicable income tax benefits of $338,000.

9.   SEGMENT INFORMATION:

     The Company classifies its business interests into three fundamental areas: eastern wholesale distribution of tires and products, western wholesale distribution of tires and products and western retail sales of tires, products and services. The Company evaluates performance based on several factors, of which the primary financial measure is profit (loss) before interest expense, income taxes, noncash amortization of intangible assets and depreciation (EBITDA). The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 1).

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

     The operating results of the Company reflect the acquisitions of Winston effective as of May 7, 1997, and CPW and ITCO effective as of May 20, 1998 (000's):

                                      EASTERN     WESTERN      WESTERN
                                     WHOLESALE     RETAIL     WHOLESALE    ELIMINATIONS     TOTALS
                                     ---------    --------    ---------    ------------    --------
1998 --
  Revenues from external
     customers...................    $478,120     $152,848    $ 82,704      $      --      $713,672
  EBITDA(1)......................       8,587        4,877       5,666             --        19,130
  Segment assets.................     502,081       80,088     120,351       (271,699)      430,821
  Expenditures for segment
     assets......................      (1,810)      (5,654)     (1,233)            --        (8,697)
1997 --
  Revenues from external
     customers...................    $210,781     $101,058    $     --      $      --      $311,839
  EBITDA(1)......................       5,016        4,971          --             --         9,987
  Segment assets.................     125,098       71,151          --        (49,741)      146,508
  Expenditures for segment
     assets......................       2,941        1,967          --             --         4,908
1996 --
  Revenues from external
     customers...................    $190,535     $     --    $     --      $      --      $190,535
  EBITDA(1)......................       3,847           --          --             --         3,847
  Segment assets.................      59,551           --          --             --        59,551
  Expenditures for segment
     assets......................       7,865           --          --             --         7,865

---------------

(1) EBITDA represents income (loss) before interest expense, income taxes, noncash amortization of intangible assets and depreciation. Depreciation and amortization, as noted in the consolidated statement of cash flows, includes $733,000 of amortization expense related to deferred transaction fees that is included in interest expense in the consolidated statement of operations.

10. SUBSIDIARY GUARANTOR FINANCIAL INFORMATION:

     The Series B and Series C Senior Notes are guaranteed on a full, unconditional and joint and several basis by all of the Company's direct subsidiaries, each of which is wholly owned. The combined summarized information of these subsidiaries is as follows (000's):

                                                              AS OF AND FOR
                                                                 THE YEAR
                                                                  ENDED
                                                               DECEMBER 31,
                                                                   1998
                                                              --------------
Current assets..............................................     $82,660
Noncurrent assets...........................................      94,127
Current liabilities.........................................      59,262
Noncurrent liabilities......................................       7,999
Net sales...................................................     235,552
Gross margin................................................      87,474
Net loss....................................................      (2,784)

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

     The above information excludes $24.6 million of net intercompany payable and $30.3 million of intercompany sales of the Company's subsidiary guarantors. In preparation of the Company's consolidated financial statements, all intercompany accounts were eliminated.

11. EMPLOYEE BENEFITS:

PROFIT SHARING PLAN

     The Company has a separate qualified profit-sharing and 401(k) plan for each reportable segment for all eligible employees. All accounts are funded based on employee contributions to the plans, with the limits of such contributions determined by the Board of Directors. The Heafner and ITCO plan matches 50% of the participant's contributions, up to 6% of their compensation. The Winston plan matches 100% of the first 1% of participant contributions and 5% of the next 5% of participant contributions. The CPW plan does not match the participant contributions. The Heafner and Winston plans also provide for contributions in such amounts as the Board of Directors may annually determine for the profit-sharing portion of the plan. The amount charged to expense during the years ended December 31, 1998, 1997 and 1996, was $538,000, $413,000 and
$346,000, respectively.

STOCK OPTION PLAN

     In 1997, the Company adopted a Stock Option Plan (the Plan) for certain key employees. The Plan was designed to attract and retain key employees of the Company. The Plan authorized the issuance of up to 265,000 shares of voting common stock to be issued to officers and key employees under terms and conditions to be set by the Company's Board of Directors. During 1997, 256,000 options were granted to various members of management at a fair value price of $1.10 per share, as determined by an independent appraisal. The options vest as specified by the stock option agreements over a period of approximately four years and are generally exercisable beginning in May 1998. All options expire 10 years from the date of grant. No options were vested and accordingly no options were exercised at December 31, 1997.

     In the third quarter of 1998, the Plan was amended to authorize the issuance of an additional 262,500 shares, for a total of 527,500 shares, of voting common stock to be issued to officers and key employees under terms and conditions to be set by the Company's Board of Directors. In 1998, an additional 283,400 options were granted to various members of management at a fair value of $7.48 per share, as determined by an independent appraisal. The options vest as specified by the stock option agreements over a period of approximately four years and are generally exercisable beginning in September 1999. At December 31, 1998, 24,000 options were vested; however, no options were exercised.

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

     The following presents the status of the Plan as of December 31, 1998:

                                                                             WEIGHTED
                                                                             AVERAGE
                                                                 NUMBER      EXERCISE
                                                                OF SHARES     PRICE
                                                                ---------    --------
Outstanding at December 31, 1996............................           0      $0
  Granted...................................................     256,000       1.10
  Exercised.................................................           0       0
  Forfeited.................................................           0       0
                                                                 -------      -----
Outstanding at December 31, 1997............................     256,000       1.10
  Granted...................................................     283,400       7.48
  Exercised.................................................           0       0
  Forfeited.................................................     (45,750)      1.10
                                                                 -------      -----
Outstanding at December 31, 1998 (24,000 exercisable).......     493,650      $4.76
                                                                 =======      =====

     The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25) and its related interpretations. Pursuant to APB No. 25, compensation expense is recognized for financial reporting purposes using the intrinsic value method when it becomes probable that the options will be exercisable. The amount of compensation expense to be recognized is determined by the excess of the fair value of common stock over the exercise price of the related option at the measurement date.

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation", which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company has elected not to adopt SFAS No. 123 for expense recognition purposes, but is required to provide certain pro forma disclosures. The following information is presented as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123 (000's):

                                                              1998      1997
                                                             -------    ----
    Net loss.............................................    $(4,724)   $(14)
    Pro forma............................................     (4,873)    (42)

     The weighted average fair value of options granted during 1998 and 1997 estimated on the date of grant using the Black-Scholes option pricing model was $4.68 and $.58, respectively. The fair value of options granted in 1998 and 1997 were determined using the following assumptions: a risk-free interest rate of 4.69% and 6.42%, respectively, no dividend yield, expected life of 10 years which equals the lives of the grants, and no expected volatility.

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

     The following is summary information about the Company's stock options outstanding at December 31, 1998:

                                          WEIGHTED     WEIGHTED                    WEIGHTED
                       OUTSTANDING AT     AVERAGE      AVERAGE    EXERCISABLE AT   AVERAGE
           EXERCISE     DECEMBER 31,     REMAINING     EXERCISE    DECEMBER 31,    EXERCISE
            PRICE           1998        TERM (YEARS)    PRICE          1998         PRICE
          ----------   --------------   ------------   --------   --------------   --------
          $  1.10         210,250           8.42        $1.10         24,000        $1.10
             7.48         283,400           9.75         7.48              0         0
          ----------      -------           ----        -----         ------        -----
          $1.10-7.48      493,650           9.18        $4.76         24,000        $1.10
          ==========      =======           ====        =====         ======        =====

12. COMMITMENTS AND CONTINGENCIES:

LEASES

     The Company leases land, buildings, equipment and vehicles under various operating leases which expire between 1999 and 2012, including two properties which are leased from individual stockholders. The Company also has obligations totaling $651,000 related to properties which have been subleased.

     Future minimum lease commitments at December 31, 1998 (excluding subleased properties) are as follows (000's):

1999........................................................  $20,913
2000........................................................   18,338
2001........................................................   15,031
2002........................................................   12,323
2003........................................................   10,002
Thereafter..................................................   18,579
                                                              -------
                                                              $95,186
                                                              =======

     Rent expense under these operating leases was $19.6 million in 1998, $9.0 million in 1997 and $2.4 million in 1996. Related-party rent expense was $179,000 for 1998, $222,000 for 1997 and $369,000 in 1996. Obligations under capital leases are not significant.

PURCHASE COMMITMENTS

     In May 1997, the Company entered into a purchase agreement with a supplier (the Tire Supply Agreement -- see Note 13) which expires May 2007. Under the terms of the agreement, the Company has agreed to purchase all requirements of its "Winston" brand tires at a negotiated price specified in the agreement.

LEGAL PROCEEDINGS

     Winston was named as a defendant in a class action lawsuit filed on June 10, 1998 in Los Angeles County Superior Court on behalf of Winston store managers. The lawsuit alleges that Winston violated certain California wage regulations and unfair business practices. The Company believes that Winston's operations, including its wage practices, fully comply with applicable California and federal legal requirements and that the plaintiffs' clams are without merit. The Company is vigorously defending the matter. Additionally, the Company is involved in various lawsuits arising out of the ordinary conduct of its business. While the ultimate results of these lawsuits cannot be predicted with certainty, management does

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

not expect that any of these matters will have a material adverse effect on the financial position or results of operations of the Company.

13. REDEEMABLE PREFERRED STOCK:

     On May 2, 1997, the Company issued 11,500 shares of preferred stock with par value of $.01 per share to a supplier (the Supplier). Of the 11,500 shares, 7,000 shares are designated Series A Cumulative Redeemable Preferred Stock (the Series A Preferred Stock) and 4,500 shares are designated Series B Cumulative Redeemable Preferred Stock (the Series B Preferred Stock).

     The Series A and B Preferred Stock each contain a provision whereby upon the termination of the Tire Supply Agreement (see Note 12), the Company shall redeem all shares of Preferred Stock outstanding at a price equal to the sum of the stated value and the applicable premium, as defined, plus all accrued and unpaid dividends. If at any time a change of control occurs, as defined, the Supplier may request redemption of all outstanding shares. The Company may not make payment in respect of any of the above redemption requirements, so long as amounts are outstanding under the Loan and Security Agreement, the Senior Notes and other agreements entered into in connection therewith, including any replacement agreement which results in a greater principal amount outstanding.

SERIES A PREFERRED STOCK

     The stated value of Series A Preferred Stock is $1,000 per share. Holders of Series A Preferred Stock are entitled to receive, when and if declared by the Board of Directors, cumulative cash dividends at an annual rate of 4%, subject to adjustment based on the volume of purchases from the Supplier. Additional dividends will accrue, when and if declared by the Board of Directors, and are payable on the last business day of January, beginning in 1999. In June 1997, the Company declared a dividend based on a 4% rate. The Series A Preferred Stock will be redeemed by the Company, beginning on the last business day of December 2002 and on the last business day of each June and December thereafter, through June 2007.

SERIES B PREFERRED STOCK

     The stated value of Series B Preferred Stock is initially $1,000, to be adjusted based on tire purchase credits as determined by the number of units purchased under the Tire Supply Agreement (see Note 12 ). Dividends on Series B Preferred Stock are payable, when and if declared by the Board of Directors, at the prime rate if the Company does not meet certain tire purchase requirements. The remaining value of Series B Preferred Stock shall be redeemed by the Company on the last business day of June 2007 at a price equal to the adjusted stated value plus all accrued and unpaid dividends. As of December 31, 1998, based on the Company's purchases, the stated value of the Series B Preferred Stock was reduced by $147,000.

14. COMMON STOCK:

CLASS A AND CLASS B COMMON STOCK

     On May 12, 1998, the Company's Board of Directors amended their Articles of Incorporation to create two classes of common stock. At December 31, 1998, the Company has authorized for issuance 10,000,000 shares that have been designated Class A Common Stock (Class A) and 20,000,000 shares that have been designated Class B Common Stock (Class B).

     Class A and Class B have equal rights related to dividends and distributions and liquidation, dissolution or winding up. However, Class A is entitled to 20 votes per share and Class B is entitled to one vote per share.

                        THE J. H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1998, 1997 AND 1996

     Class B shall automatically convert into one share of Class A without the requirement of any further action on the part of the Corporation or it stockholders upon the earliest of (i) an initial public offering of the Class A in connection with the registration of the Class A under the Securities Act of 1933, as amended (ii) the occurrence of any condition or event which results in the acceleration of the maturity of the indebtedness evidenced by the debt documents, or (iii) an order for relief under Title 11 of the United States Code is entered against the Company.

STOCK REPURCHASE AND STOCK SPLIT

     At December 31, 1996, the Company had 5,000 shares of $100 par value common stock authorized with 2,080 shares issued and outstanding. On May 2, 1997, the Company amended its Articles of Incorporation to authorize 10,000,000 shares of common stock, and reduce the par value of common stock from $100 to $.01 per share. On May 7, 1997, the Board of Directors approved the repurchase and subsequent cancellation and retirement of 1,024 outstanding shares of common stock at a price equal to $2,644 per share on a pre-stock split basis. On the same date, the Board of Directors authorized a 3,281-for-1 stock split on all outstanding shares of common stock at the close of business on that date.

15. SUBSEQUENT EVENT:

ACQUISITION

     On January 12, 1999, the Company entered into a Stock Purchase Agreement with the stockholders of California Tire, a wholesaler and retailer of tires, parts and accessories located in California. The total consideration to be paid to the stockholders is $3.9 million in cash. The acquisition is not expected to be significant to the Company's financial position or results of operations.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
ITCO Logistics Corporation and Subsidiaries

     We have audited the accompanying consolidated balance sheets of ITCO Logistics Corporation and its subsidiaries as of September 30, 1997 and 1996 and the related consolidated statements of operations, shareholders' deficit and cash flows for the year ended September 30, 1997 and for the period from inception (November 13, 1995) to September 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ITCO Logistics Corporation and its subsidiaries at September 30, 1997 and 1996 and the consolidated results of their operations and their cash flows for the year ended September 30, 1997 and for the period from inception (November 13, 1995) to September 30, 1996 in conformity with generally accepted accounting principles.

/s/ Ernst & Young LLP

Raleigh, North Carolina
October 31, 1997,
  except for Note 13, as to which the date is January 14, 1998

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                      SEPTEMBER 30
                                                               ---------------------------
                                                                   1997           1996
                                                               ------------   ------------
ASSETS
Current assets:
  Cash......................................................   $  1,855,590   $  1,753,583
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $664,000 and $758,513................................     42,557,956     43,545,804
     Other including supplier rebates.......................      7,369,671      7,460,392
                                                               ------------   ------------
                                                                 51,783,217     52,759,779
  Inventories...............................................     43,187,911     41,483,793
  Deferred income tax asset.................................      1,174,247      2,127,728
  Income tax recoverable....................................             --         99,146
  Prepaid expenses..........................................        528,310        350,633
                                                               ------------   ------------
  Total current assets......................................     96,673,685     96,821,079
  Property and equipment, net...............................     10,905,001     11,995,317
  Intangible assets, net....................................     14,560,994     15,250,240
  Deferred income tax asset.................................        630,875             --
  Other assets..............................................        549,924        151,670
                                                               ------------   ------------
TOTAL ASSETS................................................   $123,320,479   $124,218,306
                                                               ============   ============
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................   $ 75,146,475   $ 67,396,239
  Accrued expenses..........................................      3,086,404      2,476,382
  Current maturities of long-term debt......................      2,038,463      1,999,754
  Current obligations under capital leases..................             --         79,288
                                                               ------------   ------------
TOTAL CURRENT LIABILITIES...................................     80,271,342     71,951,663
Revolving credit agreement..................................     32,122,667     37,572,884
Long-term debt..............................................      5,321,135      7,589,980
Deferred income taxes.......................................             --         59,684
                                                               ------------   ------------
TOTAL LIABILITIES...........................................    117,715,144    117,174,211
Commitments and contingencies Redeemable preferred stock,
  Class A, $.01 par value; $1,000 stated value; 16,200
  shares authorized; 8,100 shares issued and outstanding....      9,708,591      8,795,504
Shareholders' deficit:
  Common stock, $.01 par value; 250,000 shares authorized;
     90,000 shares issued and outstanding...................            900            900
  Additional paid in capital................................        899,100        899,100
  Accumulated deficit.......................................     (5,003,256)    (2,651,409)
                                                               ------------   ------------
Total shareholders' deficit.................................     (4,103,256)    (1,751,409)
                                                               ------------   ------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT.................   $123,320,479   $124,218,306
                                                               ============   ============

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               TEN MONTH
                                                                YEAR ENDED    PERIOD ENDED
                                                               SEPTEMBER 30   SEPTEMBER 30
                                                                   1997           1996
                                                               ------------   ------------
Sales.......................................................   $351,996,122   $290,982,083
Cost of sales...............................................    301,969,811    253,629,352
                                                               ------------   ------------
Gross profit................................................     50,026,311     37,352,731
Selling, general and administrative expenses................     47,867,120     36,945,539
                                                               ------------   ------------
Income from operations......................................      2,159,191        407,192
Other income (expense):
  Interest expense..........................................     (3,709,869)    (3,484,178)
  Rental income.............................................        331,559        314,175
Other, net..................................................       (671,641)      (489,394)
                                                               ------------   ------------
Total other expense.........................................     (4,049,951)    (3,659,397)
                                                               ------------   ------------
Loss before income taxes....................................     (1,890,760)    (3,252,205)
Income tax benefit..........................................        452,000      1,296,300
                                                               ------------   ------------
Net loss....................................................   $ (1,438,760)  $ (1,955,905)
                                                               ============   ============

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT

                                                          ADDITIONAL
                                                 COMMON    PAID-IN     ACCUMULATED
                                                 STOCK     CAPITAL       DEFICIT        TOTAL
                                                 ------   ----------   -----------   -----------
Balance at inception (November 13, 1995)......    $ --     $     --    $        --   $        --
  Issuance of Common stock....................     900      899,100             --       900,000
  Net loss....................................      --           --     (1,955,905)   (1,955,905)
  Accrued dividends on Preferred Stock, Class
     A........................................      --           --       (695,504)     (695,504)
                                                  ----     --------    -----------   -----------
Balance at September 30, 1996.................     900      899,100     (2,651,409)   (1,751,409)
  Net loss....................................      --           --     (1,438,760)   (1,438,760)
  Accrued dividends on Preferred Stock, Class
     A........................................      --           --       (913,087)     (913,087)
                                                  ----     --------    -----------   -----------
Balance at September 30, 1997.................    $900     $899,100    $(5,003,256)  $(4,103,256)
                                                  ====     ========    ===========   ===========

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEAR ENDED    PERIOD FROM INCEPTION
                                                               SEPTEMBER 30    (NOVEMBER 13, 1995)
                                                                   1997       TO SEPTEMBER 30 1996
                                                               ------------   ---------------------
OPERATING ACTIVITIES
Net loss....................................................   $(1,438,760)        $(1,955,905)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization on property and equipment...     1,621,564           1,511,167
  Amortization on intangible assets.........................       871,627             668,103
  Net loss on disposal of property and equipment............        28,171              34,409
  Deferred income tax.......................................       262,922          (1,230,000)
  Changes in assets and liabilities, net of effects from
     purchases of business:
     Receivables, net.......................................     1,078,569         (11,627,826)
     Inventories............................................    (1,704,118)         12,678,926
     Prepaid expenses.......................................      (177,677)            176,190
     Accounts payable.......................................     7,750,236           6,477,969
     Accrued expenses.......................................       610,022             237,438
     Other liabilities/assets...............................      (398,254)            (43,962)
     Income tax payable/receivable..........................        99,146            (456,825)
                                                               -----------         -----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES..............     8,603,448           6,469,684
INVESTING ACTIVITIES
Payments for purchase of property and equipment.............    (1,187,836)         (1,133,380)
Proceeds from sale of equipment.............................       446,036             335,177
Acquisitions of businesses, net of cash acquired............            --         (15,351,554)
                                                               -----------         -----------
     NET CASH USED IN INVESTING ACTIVITIES..................      (741,800)        (16,149,757)
FINANCING ACTIVITIES
Proceeds from issuance of Common Stock......................            --             900,000
Proceeds from issuance of Preferred Stock, Class A..........            --           8,100,000
Net payments on revolving credit agreement..................    (5,450,217)           (481,468)
Proceeds from issuance of long-term debt....................            --           4,250,000
Repayment of long-term debt.................................    (2,230,136)         (1,277,338)
Principal paid on capital lease obligations.................       (79,288)            (57,538)
                                                               -----------         -----------
     NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES....    (7,759,641)         11,433,656
                                                               -----------         -----------
NET INCREASE IN CASH........................................       102,007           1,753,583
Cash at beginning of period.................................     1,753,583                  --
                                                               -----------         -----------
Cash at end of period.......................................   $ 1,855,590         $ 1,753,583
                                                               ===========         ===========
  Interest paid.............................................   $ 3,692,913         $ 3,399,150
                                                               ===========         ===========
  Income taxes paid.........................................   $        --         $   434,200
                                                               ===========         ===========

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

1.   SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     ITCO Logistics Corporation (formerly known as ITCO Acquisition Company, Inc.) a Delaware corporation was formed on November 13, 1995. At the close of business on November 30, 1995, ITCO Logistics Corporation through its wholly-owned subsidiary ITCO Acquisition Company, Inc. of North Carolina, purchased all the outstanding capital stock of ITCO Holding Company, Inc. ITCO Acquisition Company, Inc. of North Carolina subsequently merged with and changed its name to ITCO Holding Company, Inc. The total cost of acquisition was approximately $21,000,000. The acquisition costs were allocated on the basis of the estimated fair value of the assets acquired and liabilities assumed which totaled approximately $13,500,000. Therefore resulting goodwill of approximately $7,500,000 was recorded. The acquisition was accounted for as a purchase and, accordingly, the results of operations of ITCO Holding Company, Inc. are included in the consolidated operations of the ITCO Logistics Corporation from the date of acquisition.

     ITCO Logistics Corporation and subsidiaries (collectively referred to as the "Company" throughout) are principally engaged in the business of wholesale distribution of car and truck tires and related accessories generally in the eastern part of the United States.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the ITCO Logistics Corporation and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

ACCOUNTING PERIODS

     The Company uses a four, four, five week accounting period for each quarter with a 52 week year ending closest to September 30 of each year. Fiscal year 1997 ended September 26, 1997. Fiscal year 1996 was a stub period from inception (November 13, 1995) to year end which ended September 28, 1996. For purposes of financial statement presentation, each fiscal year is described as having ended on September 30.

USE OF ESTIMATES

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain 1996 financial statements amounts have been reclassified to conform with 1997 classifications. These reclassifications had no affect on net loss or shareholders' equity as previously reported.

ACCOUNTS RECEIVABLE

     Concentrations of credit risk with respect to trade accounts receivable are limited due to the number of entities comprising the Company's customer base. The Company's trade receivables are with companies in the retail and commercial car and truck tire and accessories lines of business. The Company provides credit in the normal course of business and performs ongoing credit evaluations on its customers' financial

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

condition, but generally does not require collateral to support such receivables. The Company also establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. The allowance for doubtful accounts was $664,000 and $758,513 at September 30, 1997 and 1996, respectively, which management believes is adequate to provide for credit loss in the normal course of business.

INVENTORIES

     Inventories consist primarily of tires, custom wheels and accessories and are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

     Property and equipment is stated on the basis of cost.

     Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is provided over the useful life of the asset or the remaining lease term, whichever is shorter. The estimated useful lives of property and equipment are:

Buildings...................................................    20 to 40 years
Furniture and equipment.....................................      3 to 5 years
Transportation equipment....................................           5 years

INTANGIBLE AND LONG-LIVED ASSETS

     Intangible assets relate primarily to the acquisition of wholesale tire distribution businesses and costs involved in arranging and obtaining long-term financing. Amortization is provided on a straight-line basis over the estimated useful lives ranging from three to forty years.

     The carrying values of intangible and long-lived assets are reviewed if facts and circumstances indicate potential impairment of their carrying amount. Any impairment in the carrying value of such assets is recorded when identified.

REVENUE RECOGNITION

     Revenue from product sales is recognized at the time ownership of goods transfers to the customer and the earnings process is complete.

ADVERTISING COSTS

     The cost of advertising is expensed as incurred. The Company incurred $627,456 and $291,843 in advertising costs during the year ended September 30, 1997 and for the period from inception (November 13, 1995) to September 30, 1996, respectively.

INCOME TAXES

     ITCO Logistics Corporation and its wholly-owned subsidiaries file a consolidated federal income tax return and separate state income tax returns. The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Deferred income taxes (benefits) are provided on temporary differences between the financial statement carrying values and the tax bases of assets and liabilities.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

SUPPLIERS

     The Company currently buys the majority of its tires from four suppliers. Although there are a limited number of suppliers of particular brands of tires, management believes that other suppliers could adapt to provide similar tires on comparable terms.

2.   INVENTORIES

     Under security agreements with several suppliers, the Company has pledged all inventories purchased from these suppliers as collateral for amounts owed to them. At September 30, 1997 and 1996, the Company owed approximately $68,721,860 and $66,047,000 to these suppliers, respectively, which was collateralized by approximately $33,217,632 and $30,638,000 in inventories for the respective periods.

3.   PROPERTY AND EQUIPMENT

     Property and equipment at September 30 consists of the following:

                                                                  1997          1996
                                                               -----------   -----------
Land........................................................   $ 2,385,891   $ 2,385,891
Buildings...................................................     6,179,593     5,993,596
Furniture and equipment.....................................     2,789,757     2,134,720
Transportation equipment....................................     1,021,395     2,057,941
Leasehold improvements......................................       801,594       682,904
Land and buildings under capital leases.....................            --       180,000
                                                               -----------   -----------
                                                                13,178,230    13,435,052
Less accumulated depreciation and amortization..............     2,273,229     1,439,735
                                                               -----------   -----------
Property and equipment, net.................................   $10,905,001   $11,995,317
                                                               ===========   ===========

4.   INTANGIBLE ASSETS AND ACQUISITIONS

     Intangible assets consist of the following at September 30:

                                                                  1997          1996
                                                               -----------   -----------
Goodwill....................................................   $15,491,089   $15,308,708
Noncompete agreements.......................................       554,500       554,500
Other.......................................................        55,135        55,135
                                                               -----------   -----------
                                                                16,100,724    15,918,343
Accumulated amortization....................................    (1,539,730)     (668,103)
                                                               -----------   -----------
Intangible assets, net......................................   $14,560,994   $15,250,240
                                                               ===========   ===========

     Amortization expense related to these intangible assets totaled $871,627 and $668,103 during the year ended September 30, 1997 and for the period from inception (November 13, 1995) to September 30, 1996, respectively.

     On January 15, 1996, February 12, 1996, and April 29, 1996, the Company acquired three businesses (Acme, McGriff, and Palmer, respectively), in business combinations accounted for as purchases for an aggregate purchase price of approximately $15,300,000. These businesses are principally engaged in the wholesale distribution of car and truck tires located in Florida (Acme), Alabama, Tennessee (McGriff),

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

and Georgia (Palmer). The results of operations of the three acquired businesses are included in the consolidated operations of the Company from the respective dates of acquisition. Goodwill of approximately $5,100,000 associated with the transactions is being amortized using the straight-line method over fifteen years.

     Assuming the acquisitions had been combined as the beginning of the period, the unaudited consolidated pro forma sales and net loss for the ten month period ended September 30, 1996 would have been $307,682,083 and $(2,495,905), respectively.

5.   REVOLVING CREDIT AGREEMENT

     A subsidiary of the Company has a revolving credit agreement which expires December 1, 1998 and permits borrowings up to $50,000,000, of which $32,122,667 and $37,572,884 were outstanding at September 30, 1997 and 1996, respectively. Borrowings under the agreement cannot exceed the sum of 85% of the subsidiary's total outstanding eligible receivable balances, as defined, and 60% of eligible inventories as defined. Interest is payable at the lesser of prime (8.5% at September 30, 1997) plus 1.25% or LIBOR (6% at September 30, 1997) plus 3.25%. All trade accounts receivable and certain eligible inventories as referenced above are pledged as collateral for the loan. The terms of the agreement require the subsidiary to maintain specific levels of minimum book net worth, minimum current ratio, minimum quarterly earnings and applies restrictions on capital expenditures, cash dividends and other capital distributions as defined. (See
Note 13)

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

6.   LONG-TERM DEBT

     Long-term debt at September 30 consists of the following (ITCO Logistics Corporation is not an obligor on any of the debt):

                                                                  1997         1996
                                                               ----------   ----------
Installment notes payable to suppliers, due through 1998
  with interest at 8.25% to 9.5%; collateralized by
  inventories purchased from these suppliers................   $  520,758   $1,778,282
Installment notes payable to suppliers, due through 1999,
  bearing no interest; collateralized by inventories
  purchased from these suppliers (see below)................    2,750,000    3,081,141
Notes payable to a bank, payable in monthly installments of
  $4,712, which includes interest at the lesser of prime
  plus .75% or the adjusted certificate of deposit base rate
  plus 2.80% but not in excess of 9.85%.....................           --      322,293
Notes payable to a bank, payable in monthly principal and
  interest installments of $14,878 through November 2002
  with a balloon payment due December 2002 for the remaining principal and interest; interest payable at prime (8.5% at
  September 30, 1997) plus .5%; subject to an interest rate
  cap of 10.5% and an interest rate floor of 6% through
  November 1997; collateralized by land and a warehouse with
  a carrying value of $1,192,179............................      720,506      823,785
Notes payable to a bank, payable in monthly principal and
  interest installments of $17,725 through December 2003
  with a balloon payment due December 2003 for the remaining principal and interest; interest payable at prime (8.5% at
  September 30, 1997) plus .75%; subject to an adjustable
  interest rate cap ranging from 8.5% to 9.75% and an
  interest rate floor of 5% through December 2000;
  collateralized by land and a warehouse with a carrying
  value of $1,864,796.......................................    1,252,087    1,353,423
Notes payable to a bank, payable in monthly principal and
  interest installments of $8,040 through July 2004 with a
  balloon payment due July 2004 for the remaining principal
  and interest; interest payable at prime (8.5% at September
  30, 1997) plus .75%; subject to an adjustable interest
  rate cap ranging from 9.5% to 10.25% through July 1999;
  collateralized by land and a warehouse with a carrying
  value of $865,209.........................................      671,367      701,197
Notes payable to a bank, payable in monthly installments of
  $11,905 through May 1999 with a balloon payment due May
  1999 for the remaining principal and interest; interest
  payable at 8.5%; collateralized by land and a warehouse
  with a carrying value of $1,189,796.......................    1,049,286    1,099,317
Notes payable to a finance corporation, payable in monthly
  principal installments of $6,301 plus interest payable at
  prime (8.5% at September 30, 1997) plus 1.25% through June
  2005; secured by an airplane with a carrying value of
  $582,773..................................................      395,594      430,296
                                                               ----------   ----------
Total.......................................................    7,359,598    9,589,734
Less current maturities.....................................    2,038,463    1,999,754
                                                               ----------   ----------
Long-term debt..............................................   $5,321,135   $7,589,980
                                                               ==========   ==========

     As part of the Company's normal operating activities, a subsidiary of the Company obtained a supplier loan which had an aggregate outstanding balance of $2,750,000 at September 30, 1997. As part of the loan agreements, the subsidiary is required to purchase an annual minimum amount of inventory from the supplier in exchange for an interest-free loan. If the subsidiary does not purchase the minimum level of inventory from the supplier, interest will accrue at prime plus 1%.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

     The Company estimates that the fair value of notes payable approximates the carrying value based upon its effective current borrowing rate for debt with similar terms and remaining maturities. Disclosure about fair value of financial instruments is based upon information available to management as of September 30, 1997. Although management is not aware of any factors that would significantly affect the fair value of amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since September 30, 1997.

     Principal maturities of long-term debt for years subsequent to September 30, 1997 are as follows:

1998........................................................   $2,038,463
1999........................................................    2,933,922
2000........................................................      367,064
2001........................................................      401,316
2002........................................................      438,770
Thereafter..................................................    1,180,063
                                                               ----------
Total.......................................................   $7,359,598
                                                               ==========

7.   EMPLOYEE BENEFIT PLANS

     A subsidiary of the Company sponsors the ITCO Holding Company 401(k) Plan (the "401(k) Plan") for substantially all employees. The subsidiary matches 50% of eligible employees' contributions to the 401(k) Plan up to 4% of that individual's salary. The subsidiary also pays certain other expenses of the 401(k) Plan as determined by the Board of Directors. Total subsidiary contributions to the 401(k) Plan amounted to $234,531 and $194,443 for the year ended September 30, 1997 and for the period from inception (November 13, 1995) to September 30, 1996, respectively.

8.   INCOME TAXES

     Income tax benefit is comprised of the following at September 30:

                                                                  1997          1996
                                                               -----------   -----------
Current benefit:
  Federal...................................................   $  (638,400)  $  (949,800)
  State.....................................................       (91,600)     (152,400)
                                                               -----------   -----------
Total current benefit.......................................      (730,000)   (1,102,200)
Deferred benefit:
  Federal...................................................       242,300      (166,600)
  State.....................................................        35,700       (27,500)
                                                               -----------   -----------
Total deferred expense (benefit)............................       278,000      (194,100)
                                                               -----------   -----------
Total income tax benefit....................................   $  (452,000)  $(1,296,300)
                                                               ===========   ===========

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

     A reconciliation of the federal statutory rate to the pretax loss for the year ended September 30 are as follows:

                                                                  1997          1996
                                                               -----------   -----------
Statutory rate..............................................   $   642,900   $ 1,105,800
Non-deductible goodwill and other certain expenses..........      (116,400)      (91,400)
State income tax benefit....................................        69,000       134,000
Other.......................................................      (143,500)      147,900
                                                               -----------   -----------
Income tax benefit..........................................   $   452,000   $ 1,296,300
                                                               ===========   ===========

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The balances of deferred income tax accounts at September 30, are as follows:

                                                                  1997         1996
                                                               ----------   ----------
Net current deferred income tax assets relate to:
  Allowance for doubtful accounts...........................   $  271,000   $  256,800
  Inventory capitalization..................................      675,100      713,700
  Accrued expenses..........................................      (27,000)          --
  Covenant amortization.....................................      (23,000)          --
  Inventory obsolescence....................................      111,500           --
  Self-insurance reserves...................................     (106,400)      40,000
  Rebate allowance..........................................       73,000       77,000
  Section 481 adjustment....................................           --       (5,000)
                                                               ----------   ----------
Subtotal....................................................      974,200    1,082,500
  Net operating loss carrybacks/forwards....................      200,000    1,045,200
                                                               ----------   ----------
Total.......................................................   $1,174,200   $2,127,700
                                                               ==========   ==========
Net non-current deferred income tax assets (liabilities)
  relate to:
  Depreciation..............................................   $  (68,300)  $ (186,400)
  Section 481 adjustment....................................       87,900       87,900
  Deferred gain.............................................       (1,900)      19,000
  Capital leases............................................           --       19,500
                                                               ----------   ----------
Subtotal....................................................       17,700      (60,000)
  Net operating loss carrybacks/forwards....................      613,200           --
                                                               ----------   ----------
Total.......................................................   $  630,900   $  (60,000)
                                                               ==========   ==========

     At September 30, 1997, the Company had net operating loss carryforwards of approximately $2 million for income tax purposes. If not used, these carryforwards begin to expire in 2011.

9.   COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Company has various operating lease agreements for warehouse facilities, office equipment, transportation equipment and other facilities.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

     Future minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms of one year or more, consist of the following at September 30, 1997:

                                                   OPERATING
                                                    LEASES
                                                  -----------
1998...........................................   $ 4,703,300
1999...........................................     4,189,224
2000...........................................     2,875,090
2001...........................................     1,846,174
2002...........................................     1,775,712
Thereafter.....................................     5,146,550
                                                  -----------
                                                  $20,536,050
                                                  ===========

     Total rent expense was approximately $5,858,923 and $4,777,600 for the year ended September 30, 1997 and for the period from inception (November 13, 1995) to September 30, 1996, respectively.

     In March 1997, a subsidiary of the Company entered into a master lease agreement with a major trucking company. The terms of the lease include the leasing of 213 vehicles for lease terms ranging from 24-78 months. Monthly lease payments are based on a fixed charge plus a charge for mileage. The lease is cancelable by either party with a 120 day notice. Rental expense incurred during 1997 from this master lease agreement totaled $842,254.

LITIGATION

     The Company is involved in litigation primarily arising in the normal course of its business. In the opinion of management, the Company's liability, if any, or the Company's recovery, if any, under any pending litigation would not materially affect its financial position or results of operations.

10. PREFERRED STOCK

     The Company has authorized 50,000 shares of preferred stock, $.01 par value, of which 16,200 have been designated Class A preferred stock.

     The Company's Class A preferred stock is convertible at the discretion of the Company for 10% Debentures to be used by the Company at the rate of $1,000 principal amount of Debentures for each $1,000 of liquidation preference of Class A preferred stock being exchanged. Cumulative dividends accrue quarterly at the rate of 10% per annum per share and are payable in cash or additional Class A preferred stock at the option of the Company. The Class A preferred stock has a liquidation preference of $1,000 per share and a par value of $0.01 per share. The Class A preferred stock shall be redeemed on or before the earlier to occur of (a) December 1, 2005, or (b) 90 days following a change in control of the Company. The Class A preferred stock may be redeemed at the option of the Company, at any time as a whole or from time to time in part, at a cash redemption price per share equal to $1,000 per share plus accrued and unpaid dividends. The holders of the Class A preferred stock are not entitled to vote on any matter submitted to a vote of stockholders. Cumulative accrued dividends on preferred stock at September 30, 1997 were $1,608,591 and is included in preferred stock. Accrued dividends for the year ended September 30, 1997 and the ten months ended September 30, 1996 were $913,087, or $113 per share and $695,504, or $86 per share, respectively.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

11. SHAREHOLDERS' DEFICIT

STOCK APPRECIATION RIGHTS

     During 1995, 1996 and 1997, the Company granted 11,850 stock appreciation rights ("SARs") to officers and directors of the Company with respect to shares of the Common Stock of ITCO Logistics Corporation ("Parent Company"). The SARs entitle an optionee to surrender unexercised Parent Company SARs for cash equal to the excess of the fair market value of the Parent Company shares over the stated value of the SARs, which is $0.01 per share. The amount payable upon exercise of the SAR's will be paid by the Company. Any Parent Company SARs that are available for awards that are not utilized in a given year will be available for use in subsequent years. The SARs vest 20% per year over five years. Certain restrictions apply to these granted SARs. The vested SARs may be exercised by each individual only upon the occurrence of one of the following events: (i) the consummation of an IPO of the Parent Company Common Stock; (ii) the consummation of a merger of the Parent Company; (iii) the sale of substantially all of the Parent Company's assets; or (iv) the sale by the primary shareholder of the Parent Company of all or any portion of its investment in the Parent Company. No SARs have been exercised as of September 30, 1997.

12. RELATED PARTY TRANSACTIONS

     On November 30, 1995, a subsidiary the Company entered into a financial advisory agreement with the primary shareholder of the Company whereby the subsidiary agreed to pay the primary shareholder of the Company a quarterly management fee of $75,000 over five years beginning November 30, 1995 as compensation for its continuing financial advisory services. During the year ended September 30, 1997 and the period from inception (November 13, 1995) to September 30, 1996, management fees of approximately $300,000 and $250,000, respectively, (included in selling, general and administrative expenses) were incurred and paid to the primary shareholder of the Company.

13. SUBSEQUENT EVENTS

     On January 14, 1998, a subsidiary of the Company executed an amendment to the revolving credit agreement described in Note 5. In the amendment, the subsidiary and a financial institution agreed to amend certain financial covenants and defined terms in the revolving credit agreement and extend the term to December 1, 1999, among other items.

14. EVENT (UNAUDITED) SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT

     On March 10, 1998, the Company and J. H. Heafner Company, Inc. ("Heafner") entered into a merger agreement. On May 20, 1998, a newly formed subsidiary of Heafner was merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Heafner (the "ITCO merger"). The total consideration paid to the stockholders of the Company in connection with the ITCO merger was $18 million in cash plus 1,400,667 newly issued shares of Class B common stock, $.01 par value of Heafner and $1.1 million paid to the holders of the Company's stock appreciation rights.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
ITCO Holding Company
and Subsidiaries
Wilson, North Carolina

     We have audited the accompanying consolidated statements of earnings, stockholders' equity and cash flows of ITCO Holding Company and subsidiaries (the "Company") for the year ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the results of the operations and cash flows of ITCO Holding Company and subsidiaries for the year ended September 30, 1995 in conformity with generally accepted accounting principles.

/s/ Deloitte and Touche LLP

Raleigh, North Carolina
December 7, 1995

                     ITCO HOLDING COMPANY AND SUBSIDIARIES

                       CONSOLIDATED STATEMENT OF EARNINGS
                         YEAR ENDED SEPTEMBER 30, 1995

SALES.......................................................   $294,113,425
Cost of Sales...............................................    257,039,830
                                                               ------------
Gross profit................................................     37,073,595
Selling and Administrative Expenses (Notes 2, 3 and 6)......     34,177,603
                                                               ------------
Income from Operations......................................      2,895,992
  Other Income (Expenses):
  Interest expense (Notes 2 and 6)..........................     (3,045,366)
  Interest income...........................................        807,594
  Rental income (Note 6)....................................        434,440
Other, net..................................................       (343,785)
                                                               ------------
TOTAL OTHER EXPENSES........................................     (2,147,117)
                                                               ------------
Income Before Taxes.........................................        748,875
Income Taxes (Note 4).......................................       (121,000)
                                                               ------------
NET INCOME..................................................   $    627,875
                                                               ============

                See notes to consolidated financial statements.

                     ITCO HOLDING COMPANY AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                         YEAR ENDED SEPTEMBER 30, 1995

                                                                                       TOTAL
                                                           COMMON     RETAINED     STOCKHOLDERS'
                                                            STOCK     EARNINGS        EQUITY
                                                           -------   -----------   -------------
Balance, October 1, 1994................................   $32,118   $10,894,835    $10,926,953
Net income..............................................                 627,875        627,875
                                                           -------   -----------    -----------
Balance, September 30, 1995.............................   $32,118   $11,522,710    $11,554,828
                                                           =======   ===========    ===========

                See notes to consolidated financial statements.

                     ITCO HOLDING COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1995

OPERATING ACTIVITIES:
Cash received from customers................................   $ 289,193,721
Cash paid to suppliers and employees........................    (286,707,646)
Interest received...........................................         807,594
Interest paid...............................................      (3,001,784)
Income taxes paid...........................................        (163,319)
Net cash paid to stockholders and affiliates................         (20,765)
                                                               -------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES.................         107,801
                                                               -------------
INVESTING ACTIVITIES:
Payments for purchase of property and equipment.............        (868,764)
Proceeds from sale of equipment.............................         200,821
                                                               -------------
  NET CASH USED IN INVESTING ACTIVITIES.....................        (667,943)
                                                               -------------
FINANCING ACTIVITIES:
Net increase in short-term borrowings.......................       1,187,061
Proceeds from issuance of long-term debt....................       1,000,000
Repayment of long-term debt.................................      (1,127,681)
Principal paid on capital lease obligations.................        (192,562)
                                                               -------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES.................         866,818
                                                               -------------
NET INCREASE IN CASH........................................         306,676
Cash, beginning of year.....................................       1,283,848
                                                               -------------
Cash, end of year...........................................   $   1,590,524
                                                               =============
RECONCILIATION OF NET INCOME TO NET CASH USED IN OPERATING
  ACTIVITIES
Net income..................................................   $     627,875
Adjustments to reconcile net income to net cash used in
  operating activities:
  Depreciation..............................................       1,167,109
  Provision for deferred income taxes.......................        (335,000)
  Amortization of noncompete agreements.....................          31,223
  Amortization of goodwill..................................         114,624
  Net gain on disposals of property and equipment...........         (40,497)
  Changes in assets and liabilities:
     Receivables, net.......................................      (4,583,109)
     Inventories............................................      (3,561,870)
     Prepaid expenses.......................................         124,705
     Other assets...........................................        (969,588)
     Accounts payable and accrued expenses..................       7,239,648
     Income taxes payable...................................         292,681
                                                               -------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES..............   $     107,801
                                                               =============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     During 1995, the Company reached an agreement with a third party to settle a dispute regarding unpaid amounts owed by the Company under a noncompete agreement. As part of the agreement, $125,000 of the unpaid amount was forgiven. Accordingly, the noncompete asset and related liability were decreased by $125,000 with no effect on cash.

                See notes to consolidated financial statements.

                     ITCO HOLDING COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         YEAR ENDED SEPTEMBER 30, 1995

1.   BASIS OF PRESENTATION AND ACCOUNTING POLICIES

BASIS OF PRESENTATION

     ITCO Holding Company and subsidiaries (the "Company") is principally engaged in the business of wholesale distribution of car and truck tires, custom wheels and related accessories. The accompanying consolidated financial statements include the accounts of the Company and its four wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

SIGNIFICANT ACCOUNTING POLICIES

     The significant policies are summarized below:

     a. Cash and Cash Equivalents -- For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 1995.

     b. Inventories -- Inventories consist primarily of tires, custom wheels and accessories and are stated at the lower of cost (first-in, first-out method) or market.

     c. Property and Equipment -- Depreciation and amortization are provided using the declining-balance and straight-line methods. Amortization of leasehold improvements and assets under capital leases is provided over the useful life of the asset or the remaining lease term, whichever is shorter. The estimated useful lives of property and equipment are:

Buildings...................................................  20 to 40 years
Furniture and equipment.....................................    3 to 5 years
Transportation equipment....................................         5 years
Leasehold improvements......................................   3 to 10 years
Buildings under capital leases..............................   8 to 20 years
Equipment under capital leases..............................    3 to 5 years

     d. Revenue Recognition -- Revenue from product sales is recognized at the time ownership of goods transfers to the customer and the earnings process is complete.

     e. Income Taxes -- The Company and its wholly-owned subsidiaries file a consolidated federal and separate state income tax returns. The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, in 1994. Deferred income taxes (benefits) are provided on temporary differences between the financial statement carrying values and the tax bases of assets and liabilities.

     f. Fiscal Year -- The Company's fiscal year ends on the Saturday closest to the end of September. The financial statements for the year ended September 30, 1995 cover a period of 53 weeks.

     g. Other Assets -- Other assets include intangible assets related to the Company's 1992 acquisition of Luke Floyd Tire and Douglas Duggin Incorporated and the Company's 1995 acquisition of Volume Tire Company, Inc., and are being amortized using the straight line method. The estimated useful lives of these intangible assets are:

Goodwill....................................................      20 years
Noncompete agreements.......................................  3 to 5 years

                     ITCO HOLDING COMPANY AND SUBSIDIARIES

                         YEAR ENDED SEPTEMBER 30, 1995

2.   RELATED PARTY TRANSACTIONS

     The Company has lease agreements with two companies, Viking Development Company ("Viking") and TAG Development Company ("TAG"), that are owned by a stockholder/officer of the Company. Such leases provide for the rental of the Company's headquarters, main warehouse and several other warehouses. Rents paid to Viking and TAG on operating leases totaled $982,198 during fiscal year 1995. Principal and interest paid to Viking on capital leases totaled $92,291 in fiscal year 1995. See also Note 6.

3.   EMPLOYEE BENEFIT PLANS

     The Company sponsors the ITCO Holding Company 401(k) Plan (the "Plan") for substantially all employees. The Company matches 50% of eligible employees' contributions to the Plan up to 4% of that individual's salary. The Company also pays certain other expenses of the Plan as determined by the Board of Directors. The Company contributed $183,995 to the Plan and paid $16,946 in administrative expenses for fiscal year ended in 1995.

     The Company sponsors the ITCO Holding Company Employee Stock Ownership Plan (the "ESOP") a non-contributory employee stock ownership plan for substantially all employees. The Company makes annual contributions as determined by the Board of Directors to a trust for the exclusive benefit of participating employees. The Company also pays certain expenses of the ESOP as determined by the Board of Directors. The Company contributed $94,650 to the ESOP and paid $12,802 in administrative expenses for fiscal year ended in 1995.

4.   INCOME TAXES

     The Company accounts for income taxes in accordance with SFAS No. 109. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

     The provision for income taxes includes the following:

Currently payable:
  Federal...................................................   $   373,000
  State.....................................................        83,000
                                                               -----------
Total currently payable.....................................       456,000
                                                               -----------
Deferred expense (benefit):
  Federal...................................................      (292,000)
  State.....................................................       (43,000)
                                                               -----------
Total deferred expense (benefit)............................      (335,000)
                                                               -----------
Total taxes on income.......................................   $   121,000
                                                               ===========

     For the year ended September 30, 1995, reported income tax expense differs from income tax expense that would result from applying the federal statutory rate to pretax income due primarily to state income taxes net of federal benefits, certain expenses not deductible for tax purposes and other miscellaneous adjustments.

                     ITCO HOLDING COMPANY AND SUBSIDIARIES

                         YEAR ENDED SEPTEMBER 30, 1995

5.   DEFERRED REVENUE

     Deferred revenue consists primarily of non-compete agreements related to the sale of previous operations and is being amortized over the five year life of the agreements. The Company recognized income on the amortization of the agreements of $48,777 for fiscal year 1995.

6.   COMMITMENTS AND CONTINGENCIES

CAPITAL AND OPERATING LEASES

     The Company has various capital and operating lease agreements for warehouse facilities, office equipment, transportation equipment and retail outlets, including several with related parties (Note 2). Rents charged to operations in fiscal year 1995 was $4,003,975.

     The Company subleases four retail locations to unrelated third parties. These subleases expire from August of 1997 to January of 2000 and provide for minimum sublease rentals of $188,060 in 1996, $182,120 in 1997, $48,950 in 1998,
$45,500 in 1999 and $45,500 in 2000. Rental income recorded in fiscal 1995 under these subleases was $434,440.

7.   LITIGATION

     The Company is involved in litigation primarily arising in the normal course of its business. In the opinion of management, the Company's liability, if any, or the Company's recovery, if any, under any pending litigation would not materially affect its financial position or results of operations.

8.   SUBSEQUENT EVENTS

     ITCO Acquisition Company of North Carolina, Inc. ("Merger Subsidiary") was incorporated in the State of North Carolina in November 1995. The Merger Subsidiary is a wholly-owned subsidiary of ITCO Acquisition Company, Inc. ("Purchaser"), a Delaware corporation. On November 30, 1995, the Purchaser acquired all of the outstanding capital stock of the Company by means of a merger of the Merger Subsidiary with and into the Company for an aggregate purchase price of $18,114,834 (the "Acquisition").

     Pursuant to the Acquisition, the Company was released as guarantor of all loans on behalf of Viking, TAG and a stockholder/officer of the Company; all of the outstanding capital stock of L&N (an affiliate) was transferred to the Company; and the Company increased its credit facility from $30,000,000 to $50,000,000.

     The aforementioned stockholder/officer's share of the purchase price was reduced by the fair market value of assets distributed to such stockholder/officer and the amounts receivable by the Company from such stockholder/officer. The total of the purchase price reduction was $1,066,237. Additionally, the Company and either TAG or Viking entered into new long-term real estate leases with respect to nine properties currently leased by the Company.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                  MAY 20, 1998

ASSETS
Current assets:
  Cash......................................................   $  1,204,497
  Receivables:
     Trade, net of allowance for doubtful accounts of
      $1,463,486............................................     42,822,098
     Other including supplier rebates.......................      6,093,492
                                                               ------------
                                                                 50,120,087
  Inventories...............................................     52,988,948
  Deferred income tax asset.................................      1,558,631
  Prepaid expenses..........................................        740,590
                                                               ------------
Total current assets........................................    105,408,256
Property and equipment, net.................................     10,310,418
Goodwill, net...............................................     13,962,907
Other assets................................................      1,134,498
Deferred income tax asset...................................        457,991
                                                               ------------
Total assets................................................   $131,274,070
                                                               ============
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................   $ 86,986,319
  Accrued expenses..........................................      3,555,930
  Current maturities of long-term debt......................      4,828,972
  Income tax payable........................................      1,024,542
                                                               ------------
Total current liabilities...................................     96,395,763
Revolving credit agreement..................................     26,254,556
Long-term debt..............................................      1,471,858
                                                               ------------
Total liabilities...........................................    124,122,177
Commitments and contingencies
  Preferred stock, Class A, $0.01 par value; $1,000 stated
     value; 50,000 shares authorized; 8,100 shares issued
     and outstanding........................................     10,370,090
Shareholders' deficit:
  Common stock, $0.01 par value; 250,000 shares authorized;
     93,000 shares issued and outstanding...................            930
  Additional paid in capital................................      1,599,070
  Accumulated deficit.......................................     (4,818,197)
                                                               ------------
Total shareholders' deficit.................................     (3,218,197)
                                                               ------------
Total liabilities and shareholders' deficit.................   $131,274,070
                                                               ============

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               PERIOD ENDED   EIGHT MONTHS
                                                                 MAY 20,      ENDED MAY 31,
                                                                   1998           1997
                                                               ------------   -------------
Sales.......................................................   $232,277,464   $225,804,195
Cost of sales...............................................    198,701,340    194,202,890
                                                               ------------   ------------
Gross profit................................................     33,576,124     31,601,305
Selling, general and administrative expenses................     29,956,972     31,097,067
                                                               ------------   ------------
Income (loss) from operations...............................      3,619,152        504,238
Other income (expense):
  Interest expense..........................................     (2,352,238)    (2,344,975)
  Rental income.............................................        265,137        239,207
  Other, net................................................        125,607       (174,473)
                                                               ------------   ------------
Total other expense.........................................     (1,961,494)    (2,280,241)
                                                               ------------   ------------
Income (loss) before income taxes...........................      1,657,658     (1,776,003)
Income tax (expense) benefit................................       (811,100)       700,000
                                                               ------------   ------------
Net income (loss)...........................................   $    846,558   $ (1,076,003)
                                                               ============   ============

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

           UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT

                                                         ADDITIONAL
                                                COMMON    PAID-IN     ACCUMULATED
                                                STOCK     CAPITAL       DEFICIT        TOTAL
                                                ------   ----------   -----------   -----------
Balance at September 30, 1997................    $900    $  899,100   $(5,003,256)  $(4,103,256)
  Net income.................................      --            --       846,558       846,558
  Issuance of common stock...................      30       699,970            --       700,000
  Accrued dividends on Preferred Stock, Class
     A.......................................      --            --      (661,499)     (661,499)
                                                 ----    ----------   -----------   -----------
Balance at May 20, 1998......................    $930    $1,599,070   $(4,818,197)  $(3,218,197)
                                                 ====    ==========   ===========   ===========

                                                          ADDITIONAL
                                                 COMMON    PAID-IN     ACCUMULATED
                                                 STOCK     CAPITAL       DEFICIT        TOTAL
                                                 ------   ----------   -----------   -----------
Balance at September 30, 1996.................    $900     $899,100    $(2,651,409)  $(1,751,409)
  Net loss....................................      --           --     (1,076,003)   (1,076,003)
  Accrued dividends on Preferred Stock, Class
     A........................................      --           --       (599,286)     (599,286)
                                                  ----     --------    -----------   -----------
Balance at May 31, 1997.......................    $900     $899,100    $(4,326,698)  $(3,426,698)
                                                  ====     ========    ===========   ===========

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       PERIOD ENDED MAY 20, 1998 AND THE
                        EIGHT MONTHS ENDED MAY 31, 1997

                                                                PERIOD ENDED    EIGHT MONTHS
                                                                  MAY 20,       ENDED MAY 31,
                                                                    1998            1997
                                                                ------------    -------------
OPERATING ACTIVITIES
Net income (loss)...........................................    $   846,558      $(1,076,003)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization on property and equipment...      1,017,841        1,105,496
  Amortization on intangible assets.........................        598,087          577,684
  Non-cash charge (Note 3)..................................        670,000               --
  Net (gain) loss on disposal of property and equipment.....       (182,903)          55,471
  Deferred income tax.......................................       (211,500)          13,743
  Changes in assets and liabilities:
     Receivables, net.......................................      1,012,037        4,213,065
     Inventories............................................     (9,801,037)       3,733,339
     Prepaid expenses.......................................       (212,280)        (374,594)
     Accounts payable.......................................     11,839,844        4,812,251
     Accrued expenses.......................................        469,526          427,020
     Other liabilities/assets...............................       (584,574)        (482,335)
     Income tax payable/receivable..........................      1,024,542         (539,920)
                                                                -----------      -----------
Net cash provided by operating activities...................      6,486,141       12,465,217
INVESTING ACTIVITIES
Expenditures for property and equipment.....................       (711,103)      (1,032,581)
Proceeds from sale of property and equipment................        470,748          446,036
                                                                -----------      -----------
Net cash used in investing activities.......................       (240,355)        (586,545)
FINANCING ACTIVITIES
Net payments on revolving credit agreement..................     (5,868,111)      (8,374,507)
Repayment of long-term debt.................................     (1,058,768)      (3,316,311)
Proceeds from issue of common stock.........................         30,000               --
Principal paid on capital lease obligations.................             --          (74,177)
                                                                -----------      -----------
Net cash used in financing activities.......................     (6,896,879)     (11,764,995)
                                                                -----------      -----------
Net increase in cash........................................       (651,093)         113,677
Cash at beginning of period.................................      1,855,590        1,753,583
                                                                -----------      -----------
Cash at end of period.......................................    $ 1,204,497      $ 1,867,260
                                                                ===========      ===========
Interest paid...............................................    $ 2,395,411      $ 2,243,826
                                                                ===========      ===========
Income taxes paid...........................................    $    11,558      $        --
                                                                ===========      ===========

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

          NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 20, 1998

1.   SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     ITCO Logistics Corporation and subsidiaries (the "Company") are principally engaged in the business of wholesale distribution of car and truck tires and related accessories generally in the eastern part of the United States.

BASIS OF PRESENTATION

     The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period ended May 20, 1998 are not necessarily indicative of the results that may be expected for the year ending September 30, 1998. For further information, refer to the audited consolidated financial statements and notes thereto for the year ended September 30, 1997 included elsewhere in this document.

2.   MERGER

     On March 10, 1998, the Company and J. H. Heafner Company, Inc. ("Heafner") entered into a merger agreement. On May 20, 1998, a newly formed subsidiary of Heafner was merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Heafner (the "ITCO merger"). The total consideration paid to the stockholders of the Company in connection with the ITCO merger was $18 million in cash plus 1,400,667 newly issued shares of Class B common stock, $.01 par value of Heafner and $1.1 million paid to the holders of the Company's stock appreciation rights.

3.   STOCK PURCHASE AGREEMENT

     In January 1998, the Company entered into a stock purchase agreement in which two employees acquired 3,000 shares of common stock at $10.00 per share. In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), the transaction resulted in a non-cash charge of approximately $670,000 (which is included in selling, general and administrative expenses), based upon the estimated fair value of the stock at the date of issuance.

4.   INCOME TAXES

     The major contributing factor for the difference between the federal statutory rate and the effective rate for the period ended May 20, 1998 is non-deductible goodwill.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
The Speed Merchant, Inc.:

     We have audited the accompanying balance sheets of The Speed Merchant, Inc. as of October 31, 1996 and 1997, and the related statements of income and retained earnings and cash flows for each of the years in the three-year period ended October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Speed Merchant, Inc. as of October 31, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended October 31, 1997, in conformity with generally accepted accounting principles.

/s/ KPMG LLP

Mountain View, California
December 23, 1997, except as to Note 10, which is as of January 21, 1998

                            THE SPEED MERCHANT, INC.

                                 BALANCE SHEETS

                                                               OCTOBER 31,
                                                        -------------------------    APRIL 30,
                                                           1996          1997          1998
                                                        -----------   -----------   -----------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash...............................................   $    17,139       841,623       879,380
  Short-term investments.............................       409,184        71,451         8,257
  Accounts receivable, net of allowance of $118,910,
     $251,313, and $234,171, respectively............    15,250,571    12,509,038    15,327,527
  Current portion of related party notes
     receivable......................................       447,971        61,658        65,747
  Other receivables..................................       434,377       333,221       286,217
  Current portion of net investment in direct
     financing leases................................       125,749       294,297       317,712
  Inventories........................................    25,242,274    25,582,340    29,891,817
  Prepaid expenses...................................       182,495       174,327       181,021
  Deferred income taxes..............................       349,091       413,226       413,226
                                                        -----------   -----------   -----------
     Total current assets............................    42,458,851    40,281,181    47,370,904
Net investment in direct financing leases, less
  current portion....................................       260,217       397,103       302,052
Property and equipment, net..........................     2,516,602     5,006,583     6,506,136
Related party notes receivable, less current
  portion............................................       336,318       782,639       835,104
Other assets.........................................       151,600       206,653       412,336
                                                        -----------   -----------   -----------
Total assets.........................................   $45,723,588    46,674,159    55,426,532
                                                        ===========   ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit.....................................   $ 1,405,826            --     2,719,240
  Current portion of trade notes payable.............     1,034,000       603,110     1,433,566
  Current portion of long-term obligations...........        48,852       111,113       209,918
  Related party note payable.........................       115,237       158,151       211,896
  Accounts payable...................................    31,548,656    31,132,210    32,980,159
  Accrued liabilities................................     3,117,556     2,909,348     2,829,131
  Income taxes payable...............................       361,867       484,132       540,752
                                                        -----------   -----------   -----------
     Total current liabilities.......................    37,631,994    35,398,064    40,924,662
Trade notes payable, less current portion............     3,762,000     3,038,890     2,509,990
Long-term obligations, less current portion..........       108,311     1,699,037     2,885,430
Deferred income taxes................................       204,901       241,766       241,766
                                                        -----------   -----------   -----------
     Total liabilities...............................    41,707,206    40,377,757    46,561,848
                                                        -----------   -----------   -----------
Shareholders' equity:
  Common stock, $1.00 par value; 1,000,000 shares
     authorized; 14,118 shares issued and
     outstanding.....................................       405,869       405,869       405,869
  Retained earnings..................................     3,610,513     5,890,533     8,458,815
                                                        -----------   -----------   -----------
     Total shareholders' equity......................     4,016,382     6,296,402     8,864,684
                                                        -----------   -----------   -----------
Commitments
     Total liabilities and shareholders' equity......   $45,723,588    46,674,159    55,426,532
                                                        ===========   ===========   ===========

                See accompanying notes to financial statements.

                            THE SPEED MERCHANT, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                           SIX-MONTH PERIODS ENDED
                                      YEARS ENDED OCTOBER 31,                     APRIL 30,
                             ------------------------------------------   -------------------------
                                 1995           1996           1997          1997          1998
                             ------------   ------------   ------------   -----------   -----------
                                                                                 (UNAUDITED)
Sales......................  $107,683,262   $122,930,224   $122,410,452   $56,588,551   $67,578,573
Cost of goods sold.........    88,363,232    101,355,329     98,289,369    45,294,460    49,013,332
                             ------------   ------------   ------------   -----------   -----------
  Gross profit.............    19,320,030     21,574,895     24,121,083    11,294,091    18,565,241
Operating expenses.........    17,785,957     18,659,917     20,087,450     9,580,158    13,963,007
                             ------------   ------------   ------------   -----------   -----------
  Income from operations...     1,534,073      2,914,978      4,033,633     1,713,933     4,602,234
Other income (expense):
  Interest expense, net....      (298,461)       (44,628)      (155,477)      (83,812)     (227,275)
  Other income (expense),
     net...................        33,397       (117,459)       (67,136)      (29,384)      (97,358)
                             ------------   ------------   ------------   -----------   -----------
  Income before income
     taxes and minority
     interest..............     1,269,009      2,752,891      3,811,020     1,600,737     4,277,601
Income taxes...............       537,000      1,070,000      1,531,000       637,493     1,709,319
                             ------------   ------------   ------------   -----------   -----------
  Income before minority
     interest..............       732,009      1,682,891      2,280,020       963,244     2,568,282
Minority interest..........         6,329          2,818             --            --            --
                             ------------   ------------   ------------   -----------   -----------
  Net income...............       725,680      1,680,073      2,280,020       963,244     2,568,282
Retained earnings:
  Beginning of
     year/period...........     1,204,760      1,930,440      3,610,513     3,610,513     5,890,533
                             ------------   ------------   ------------   -----------   -----------
  End of year/period.......  $  1,930,440   $  3,610,513   $  5,890,533   $ 4,573,757   $ 8,458,815
                             ============   ============   ============   ===========   ===========

                See accompanying notes to financial statements.

                            THE SPEED MERCHANT, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                   SIX-MONTH PERIODS ENDED
                                                                YEARS ENDED OCTOBER 31,                   APRIL 30,
                                                        ---------------------------------------   -------------------------
                                                           1995          1996          1997          1997          1998
                                                        -----------   -----------   -----------   -----------   -----------
                                                                                                         (UNAUDITED)
Cash flows from operating activities:
  Net income..........................................  $   725,680     1,680,073     2,280,020       963,244     2,568,282
  Adjustments to reconcile net income to net cash
    (used in) provided by operating activities:
    Depreciation and amortization.....................      337,647       403,807       483,746       203,283       327,796
    Allowance for doubtful accounts...................        5,114        48,025       132,403        61,925       (17,142)
    Minority interest.................................        6,329         2,818            --            --            --
    Loss on partnership dissolution...................           --        40,773            --            --            --
    Increase in cash value of life insurance..........           --            --       (64,615)           --       (34,647)
    Deferred income taxes.............................       95,000       (11,265)      (27,270)           --            --
    Financing revenue received under leases...........           --       (24,924)     (102,755)      (48,165)      (37,375)
    Changes in operating assets and liabilities:
      Accounts receivable.............................   (4,617,842)   (3,751,395)    2,609,130     3,108,839    (2,721,842)
      Other receivables...............................   (1,048,046)      755,238       101,156       326,481        75,318
      Inventories.....................................   (1,706,660)   (3,177,815)     (340,066)    3,168,693    (3,120,347)
      Prepaid expenses................................      (64,911)      (19,178)        8,168        (3,902)        9,005
      Accounts payable................................    3,518,485     7,362,351      (416,446)   (4,614,279)    1,816,658
      Accrued liabilities.............................      410,791     1,267,692      (208,208)   (1,309,177)     (395,134)
      Income taxes payable............................      114,921        68,439       122,265       (61,692)       56,620
                                                        -----------   -----------   -----------   -----------   -----------
        Net cash (used in) provided by operating
          activities..................................   (2,223,492)    4,644,639     4,577,528     1,795,250    (1,472,808)
                                                        -----------   -----------   -----------   -----------   -----------
Cash flows from investing activities:
  Change in short-term investments....................           --      (409,184)      337,733       384,576        63,194
  Purchase of property and equipment..................     (788,369)     (224,496)   (2,943,468)   (2,255,571)     (654,048)
  Purchase of equipment to be leased..................           --      (430,440)     (545,578)     (330,718)      (90,507)
  Purchase of property and equipment in connection
    with acquisition..................................           --            --            --            --      (828,104)
  Purchase of net current assets in connection with
    acquisition.......................................           --            --            --            --      (519,750)
  Payments received under direct financing leases.....           --        69,398       342,899       148,976       199,518
  Other assets........................................      (57,422)           --        26,629        19,703       (17,726)
                                                        -----------   -----------   -----------   -----------   -----------
        Net cash used in investing activities.........     (845,791)     (994,722)   (2,781,785)   (2,033,034)   (1,847,423)
                                                        -----------   -----------   -----------   -----------   -----------
  Cash flows from financing activities:
  Borrowings (payments) under line of credit..........    2,469,406    (3,013,497)   (1,405,826)     (368,887)    2,719,240
  Borrowings under long-term obligations, net of
    costs.............................................           --            --     1,687,775     1,610,904       990,000
  Payments on long-term obligations...................     (436,566)      (62,246)      (82,114)      (24,121)      (49,999)
  Change in related party notes receivable and
    payable, net......................................     (132,886)     (307,915)      (17,094)      (87,608)       (2,809)
  Payments on trade notes payable.....................     (932,558)     (384,000)   (1,154,000)     (842,000)     (298,444)
                                                        -----------   -----------   -----------   -----------   -----------
        Net cash provided by (used in) financing
          activities..................................      967,396    (3,767,658)     (971,259)      288,288     3,357,988
                                                        -----------   -----------   -----------   -----------   -----------
Net (decrease) increase in cash.......................   (2,101,887)     (117,741)      824,484        50,504        37,757
Cash, beginning of year/period........................    2,236,767       134,880        17,139        17,139       841,623
                                                        -----------   -----------   -----------   -----------   -----------
Cash, end of year/period..............................  $   134,880        17,139       841,623        67,643       879,380
                                                        ===========   ===========   ===========   ===========   ===========
Supplemental disclosures of cash flow information:
  Cash paid during the year/period:
    Interest..........................................  $   304,423       200,969       248,920       112,501       208,717
                                                        ===========   ===========   ===========   ===========   ===========
    Income taxes......................................  $   329,742     1,012,826     1,065,671       699,185       708,188
                                                        ===========   ===========   ===========   ===========   ===========
  Noncash investing and financing activities:
    Property and equipment acquired under capital
      leases..........................................  $   132,498            --        15,326            --       269,840
                                                        ===========   ===========   ===========   ===========   ===========
    Inventories received in exchange for trade notes
      payable.........................................  $ 4,350,000            --            --            --       600,000
                                                        ===========   ===========   ===========   ===========   ===========
    Property and equipment acquired through assumption
      of long-term obligation.........................           --            --            --            --        75,357
                                                        ===========   ===========   ===========   ===========   ===========

                See accompanying notes to financial statements.

                            THE SPEED MERCHANT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        OCTOBER 31, 1995, 1996, AND 1997
            (INFORMATION AS OF APRIL 30, 1998 AND FOR THE SIX-MONTH
             PERIODS ENDED APRIL 30, 1997 AND 1998, IS UNAUDITED.)

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     The Speed Merchant, Inc. (the Company), a California corporation, is a specialty wholesaler and retailer of automobile tires, parts, and accessories located in California and Arizona. The Company operates under the names of Competition Parts Warehouse, Performance Leasing, Economy Imports, Main Auto, Wheel King, and The Speed Merchant. The 1995 and 1996 financial statements include the Company's majority interest in The Speed Merchant of San Jose, a California partnership. The partnership was dissolved during 1996.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company recognizes revenue upon shipment of product.

SHORT-TERM INVESTMENTS

     Short-term investments consist of money market funds, certificates of deposit, U.S. Treasury notes, and corporate equity securities. The Company classifies all instruments with original maturities in excess of three months as short-term investments. All securities held by the Company are classified as trading securities and are recorded at fair value. Unrealized holding gains and losses are included in earnings. Dividends and interest income are recognized when earned.

INVENTORIES

     Merchandise inventories are stated at the lower of cost (first in, first out) or market.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of 5 to 30 years. Leasehold improvements and equipment under capital leases are amortized over the shorter of the lease term or estimated useful life of the asset.

INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                            THE SPEED MERCHANT, INC.

                        OCTOBER 31, 1995, 1996, AND 1997
            (INFORMATION AS OF APRIL 30, 1998 AND FOR THE SIX-MONTH
             PERIODS ENDED APRIL 30, 1997 AND 1998, IS UNAUDITED.)

CONCENTRATION OF CREDIT RISK

     The Company offers credit terms to customers after an evaluation of a customer's financial condition. These customers are located throughout California and Arizona and no one customer accounts for a substantial part of sales or receivables. The Company generally requires collateral for all large customers.

UNAUDITED BALANCES

     The accompanying unaudited financial statements include all adjustments (consisting of only normal recurring adjustments) that management considers necessary for a fair presentation of the financial position and results of operations as of the date and for the periods indicated.

(2) RELATED PARTY NOTES RECEIVABLE AND NOTE PAYABLE

     The related party notes receivable consisted of amounts that are due in monthly installments over 10 years, bear interest at 6.5%, and are secured. The related party note payable consisted of an amount that is payable on demand and bears interest at 10%.

(3) NET INVESTMENT IN DIRECT FINANCING LEASES

     The Company leases equipment to customers under direct financing leases, which are carried at the gross investment in the leases less unearned income. Unearned income is recognized in such a manner as to produce a constant periodic rate of return on the net investment in the direct financing lease.

     The following lists the components of the net investment in direct financing leases:

                                                               OCTOBER 31,
                                                        -------------------------    APRIL 30,
                                                           1996          1997          1998
                                                        -----------   -----------   -----------
Total minimum lease payments to be received..........   $   495,381       854,677       753,812
Less unearned income.................................      (109,415)     (163,277)     (134,048)
                                                        -----------   -----------   -----------
Net investment in direct financing leases............   $   385,966       691,400       619,764
                                                        ===========   ===========   ===========

     As of October 31, 1997, minimum lease payments to be received for each of the five succeeding fiscal years are as follows: $363,797 in 1998; $280,821 in 1999; $146,434 in 2000; $54,232 in 2001; and $9,393 in 2002.

                            THE SPEED MERCHANT, INC.

                        OCTOBER 31, 1995, 1996, AND 1997
            (INFORMATION AS OF APRIL 30, 1998 AND FOR THE SIX-MONTH
             PERIODS ENDED APRIL 30, 1997 AND 1998, IS UNAUDITED.)

(4) PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                               OCTOBER 31,
                                                        -------------------------    APRIL 30,
                                                           1996          1997          1998
                                                        -----------   -----------   -----------
Land.................................................   $        --       455,000       455,000
Building and improvements............................        43,655     1,793,847     1,741,471
Equipment............................................     1,725,767     1,870,297     3,230,186
Leasehold improvements...............................     1,118,615     1,122,483     1,261,690
Office equipment, furniture, and fixtures............       657,991     1,015,860     1,306,257
Transportation equipment.............................       373,988       519,327       678,766
Equipment held for lease.............................            --        71,985            --
                                                        -----------   -----------   -----------
                                                          3,920,016     6,848,799     8,673,370
Accumulated depreciation and amortization............    (1,403,414)   (1,842,216)   (2,167,234)
                                                        -----------   -----------   -----------
                                                        $ 2,516,602     5,006,583     6,506,136
                                                        ===========   ===========   ===========

     Included in property and equipment as of October 31, 1996 and 1997, and April 30, 1998, is $257,376, $269,443, and $539,283, respectively, of equipment under capital leases. Accumulated amortization related to this equipment was $69,497, $106,612, and $132,569 as of October 31, 1996 and 1997, and April 30,
1998, respectively.

(5) LINE OF CREDIT

     The Company has an $8,000,000 line of credit with no borrowings as of October 31, 1997. Advances on the line of credit bear interest at the prime rate (8.50% as of October 31, 1997) plus 0.25%. Substantially all assets of the Company are pledged as collateral for the line of credit.

                            THE SPEED MERCHANT, INC.

                        OCTOBER 31, 1995, 1996, AND 1997
            (INFORMATION AS OF APRIL 30, 1998 AND FOR THE SIX-MONTH
             PERIODS ENDED APRIL 30, 1997 AND 1998, IS UNAUDITED.)

(6) LONG-TERM OBLIGATIONS/TRADE NOTES PAYABLE

     Long-term obligations consisted of the following:

                                                               OCTOBER 31,
                                                        -------------------------    APRIL 30,
                                                           1996          1997          1998
                                                        -----------   -----------   -----------
Note payable to bank; monthly installments of $15,756
  including interest at 8.5% to March 2012; secured
  by property........................................   $        --     1,568,377     1,539,999
Note payable to bank; monthly installments of $1,483
  including interest at 8.875% to October 2027;
  secured by property................................            --       119,776       119,776
Note payable to financial institution; monthly
  installments of $16,667 plus variable interest at
  the 30-day commercial paper rate plus 2.7% to April
  2003; secured by property..........................            --            --       966,667
Other notes payable..................................            --            --       124,636
Capital lease obligations (see Note 7)...............       157,163       121,997       344,270
                                                        -----------   -----------   -----------
                                                            157,163     1,810,150     3,095,348
Less current portion.................................        48,852       111,113       209,918
                                                        -----------   -----------   -----------
                                                        $   108,311     1,699,037     2,885,430
                                                        ===========   ===========   ===========

     Trade notes payable include notes to various suppliers for inventory purchases. These notes bear interest at rates ranging from the prime rate to 120% of the prime rate. The interest is forgiven provided the Company meets certain future minimum purchase requirements. Future minimum payments pursuant to these agreements are as follows:

FISCAL YEAR ENDING OCTOBER 31,
------------------------------
1998........................................................   $  603,110
1999........................................................    1,718,890
2000........................................................      180,000
2001........................................................      180,000
2002........................................................      180,000
Thereafter..................................................      780,000
                                                               ----------
Total trade notes payable...................................    3,642,000
Less current portion of trade notes payable.................      603,110
                                                               ----------
                                                               $3,038,890
                                                               ==========

(7) LEASE OBLIGATIONS

     The Company leases warehouses, retail facilities, and vehicles under long-term operating leases that expire at various dates through fiscal 2005. The Company also leases certain equipment under capital leases.

                            THE SPEED MERCHANT, INC.

                        OCTOBER 31, 1995, 1996, AND 1997
            (INFORMATION AS OF APRIL 30, 1998 AND FOR THE SIX-MONTH
             PERIODS ENDED APRIL 30, 1997 AND 1998, IS UNAUDITED.)

     Future minimum lease payments are as follows:

FISCAL YEAR ENDING OCTOBER 31,                              CAPITAL LEASES   OPERATING LEASES
------------------------------                              --------------   ----------------
1998.....................................................      $64,390           2,193,943
1999.....................................................       48,063           1,617,955
2000.....................................................       22,791           1,340,938
2001.....................................................        3,892           1,094,728
2002.....................................................        1,297             849,518
Thereafter...............................................           --             615,156
                                                               -------          ----------
Total....................................................      140,433          $7,712,238
                                                                                ==========
Less amount representing interest........................       18,436
                                                               -------

Present value of capital lease payments..................      121,997
Less current portion of capital lease obligations........       53,131
                                                               -------
                                                               $68,866
                                                               =======

     Rent expense was $3,486,000, $3,517,000, $3,491,000, and $2,121,000 for the
years ended October 31, 1995, 1996, and 1997, and for the six-month period ended April 30, 1998, respectively.

(8) INCOME TAXES

     The provision for income taxes consisted of the following:

                                                          YEARS ENDED OCTOBER 31,
                                                      --------------------------------
                                                        1995       1996        1997
                                                      --------   ---------   ---------
Current:
  Federal..........................................   $350,000     817,265   1,204,170
  State............................................     92,000     264,000     354,100
Deferred:
  Federal..........................................     65,000      (7,265)    (24,170)
  State............................................     30,000      (4,000)     (3,100)
                                                      --------   ---------   ---------
       Total.......................................   $537,000   1,070,000   1,531,000
                                                      ========   =========   =========

     Income tax expense differed from the amounts computed by applying the federal income tax rate of 34% to pretax income as the result of the following:

                                                          YEARS ENDED OCTOBER 31,
                                                      --------------------------------
                                                        1995       1996        1997
                                                      --------   ---------   ---------
Computed "expected" tax expense....................   $431,463     935,983   1,295,747
State income taxes, net of federal income tax
  benefit..........................................     72,789     169,696     202,268
Other..............................................     32,748     (35,679)     32,985
                                                      --------   ---------   ---------
                                                      $537,000   1,070,000   1,531,000
                                                      ========   =========   =========

                            THE SPEED MERCHANT, INC.

                        OCTOBER 31, 1995, 1996, AND 1997
            (INFORMATION AS OF APRIL 30, 1998 AND FOR THE SIX-MONTH
             PERIODS ENDED APRIL 30, 1997 AND 1998, IS UNAUDITED.)

     The tax effects of temporary differences that give rise to significant components of the deferred tax assets and liabilities as of October 31, 1996 and 1997, are presented below:

                                                                 1996       1997
                                                               --------   --------
Deferred tax assets:
  Reserves and accruals not currently deductible............   $104,231    172,401
  Inventories -- costs inventoried for tax purposes.........    155,027    121,490
  State income taxes........................................     89,833    119,335
                                                               --------   --------
       Total gross deferred tax assets......................    349,091    413,226
Deferred tax liabilities:
  Property and equipment -- depreciation differences........   (204,901)  (241,766)
                                                               --------   --------
       Net deferred tax assets..............................   $144,190    171,460
                                                               ========   ========

     A valuation allowance against the deferred tax assets was not required as management believes it is more likely than not the Company will generate sufficient taxable income to realize the deferred tax assets.

(9) EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) tax deferred savings plan to which participants may contribute up to $9,500 per year. The Company does not make contributions to the plan.

(10) SUBSEQUENT EVENT

     On January 21, 1998, the Company acquired certain assets and liabilities of Tire Outlet's 10 retail stores in Arizona for approximately $898,000. The acquired net assets primarily consisted of receivables, inventory, property and equipment and certain liabilities. The acquisition was accounted for using the purchase method of accounting.

(11) EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED)

     In April 1998, the Company acquired certain assets of Tires One retail stores in California and Arizona for approximately $750,000. The acquired assets consisted primarily of inventory and property and equipment. The acquisition was accounted for using the purchase method of accounting and the operating results subsequent to the acquisition date are included in the statement of income.

     On May 20, 1998, the Company sold all of its common stock for $45 million.

------------------------------------------------------
------------------------------------------------------

  HEAFNER HAS NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER INDIVIDUAL TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HEAFNER OR THE SUBSIDIARY GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HEAFNER OR THE SUBSIDIARY GUARANTORS SINCE SUCH DATE.
                            ------------------------
                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Prospectus Summary.....................       3
Risk Factors...........................      10
Where You Can Find More Information....      16
Forward-Looking Information............      17
The Transactions.......................      18
Use of Proceeds........................      21
Capitalization.........................      22
The Exchange Offer.....................      23
Unaudited Pro Forma Condensed Combined
  Financial Data.......................      32
Selected Historical Financial Data.....      35
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................      41
Business...............................      50
Management.............................      60
Principal Stockholders.................      69
Certain Relationships and Related
  Transactions.........................      71
Description of Credit Facility.........      73
Description of the Series D Notes......      75
Certain U.S. Federal Income Tax
  Considerations.......................     108
Plan of Distribution...................     108
Legal Matters..........................     109
Experts................................     109
Index to Consolidated Financial
  Statements...........................     F-1

                            ------------------------

  UNTIL           , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE SERIES D
NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS, INCLUDING SELLING SERIES D NOTES RECEIVED IN EXCHANGE FOR SERIES B NOTES AND C NOTES HELD FOR THEIR OWN ACCOUNT (SEE "PLAN OF DISTRIBUTION") AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------
                          ------------------------------------------------------

                                  $150,000,000

                                THE J.H. HEAFNER
                                 COMPANY, INC.

                         ------------------------------
                                   PROSPECTUS
                         ------------------------------

                             OFFER TO EXCHANGE ITS
                                10% SENIOR NOTES
                                    DUE 2008
                          ------------------------------------------------------
                          ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The J.H. Heafner Company, Inc.

     Heafner is a North Carolina corporation. Part 5 of the North Carolina Business Corporation Act (the "NCBCA") permits a North Carolina corporation to indemnify any individual who was or is a defendant or respondent, or is threatened to be made a defendant or respondent, to any threatened, pending, or completed civil, criminal, administrative or investigative action, suit or proceeding, whether formal or informal, by reason of the fact that such individual is or was a director, officer, employee or agent of the corporation, or is or was serving as such with respect to another corporation or entity at the request of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be (i) in the case of conduct in such individual's official capacity with the corporation, in the best interests of the corporation and (ii) in all other cases, not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe the conduct was unlawful. A corporation may not indemnify such individual where the action or suit is by or in the right of the corporation and such individual is adjudged liable to the corporation or in any other action, suit or proceeding where such individual is charged with, and found liable of, receiving improper personal benefit. Heafner, in its Articles of Incorporation, has provided that its directors and officers will be indemnified and held harmless to the fullest extent provided by the NCBCA.

     Section 55-8-56 of the NCBCA also permits a North Carolina corporation to purchase insurance for the benefit of any person who is or was a director, officer, employee or agent of the corporation against any liability incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability.

Oliver & Winston, Inc., The Speed Merchant, Inc., Phoenix Racing, Inc. and California Tire Company

     Winston, Speed Merchant, Phoenix Racing, Inc. ("Phoenix") and California Tire Company ("California Tire") are California corporations. Section 317 of the California General Corporation Law ("CGCL") permits a California corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving as such with respect to the predecessor corporation or another corporation or entity at the request of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe the conduct was unlawful. Where the action or suit is by or in the right of the corporation, the corporation may not indemnify such person for any claim, issue or matter as to which the person shall have been adjudged liable to the corporation, except as otherwise determined by the court in which the action or suit was brought. Each of Winston, Speed Merchant and Phoenix has provided in its By-laws that its directors and officers will be indemnified and held harmless against all expenses, liability and loss (including attorneys' fees, judgments, fines, and other amounts actually and reasonably incurred in connection with the proceeding) to the extent provided by the CGCL, except that Winston and Speed Merchant have provided in their By-laws that such directors and officers shall not be indemnified for amounts paid in settling or otherwise disposing of a pending or threatened action, whether with or without court approval. The By-laws of Phoenix allow amounts paid in settling or otherwise disposing of a pending or threatened action to be paid as provided by the CGCL. Both Winston and California Tire's Articles of Incorporation allow them to provide indemnification to their directors and officers for breach of duty of such directors and officers, though by-law provisions or individual agreements with such directors and officers, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits of Section 204 of the CGCL.

     Section 317(i) of the CGCL also permits a California corporation to purchase insurance for the benefit of any person who is or was a director, officer, employee, or agent of the corporation against any liability incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. The By-laws of each of Winston and Speed Merchant specifically permit each corporation to purchase such insurance.

Liability Insurance; Indemnification Under Employment Agreements

     The Company maintains directors and officers liability insurance policies, in such amounts as it deems reasonable, against certain liabilities that may be asserted against, or incurred by, the directors and officers of each registrant in their capacities as directors or officers of such corporation, including liabilities under federal and state securities laws.

     Each of the Named Executive Officers is indemnified by the Company against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as employees pursuant to employment agreements with the Company more fully described in the Prospectus that forms a part of this Registration Statement.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

 3.1    Second Amended and Restated Articles of Incorporation of The
        J.H. Heafner Company, Inc. (the Company)++
 3.2    By-laws of the Company*
 3.3    Articles of Incorporation of Oliver & Winston, Inc.*
 3.4    By-laws of Oliver & Winston, Inc.*
 3.5    Articles of Incorporation of The Speed Merchant, Inc.*
 3.6    By-laws of The Speed Merchant, Inc.*
 3.7    Articles of Incorporation of Phoenix Racing, Inc.*
 3.8    By-laws of Phoenix Racing, Inc.*
 3.9    Articles of Incorporation of California Tire Company++
 3.10   By-laws of California Tire Company++
 4.1    Indenture, dated as of December 1, 1998, among the Company,
        First Union National Bank, as Trustee (the "Trustee"), and
        Oliver & Winston, Inc., ITCO Logistics Corporation, ITCO
        Holding Company, Inc., ITCO Tire Company, ITCO Tire Company of Georgia, The Speed Merchant, Inc., and Phoenix Racing,
        Inc. (the "Series D Indenture")+
 4.2 Form of Series C and Series D Note (attached as Exhibit A to the Series D Indenture)+
 4.3 Supplemental Indenture to the Series D Indenture, dated as of February 22, 1999, among the Company, the Trustee, Oliver
        & Winston, Inc., The Speed Merchant, Inc., Phoenix Racing,
        Inc. and California Tire Company++
 4.4 Indenture, dated as of May 15, 1998, among the Company, the Trustee, and Oliver & Winston, Inc., ITCO Logistics
        Corporation, ITCO Holding Company, Inc., ITCO Tire Company,
        ITCO Tire Company of Georgia, The Speed Merchant, Inc., and
        Phoenix Racing, Inc. (the "Series B Indenture")*
 4.5    Form of Series B Global Note (attached as Exhibit A to the
        Series B Indenture)*
 4.6 Supplemental Indenture to the Series B Indenture, dated as of February 22, 1999, among the Company, the Trustee, Oliver
        & Winston, Inc., The Speed Merchant, Inc., Phoenix Racing,
        Inc. and California Tire Company++
 4.7 Registration Rights Agreement, dated as of December 1, 1998, among the Company, its subsidiaries and BancBoston Robertson
        Stephens Inc. and Credit Suisse First Boston Corporation++
 5.1 Opinion of Howard, Smith & Levin LLP as to the Legality of the New Notes++

 9.1 Voting Trust Agreement, dated as of October 15, 1996, by and among Ann Heafner Gaither, William H. Gaither, Albert C.
        Gaither, Susan Gaither Jones, Lawson H. Gaither, Albert
        Comer Gaither and Thomas R. Jones, as Stockholders, and Ann
        Heafner Gaither and William H. Gaither, as Trustees*
10.1 Amended and Restated Loan and Security Agreement, dated as of May 20, 1998, among the Company, Oliver & Winston, Inc.,
        ITCO Holding Company, Inc. and The Speed Merchant, Inc., as
        Borrowers, BankBoston, N.A., as Agent (the "Agent"), Fleet
        Capital Corporation and First Union National Bank as
        Co-Agents (the "Co-Agents") and the various financial institutions from time to time party thereto, as Lenders*
10.2    Letter, dated May 20, 1998, from the Company, Oliver &
        Winston, Inc., ITCO Holding Company, Inc., The Speed
        Merchant, Inc., ITCO Tire Company, ITCO Tire Company of
        Georgia and Phoenix Racing, Inc. to the Agent and the Co-Agents*
10.3    Guaranties, dated as of May 20, 1998, by each of ITCO Tire
        Company, ITCO Tire Company of Georgia, ITCO Logistics
        Corporation and Phoenix Racing, Inc. in favor of the Agent*
10.4 Subsidiary Security Agreements, dated as of May 20, 1998, between the Agent and each of ITCO Tire Company, ITCO Tire
        Company of Georgia, ITCO Logistics Corporation and Phoenix
        Racing, Inc.*
10.5 Senior Subordinated Note and Warrant Purchase Agreement, dated as of May 7, 1997, by and among The J.H. Heafner
        Company, Inc. and The 1818 Mezzanine Fund, L.P.*
10.6 Registration Rights Agreement, dated as of May 7, 1997, by and among The J.H. Heafner Company, Inc. and The 1818
        Mezzanine Fund, L.P.*
10.7    Warrant No. 2 exercisable for 1,034,000 shares of Class A
        Common Stock in the name of The 1818 Mezzanine Fund, L.P.*
10.8 Securities Purchase Agreement, dated as of May 7, 1997, between The J.H. Heafner Company, Inc. and The
        Kelly-Springfield Tire and Rubber Company*
10.9 Agreement and Plan of Merger, dated March 10, 1998, among the Company, ITCO Merger Corporation, ITCO Logistics
        Corporation and Wingate Partners II, L.P., Armistead
        Burwell, Jr., William E. Berry, Richard P. Johnson, Leon R.
        Ellin, Wingate Affiliates II, L.P. and Callier Investment
        Company (the "ITCO Stockholders")*
10.10 Class B Stockholder Agreement, dated as of May 20, 1998, among the Company and the ITCO Stockholders*
10.11   Class B Registration Rights Agreement, dated as of May 20,
        1998, among the Company and the ITCO Stockholders*
10.12   Escrow Agreement, dated as of May 20, 1998, among the
        Company, the ITCO Stockholders and the Chase Manhattan Bank, as escrow agent*
10.13 Stock Purchase Agreement, dated as of March 11, 1998, among the Company, Arthur C. Soares and Ray C. Barney*
10.14   Escrow Agreement, dated as of May 20, 1998, among the
        Company, Arthur C. Barney, Ray C. Barney and First Union
        National Bank, as escrow agent (the "CPW Escrow Agreement")*
10.15   Letter of Credit, dated as of May 20, 1998, issued to First
        Union National Bank, as CPW Escrow Agent*
10.16 Stock Purchase Agreement, dated as of April 9, 1997, among the Company and the shareholders of Oliver & Winston, Inc.*
10.17   Guaranty, dated March 31, 1997, of the Company**
10.18 1998 Michelin North America, Inc. Distributor Agreement, dated January 1, 1998, by and between Michelin North
        America, Inc. and the Company**
10.19 Letter Agreements, dated as of November 24 and 25, 1998, respectively, by and between Michelin North America and the Company++
10.20   The J.H. Heafner Company 1997 Stock Option Plan (the "1997
        Stock Option Plan")*
10.21   The J.H. Heafner Company 1998 Stock Option Plan Amendment
        (amending 1997 Stock Option Plan)++
10.22   Form of Stock Option Agreement (incentive stock options)*
10.23   Form of Stockholder Agreement (pursuant to the 1997 Stock
        Option Plan)*

10.24 Stockholders' Agreement, dated as of October 15, 1996, by and among Ann Heafner Gaither, William H. Gaither, Albert C.
        Gaither, Susan Gaither Jones, Lawson H. Gaither, Albert
        Comer Gaither and Thomas R. Jones.*
10.25   The J.H. Heafner Company 1997 Restricted Stock Plan*
10.26   Securities Purchase and Stockholders Agreement, dated as of
        May 28, 1997, among the Company and various management stockholders*
10.27   Employment and Severance Agreements between the Company and
        William H. Gaither and Thomas J. Bonburg**
10.28   Employment Agreement, dated as of May 20, 1998, between the
        Company and Richard P. Johnson*
10.29   Employment Agreement, dated as of May 20, 1998, between the
        Company and Arthur C. Soares*
10.30   Employment Agreement, dated as of May 20, 1998, between The
        Speed Merchant, Inc. and Ray C. Barney*
10.31   Lease Agreement, dated October 1, 1992, by and between
        Carolyn Heafner, Ann H. Gaither, Albert C. Gaither and the
        Company, as amended*
10.32   Amended and Restated Employment Agreements, dated as of
        January 1, 1999, between the Company and Daniel K. Brown, J.
        Michael Gaither and Donald C. Roof++
10.33   Lease, dated August 1, 1988, by and between Ann Heafner
        Gaither and the Company, as amended**
10.34   Lease Agreement, dated January 1, 1993, by and between
        Evangeline H. Heafner and the Company**
11.1    Statement re: Computation of Per Share Earnings++
12.1    Statement re: Computation of Ratios++
21.1    Chart of Subsidiaries of the Company++
23.1    Consent of Deloitte & Touche LLP++
23.2    Consent of Ernst & Young LLP++
23.3    Consent of KPMG LLP++
23.4    Consent of Arthur Andersen LLP++
23.5    Consent of Howard, Smith & Levin LLP (filed as part of
        Exhibit 5.1)
24.1 Power of Attorney of Directors and Officers (set forth on the signature pages hereto)
25.1 Statement of Eligibility of Trustee on Form T-1 related to the Notes++
27.1    Financial Data Schedules++
99.1    Form of Letter of Transmittal++
99.2    Form of Notice of Guaranteed Delivery++
        Form of Exchange Agent Agreement#

---------------

* Incorporated by reference to Heafner's Registration Statement on Form S-4 filed with the SEC on August 18, 1998.

** Incorporated by reference to Amendment No. 1 to Heafner's Registration Statement on Form S-4 filed with the SEC on October 2, 1998.

*** Incorporated by reference to Amendment No. 2 to Heafner's Registration
    Statement on Form S-4 filed with the SEC on October 14, 1998. herewith. All other exhibits were filed with the Registration Statement dated August 18, 1998 or Amendment No. 1 to the Registration Statement dated October 2, 1998.

+   Incorporated by reference to Heafner's Form 8-K filed on December 15, 1998.

++  Filed herewith.

#   To be filed by amendment.

(b) Financial Data Schedules (filed as exhibit 27.1)

ITEM 22.  UNDERTAKINGS.

     Each undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

     (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

     (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 31, 1999.

                                          THE J. H. HEAFNER COMPANY, INC.

                                          By: /s/ WILLIAM H. GAITHER
                                              ----------------------------------
                                              Name: WILLIAM H. GAITHER
                                              Title: President and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Gaither, Donald C. Roof and J. Michael Gaither and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                  SIGNATURE                                    TITLE                        DATE
                  ---------                                    -----                        ----
           /s/ WILLIAM H. GAITHER              Director, President and Chief           March 31, 1999
---------------------------------------------  Executive Officer
             William H. Gaither

             /s/ DONALD C. ROOF                Senior Vice President, Chief Financial  March 31, 1999
---------------------------------------------  Officer and Treasurer
               Donald C. Roof

         /s/ J. LEWIS MCKNIGHT, JR.            Chief Accounting Officer                March 31, 1999
---------------------------------------------
           J. Lewis McKnight, Jr.

             /s/ ANN H. GAITHER                Chairperson of the Board                March 31, 1999
---------------------------------------------
               Ann H. Gaither

           /s/ VICTORIA B. JACKSON             Director                                March 31, 1999
---------------------------------------------
             Victoria B. Jackson

                  SIGNATURE                                    TITLE                        DATE
                  ---------                                    -----                        ----
            /s/ JOSEPH P. DONLAN               Director                                March 31, 1999
---------------------------------------------
              Joseph P. Donlan

         /s/ WILLIAM M. WILCOX, JR.            Director                                March 31, 1999
---------------------------------------------
           William M. Wilcox, Jr.

        /s/ V. EDWARD EASTERLING, JR.          Director                                March 31, 1999
---------------------------------------------
          V. Edward Easterling, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 31, 1999.

                                          OLIVER & WINSTON, INC.

                                          By:  /s/ WILLIAM H. GAITHER
                                              ------------------------------
                                              Name: William H. Gaither
                                              Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Gaither, Donald C. Roof and J. Michael Gaither and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                  SIGNATURE                                    TITLE                        DATE
                  ---------                                    -----                        ----
           /s/ WILLIAM H. GAITHER              Director and Chief Executive Officer    March 31, 1999
---------------------------------------------
             William H. Gaither

           /s/ P. DOUGLAS ROBERTS              Director, President and Chief           March 31, 1999
---------------------------------------------  Operating Officer
             P. Douglas Roberts

             /s/ DONALD C. ROOF                Director, Vice President and Treasurer  March 31, 1999
---------------------------------------------
               Donald C. Roof

           /s/ J. MICHAEL GAITHER              Director, Vice President, General       March 31, 1999
---------------------------------------------  Counsel and Secretary
             J. Michael Gaither

                  SIGNATURE                                    TITLE                        DATE
                  ---------                                    -----                        ----
          /s/ J. LEWIS MCKNIGHT, JR            Chief Accounting Officer                March 31, 1999
---------------------------------------------
           J. Lewis McKnight, Jr.

             /s/ ANN H. GAITHER                Chairperson of the Board                March 31, 1999
---------------------------------------------
               Ann H. Gaither

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 31, 1999.

                                          THE SPEED MERCHANT, INC.

                                          By:  /s/ WILLIAM H. GAITHER
                                          --------------------------------------
                                          Name: William H. Gaither
                                          Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Gaither, Donald C. Roof and J. Michael Gaither and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                  SIGNATURE                                    TITLE                        DATE
                  ---------                                    -----                        ----
           /s/ WILLIAM H. GAITHER              Director and Chief Executive Officer    March 31, 1999
---------------------------------------------
             William H. Gaither

            /s/ ARTHUR C. SOARES               Director, President and Chief           March 31, 1999
---------------------------------------------  Operating Officer
              Arthur C. Soares

             /s/ DONALD C. ROOF                Director, Vice President, Chief         March 31, 1999
---------------------------------------------  Financial Officer and Treasurer
               Donald C. Roof

           /s/ J. MICHAEL GAITHER              Director, Vice President, General       March 31, 1999
---------------------------------------------  Counsel and Secretary
             J. Michael Gaither

         /s/ J. LEWIS MCKNIGHT, JR.            Chief Accounting Officer                March 31, 1999
---------------------------------------------
           J. Lewis McKnight, Jr.

             /s/ ANN H. GAITHER                Chairperson of the Board                March 31, 1999
---------------------------------------------
               Ann H. Gaither

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 31, 1999.

                                          PHOENIX RACING, INC.

                                          By:  /s/ WILLIAM H. GAITHER
                                          --------------------------------------
                                          Name: William H. Gaither
                                          Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Gaither, Donald C. Roof and J. Michael Gaither and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                    TITLE                        DATE
                  ---------                                    -----                        ----
           /s/ WILLIAM H. GAITHER              Director and Chief Executive Officer    March 31, 1999
---------------------------------------------
             William H. Gaither

           /s/ P. DOUGLAS ROBERTS              Director, President and Chief           March 31, 1999
---------------------------------------------  Operating Officer
             P. Douglas Roberts

             /s/ DONALD C. ROOF                Director, Vice President, Chief         March 31, 1999
---------------------------------------------  Financial Officer and Treasurer
               Donald C. Roof

           /s/ J. MICHAEL GAITHER              Director, Vice President, General       March 31, 1999
---------------------------------------------  Counsel and Secretary
             J. Michael Gaither

         /s/ J. LEWIS MCKNIGHT, JR.            Chief Accounting Officer                March 31, 1999
---------------------------------------------
           J. Lewis McKnight, Jr.

             /s/ ANN H. GAITHER                Chairperson of the Board                March 31, 1999
---------------------------------------------
               Ann H. Gaither

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 31, 1999.

                                          CALIFORNIA TIRE COMPANY

                                          By:  /s/ WILLIAM H. GAITHER
                                          --------------------------------------
                                          Name: William H. Gaither
                                          Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Gaither, Donald C. Roof and J. Michael Gaither and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                    TITLE                        DATE
                  ---------                                    -----                        ----
           /s/ WILLIAM H. GAITHER              Director and Chief Executive Officer    March 31, 1999
---------------------------------------------
             William H. Gaither

             /s/ MICHAEL LARGENT               President                               March 31, 1999
---------------------------------------------
               Michael Largent

             /s/ DONALD C. ROOF                Director, Vice President, Chief         March 31, 1999
---------------------------------------------  Financial Officer and Treasurer
               Donald C. Roof

           /s/ J. MICHAEL GAITHER              Director, Vice President, General       March 31, 1999
---------------------------------------------  Counsel and Secretary
             J. Michael Gaither

             /s/ ANN H. GAITHER                Chairperson of the Board                March 31, 1999
---------------------------------------------
               Ann H. Gaither